    As filed with the Securities and Exchange Commission on August 2, 2002.
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                                ROUNDY'S, INC.*
            (Exact name of registrant as specified in its charter)

                               -----------------

           Wisconsin                        5411                 39-0854535
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)

                               -----------------

                              23000 Roundy Drive
                           Pewaukee, Wisconsin 53072
                           Telephone: (262) 953-7999
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               -----------------

                                Edward G. Kitz
                    Vice President, Secretary and Treasurer
                              23000 Roundy Drive
                           Pewaukee, Wisconsin 53072
                           Telephone: (262) 953-7999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to :
               Dennis M. Myers, Esq.       Andrew J. Guzikowski
               Gerald T. Nowak, Esq.   Whyte Hirschboeck Dudek S.C.
                 Kirkland & Ellis       111 East Wisconsin Avenue
               200 E. Randolph Drive            Suite 2100
              Chicago, Illinois 60601   Milwaukee, Wisconsin 53202
             Telephone: (312) 861-2000  Telephone: (414) 273-2100

   * The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants. The Co-Registrants are the direct and indirect domestic subsidiaries of the Registrant and the guarantors of the notes to be registered hereby.

   Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                    Proposed       Proposed
                                                       Amount       Maximum        Maximum
                                                       to be     Offering Price   Aggregate       Amount of
Title of Each Class of Securities to be Registered   Registered   Per Unit (1)  Offering Price Registration Fee
---------------------------------------------------------------------------------------------------------------
8 7/8% Senior Subordinated Notes due 2012, series B $225,000,000      100%       $225,000,000     $20,700(1)
---------------------------------------------------------------------------------------------------------------
Guarantees on Senior Subordinated Notes (2)........ $225,000,000       --             --             (3)
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)All subsidiary guarantors are wholly owned direct or indirect subsidiaries of the Registrant and have each guaranteed the Notes being registered.
(3)Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby

                               -----------------

   The Registrant and the Co-Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                      Primary
                                      Standard                        I.R.S.
                                     Industrial                      Employer
          Exact Name of            Classification Jurisdiction of Identification
     Additional Registrants*           Number        Formation         No.
     -----------------------       -------------- --------------- --------------
Cardinal Foods, Inc.                    5411         Delaware       31-1193505

Holt Public Storage, Inc.               4225         Wisconsin      39-1625007

Insurance Planners, Inc.                6411         Wisconsin      39-1017345

I.T.A., Inc.                            4213         Wisconsin      39-1598441

Jondex Corp.                            6512         Wisconsin      39-6043038

Kee Trans, Inc.                         4213         Wisconsin      39-1598439

Mega Marts, Inc.                        5411         Wisconsin      39-1584570

Midland Grocery of Michigan, Inc.       5141         Michigan       31-1271538

Pick 'n Save Warehouse Foods, Inc.      5411         Wisconsin      39-1237362

Rindt Enterprises, Inc.                 5411         Wisconsin      39-1266185

Ropak, Inc.                             5411         Wisconsin      39-6043358

Scot Lad Foods, Inc.                    5141         Wisconsin      36-3318402

Scot Lad-Lima, Inc.                     5141           Ohio         34-1755052

Shop-Rite, Inc.                         5411         Wisconsin      39-1134847

Spring Lake Merchandise, Inc.           5122           Ohio         34-1597319

The Copps Corporation                   5411         Wisconsin      39-0763870

The Midland Grocery Company             5141           Ohio         31-4252895

Ultra Mart Foods, Inc.                  5411         Wisconsin      39-6043054

Village Market, LLC                     5411        Indiana LLC     35-2077271

--------
* The address for each of the Co-Registrants is c/o Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072, telephone (262) 953-7999.

   The name and address, including zip code, of the agent for service for each of the Co-Registrants is Edward G. Kitz, Secretary of Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (262) 953-7999.

The information in this prospectus is not complete and may be changed. These securities may not be sole until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED August 2, 2002

PROSPECTUS
[LOGO] Roundy's
SINCE 1872

                                ROUNDY'S, INC.

                              Exchange Offer for
                                 $225,000,000
               8 7/8% Senior Subordinated Notes due 2012

--------------------------------------------------------------------------------

                         We are offering to exchange:

up to $225,000,000 of our new 8 7/8% Senior Subordinated Notes due 2012, series
                                       B

                                      for

  a like amount of our outstanding 8 7/8% Senior Subordinated Notes due 2012.

                       Material Terms of Exchange Offer

..The terms of the notes to be issued in the exchange offer        .Expires at 5:00 p.m., New York City time, on          ,
 are substantially identical to the outstanding notes, except      2002, unless extended.
 that the transfer restrictions and registration rights relating
 to the outstanding notes will not apply to the exchange          .The exchange of notes will not be a taxable event for
 notes.                                                            U.S. federal income tax purposes.

..There is no existing public market for the outstanding           .Not subject to any condition other than that the exchange
 notes or the exchange notes. We do not intend to list the         offer not violate applicable law or any applicable
 exchange notes on any securities exchange or seek                 interpretation of the Staff of the SEC.
 approval for quotation through any automated trading
 system.                                                          .We will not receive any proceeds from the exchange
                                                                   offer.

   For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

   Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                         , 2002

   We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

   Until             , 2002, all dealers that, buy, sell or trade the exchange
notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                               -----------------

                                 INDUSTRY DATA

   Unless otherwise indicated, the market data contained in this prospectus comes from Supermarket News, Progressive Grocer and Metro Market Studies, all of which are independent third party publications, or from the Service Industry Research Systems, Inc. Report, a market survey that we commissioned. Although we believe these sources are generally reliable, we cannot guarantee and have not independently verified the accuracy and completeness of this information.

                               -----------------

                                  TRADEMARKS
   Roundy's, Pick 'n Save, Copps, Old Time and Buyers' Choice are our trademarks. Other trademarks used in this prospectus are the property of their respective owners.

                               -----------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains "forward-looking statements" within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under the headings "Prospectus Summary" and "Business" and elsewhere regarding our strategy, future operations, financial position, estimated revenues, projected costs, projections, plans and objectives of management, are forward-looking statements. When used in this prospectus, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we, nor the guarantors of the notes nor the initial purchasers undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that such plans or expectations will be achieved.

   You should read carefully the factors described in the "Risk Factors" section of this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

                              PROSPECTUS SUMMARY

   The following summary highlights certain significant aspects of our business and the exchange offer, but you should read this entire prospectus, including the financial data and related notes, before making an investment decision. In this prospectus, unless the context otherwise requires, references to the "issuer" refer to Roundy's, Inc., exclusive of its subsidiaries, and references to "Roundy's," "we," "us," "our," "the company" and other similar terms refer to the combined businesses of the issuer and all of its subsidiaries. Unless otherwise provided, pro forma financial data contained herein give effect to the May 2001 acquisition by us of The Copps Corporation, the acquisition of the company by Roundy's Acquisition Corp. and the related financing transactions. See "The Transactions." You should carefully consider the information set forth under the heading "Risk Factors." Our fiscal year is the 52 or 53 week period ending on the Saturday nearest to December 31 and is identified by the calendar year ending nearest to such date.

Our Business

   We are the leading food retailer in the State of Wisconsin and the eighth largest food wholesaler in the United States based on 2001 annual net sales. We own and operate 60 retail grocery stores, of which 52 are located in Wisconsin and eight are located elsewhere in the Midwest. We distribute a full line of food and non-food products from nine wholesale distribution centers in five Midwestern states and provide value-added services to approximately 800 licensee and independent retail locations in Wisconsin and throughout the Midwest. For the 12 months ended December 29, 2001, we generated pro forma net sales and EBITDA of $3.6 billion and $119.8 million, respectively.

   Our Retail Operations. We operate our 60 company-owned retail grocery stores primarily under the Pick 'n Save and Copps banners. The majority of our Pick 'n Save and Copps stores are combination food and drug stores, offering all of the products and services typically found in a traditional supermarket as well as a pharmacy, a broad line of health and beauty care products and a large selection of seasonal merchandise. During fiscal years 1999 to 2001, our stores (including stores operated while under previous ownership) experienced annual same store sales growth of 5.8%, 3.4% and 3.5%, respectively. Our retail stores are among the industry leaders in weekly sales per store, with an average of $496,000 in 2001, as compared to an industry average of $317,000. We have developed successful loyalty card programs at both our Pick 'n Save and Copps stores, with an aggregate of approximately 1.8 million cards issued to date.

   Pick 'n Save. In addition to our 35 company-owned stores, we also license the Pick 'n Save brand name to independent retailers operating 56 locations primarily in Wisconsin. Our Pick 'n Save banner has an estimated 40% market share in the metropolitan Milwaukee area and maintains leading market positions elsewhere in Wisconsin. Our Pick 'n Save stores are operated as high volume, everyday low price ("EDLP") retail grocery stores that seek to provide customers with the lowest tape total in their respective market. In our markets, this low price strategy is uniquely complemented by a broad assortment of high quality perishables and our focus on providing the same level of customer service and variety found in traditional supermarkets. For example, many of our Pick 'n Save stores have pharmacies, in-store banks and full-service deli, meat and bakery departments.

   Copps. The majority of our Copps stores are operated as combination food and drug stores, with the remainder operated as traditional supermarkets. We believe that our Copps stores have developed a reputation within their markets for providing superior customer service and quality perishables. Additionally, our Copps stores operate under a promotion-driven pricing strategy through weekly advertising circulars which is complemented by Copps' successful loyalty card program.

   Our Wholesale Operations. From our nine strategically located wholesale distribution centers located in Wisconsin (3), Indiana (2), Ohio (2), Illinois
(1) and Michigan (1), we supply over 30,000 products to approximately 800 licensee and independent retail locations. Our customer base includes company-owned stores, licensed Pick 'n Save locations and single and multi-location independent retailers. We are a full-service distributor with a broad product line that includes dry grocery, frozen food, fresh produce, meat, dairy products, bakery goods and non-food products offered under both national brands and private labels, including our own Roundy's and Old Time labels. Our nine wholesale distribution centers aggregate approximately 3.9 million square feet, approximately 80% of which we own. Based upon 2001 annual net sales, we are the eighth largest food wholesaler in the United States and a leading food wholesaler in the Midwest. We believe that our annual wholesale net sales volume provides us with economies of scale and substantial purchasing power. We are currently planning to close our Muskegon, Michigan wholesale facility and consolidate the operations of that facility with those of our Westville, Indiana wholesale facility.

   We are a corporation organized under the laws of the State of Wisconsin. Our principal executive offices are located at 23000 Roundy Drive, Pewaukee, Wisconsin 53072, and our telephone number is (262) 953-7999. Our website is www.roundys.com. The information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

Our Strengths

   Strong Regional Franchise with a Long History. We first entered the wholesale distribution business in 1872, and Copps began its wholesale operations in 1892. The first Copps retail store was opened in 1946, and the first Pick 'n Save store was introduced in 1975. Over the course of our 130-year operating history, we believe that we have developed strong ties with the communities in which we operate, as reflected in a recent survey that found that Milwaukee metropolitan area shoppers believed that Pick 'n Save maintains superior community involvement. As a result of our long operating history, our commitment to high quality service and our strong community ties, we believe that we have developed strong customer loyalty and brand name recognition across our Roundy's, Pick 'n Save and Copps banners.

   Leading Market Positions. We believe we have developed a valuable and strategically located store base, strong brand name recognition across both of our major store banners and private labels, customer loyalty and a reputation as a quality and service leader. A recent independent survey of customer perceptions indicated that Pick 'n Save stores outperformed their metropolitan Milwaukee peers with respect to overall variety, level of in-store service, total value for the money and overall rating as the place to shop for groceries. The Pick 'n Save banner maintains the number one market position in Milwaukee with an estimated 40% market share in the metropolitan area, which has a population of approximately 1.5 million. Additionally, through our Pick 'n Save and Copps banners, we maintain the number one market position in several other large Wisconsin markets, including Madison, Appleton and Racine.

   Prime Locations with a Modern Store Base. The majority of our stores are situated in high traffic areas throughout Milwaukee and other attractive urban and suburban markets. We believe that this gives us a strong position with respect to new competitive entrants as our store base would be difficult to replicate. According to an independent research firm, approximately 59% of Milwaukee metropolitan area shoppers cited convenient store locations as a reason for selecting Pick 'n Save as their primary supermarket. In addition, we believe that maintaining a modern store base is critically important and a key component of our focus on customer service. Approximately 79% of our stores have been newly built or remodeled within the past five years. Going forward, we expect to complete either a major or minor remodeling of each of our stores every five to seven years to maintain our stores' modern appearance and our competitive position within our markets.

   Significant Captive Revenue Stream. We believe that we have established a significant captive wholesale revenue stream. Approximately 69% of our wholesale net sales in 2001 was derived from sales to (i) our company-owned stores; (ii) our licensed Pick 'n Save locations; and (iii) independent customers under long-term supply contracts. We believe that we have created strong economic incentives for both our licensed customers and other customers under supply contracts to maintain their relationship with us and maximize their purchases from us. Our license and supply agreements typically contain some or all of the following provisions:

  .  license of the Pick 'n Save banner;

  .  sublease of the real property and associated building;

  .  long term (current remaining average life of over five years);

  .  minimum purchase amounts;

  . the supply of private labels that we control, including the Roundy's and Old Time labels;

  .  our right of first refusal to purchase licensed Pick 'n Save locations; and

  .  other value-added services provided by us.

   Long-Standing and Diverse Customer Relationships. Our 25 largest wholesale customers, excluding company-owned stores, accounted for approximately 41% of our wholesale net sales in 2001 and have been conducting business with us for an average of 22 years. We attribute our long-standing customer relationships to our high quality distribution system, superior customer service levels, competitive prices and strong private label program. Additionally, we have a diverse customer base of approximately 800 retail locations, with our largest independent licensee or wholesale customer accounting for approximately five percent of our wholesale operations' net sales in 2001.

   Experienced Management Team with Strong Track Record. Robert A. Mariano, our new Chairman, Chief Executive Officer and President, and Darren W. Karst, our new Executive Vice President and Chief Financial Officer, both have a significant amount of experience in the grocery business. Messrs. Mariano and Karst are the former Chief Executive Officer and Chief Financial Officer, respectively, of Dominick's Supermarkets, Inc. While at Dominick's, Messrs. Mariano and Karst were successful in implementing numerous operational initiatives that improved the financial performance of Dominick's. Such initiatives included a substantial new store development and existing store renovation program, improved labor productivity, increased private label penetration and a migration of the sales mix to higher margin perishable products. Messrs. Mariano and Karst are joining our knowledgeable and experienced senior management team, which has an average of 16 years of experience with us and 28 years within the industry. Following the closing of the Transactions (as defined below), Messrs. Mariano and Karst and other members of Roundy's senior management will beneficially own approximately 10-12% of our fully diluted common equity.

Our Strategy

   Pursue Operational Enhancements. We believe we have the opportunity to enhance revenue growth and improve margins through the implementation of selected operational enhancements. Specifically, we believe that we can continue our recent trend of improving profit margins by:

  . shifting our product mix towards higher margin perishable and specialty products;

  . centralizing purchasing functions to further improve economic terms from our supplier base; and

  .  increasing sales derived from our higher margin private labels.

   Additionally, as we pursue our growth strategy for our retail operations, our consolidated margins are expected to benefit as our sales mix shifts increasingly to our higher margin retail operations. We also believe there are opportunities for us to reduce our operating expenses through a continued focus on labor productivity, as well as the pursuit of further wholesale distribution network efficiencies.

   Expand our Store Base. We intend to maintain and build upon our market leadership positions in our primary markets by selectively expanding our store base in and around our primary market of Wisconsin. We believe we can leverage our widely recognized Pick 'n Save banner and market leadership positions to strategically open new stores and fill in our geographic footprint. We believe that Wisconsin, which has a population of approximately 5.4 million, has numerous attractive new store opportunities due to population growth and our desire to expand our presence in selected underserved markets.

   Pursue Strategic Acquisition Opportunities. We will continue to evaluate and selectively pursue strategic acquisitions that complement our existing retail operations in and around our primary market of Wisconsin. During the past several years, we have focused our acquisition activities on (i) the consolidation of the Pick 'n Save banner via the acquisition of licensees and
(ii) the purchase of larger chains with strong market positions within our primary market of Wisconsin. We believe that the acquisition of licensed Pick 'n Save operators are strategically attractive, complementary transactions with minimal integration risk, as evidenced by our acquisition and successful integration of 24 licensed Pick 'n Save locations in 2000. Additionally, we believe that the purchase of other retail operators in and around Wisconsin would provide us with substantial economic benefits given our familiarity with the market and by enabling us to leverage additional sales through our existing wholesale distribution network and infrastructure.

                               The Transactions

   Pursuant to a share exchange agreement dated April 8, 2002 by and among Roundy's, Inc. and Roundy's Acquisition Corp. or "RAC", we entered into a series of transactions that resulted in Roundy's becoming a wholly owned subsidiary of RAC. This transaction was completed on June 6, 2002. RAC is a corporation formed at the direction of Willis Stein & Partners III, L.P. for the purpose of acquiring Roundy's. RAC is owned by investment funds controlled by Willis Stein, certain other associated investors, and Messrs. Mariano and Karst. For ease of reference, we collectively refer to these investors as the "equity investors" in this prospectus. The acquisition of Roundy's and related financing transactions consisted of the following, which we refer to collectively as the "Transactions":

  . the purchase by the equity investors of preferred and common stock of RAC for approximately $314.5 million in cash;

  . the borrowing by Roundy's of approximately $250.0 million under a term loan;

  .  the rollover of approximately $13.9 million of capital leases;

  . the offering of $225.0 million in aggregate principal amount of notes described in this prospectus; and

  . the acquisition of all of the issued and outstanding capital stock of Roundy's, Inc. by RAC, resulting in Roundy's becoming a wholly owned subsidiary of RAC, and the payment of the acquisition consideration in connection therewith and the payment of related fees and expenses.

                           Sources and Uses of Funds

   The approximate sources and uses of funds for the Transactions were as follows:

                        Sources of Funds                    Amount (1)
                        ----------------                   -------------
                                                           (in millions)
        Senior Credit Facility:
           Revolving credit facility (2)..................    $   --
           Term loan......................................     250.0
        8 7/8% Subordinated Notes due 2012................     225.0
        Rollover of capital leases........................      13.9
        Cash from equity investors........................     314.5

                                                              ------
               Total sources..............................    $803.4
                                                              ======

                          Use of Funds                      Amount (1)
                          ------------                     -------------
                                                           (in millions)
        Acquisition consideration (3).....................    $529.5
        Accrued interest and swap settlement costs........       6.5
        Roundy's transaction expenses.....................       8.5
        Other fees and expenses (4).......................      24.0
        Rollover of capital leases........................      13.9
        Repayment of existing debt........................     201.1
        Additional working capital........................      19.9
                                                              ------
               Total uses.................................    $803.4
                                                              ======

--------
(1)All amounts are as of March 30, 2002. However, these amounts have not changed significantly as of June 6, 2002.
(2)The revolving credit facility provides for borrowings of up to $125.0 million. After giving pro forma effect to the offering, we have approximately $115.6 million of borrowing capacity under the revolving credit facility after giving effect to borrowings to consummate the Transactions and the issuance of approximately $9.4 million of letters of credit to replace existing letters of credit under our existing credit agreement.
(3)Under the share exchange agreement, the aggregate acquisition consideration was equal to $750.0 million minus (1) Roundy's outstanding indebtedness on the closing date (Roundy's outstanding indebtedness, plus accrued interest and settlement of interest rate hedging contracts, was $221.5 million at March 30, 2002) and Roundy's actual transaction expenses of approximately $8.5 million, plus (2) the lesser of (A) the tax savings realized by Roundy's as a result of payments made on account of existing employee incentives in connection with the sale or (B) $9.5 million.
(4)Includes commitment, placement and other financing fees, and legal, accounting and other professional fees.

                                  The Sponsor

   Willis Stein & Partners, headquartered in Chicago, is a leading private equity investment firm specializing in investments in profitable, well-managed and growing businesses targeting the consumer products and services, media, telecommunications, business services, manufacturing and health care industries. The principals of Willis Stein have made investments in more than 40 companies and currently manage approximately $3 billion of equity capital through their three limited partnership funds. Willis Stein is currently investing its third fund, a $1.8 billion private equity fund established in 2000.

   Willis Stein's investment strategy is to build long-term value in the companies it acquires, emphasizing collaboration with highly motivated management teams to develop and implement operating strategies that will enhance value. The companies in which it invests typically have strong franchises with leading market positions.

                               -----------------

                         Summary of the Exchange Offer

The Initial Offering of
  Outstanding Notes.........  We sold the outstanding notes on May 23, 2002 to
                              Bear, Stearns & Co. Inc. and CIBC World Markets Corp. We collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Registration Rights Agreement Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC within 90 days and to complete this exchange offer within 210 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer..........  We are offering to exchange the exchange notes, which have been registered under the Securities Act for your outstanding notes, which were issued on May 23, 2002 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.....................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                             . the exchange notes are being acquired in the ordinary course of your business;

                             . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                             .  you are not our affiliate.

                              If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                              Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date.................  We mailed this prospectus and the related exchange offer documents to registered holders of
                              outstanding notes on            , 2002.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time,           , 2002, unless we
                              decide to extend the expiration date.

Conditions to the Exchange
  Offer.....................  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering
  Outstanding Notes.........  We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with BNY Midwest Trust Company, as book-entry depositary. BNY Midwest Trust Company issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

                              You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" for more information.

                              Do not send letters of transmittal and
                              certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer--Exchange Agent" for more information.

Special Procedures for
  Beneficial Owners.........  If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights...........  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York
                              City time on           , 2002.

Federal Income Tax
  Considerations............  The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds.............  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent..............  BNY Midwest Trust Company is serving as the exchange agent in connection with the exchange offer.

                    Summary of Terms of the Exchange Notes

   The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indentures. We use the term notes in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer......................  Roundy's, Inc., a Wisconsin corporation.

Securities..................  $225.0 million in principal amount of 8 7/8%
                              Senior Subordinated Notes due 2012, Series B.

Maturity....................  June 15, 2012.

Interest....................  Annual rate: 8 7/8%. Payment frequency: every six months on June 15 and December 15. First payment:
                              December 15, 2002.

Ranking.....................  These notes and the subsidiary guarantees will be unsecured senior subordinated obligations. They will rank behind all of our and our guarantors subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes and the guarantees. See "Description of Senior Credit Facility."

                              Assuming we had completed the Transactions on March 30, 2002:

                             . Our outstanding indebtedness would have been $263.0 million; and

                             . The guarantors' senior indebtedness would have been $263.9 million, of which $250.0 million would have consisted of guarantees of borrowings under our senior credit facility.

Guarantees..................  The notes will be unconditionally guaranteed, jointly and severally, by all of our domestic restricted subsidiaries. However, not all of our subsidiaries will be guarantors. If we cannot make payments when they are due, the guarantor subsidiaries must make them instead.
Optional Redemption.........  We may, at our option, redeem some or all of the notes at any time after June 15, 2007 at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption."

                              Before June 15, 2005, we may redeem up to 35% of the notes with the proceeds of certain sales of our equity at the price listed in the section "Description of Notes" under the heading "Optional Redemption."
Repurchase at the Option of
  Holders...................  If we sell certain assets or experience specific kinds of changes in control, you may require us to repurchase the notes at the prices listed in the section "Description of Notes--Repurchase at the Option of Holders."

Basic Covenants of Indenture  We will issue the notes under an indenture with
                              BNY Midwest Trust Company, which will initially act as trustee on your behalf. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                             .  borrow money;

                             .  pay dividends on stock or purchase stock;

                             .  make other restricted payments and investments;

                             . incur restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;

                             .  enter into transactions with affiliates; and

                             . sell certain assets or merge with or into other companies.

                              For more details, see "Description of
                              Notes--Certain Covenants."

   You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The following table presents summary historical consolidated statements of earnings, balance sheet and other data and unaudited pro forma condensed financial statements for the periods presented and should only be read in conjunction with the "Unaudited Pro Forma Condensed Financial Statements," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements of Roundy's and the related notes thereto, all included elsewhere in this prospectus. The historical financial data for each of the three years in the period ended December 29, 2001, have been derived from the historical consolidated financial statements of Roundy's audited by Deloitte & Touche LLP included elsewhere herein. The historical financial data as of March 30, 2002 and for the three-month periods ended March 31, 2001 and March 30, 2002, have been derived from the historical unaudited financial statements of Roundy's included elsewhere herein, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. Results of operations for an interim period are not necessarily indicative of results for a full year.

                                                         Fiscal Year Ended                           Three Months Ended
                                       -----------------------------------------------------  -------------------------------
                                                                                 December 29,                      March 30,
                                       January 1,  December 30,   December 29,       2001     March 31, March 30,     2002
                                          2000         2000           2001       Pro Forma(1)   2001      2002    Pro Forma(1)
                                       ----------  ------------   ------------   ------------ --------- --------- ------------
                                                                       (dollars in thousands)
Statement of Earnings Data: (2)
Revenues:
  Net sales and service fees (3)...... $2,656,832   $2,930,033     $3,387,761     $3,616,517  $717,740  $880,201    $880,201
  Other-net (4).......................     10,118        7,174          2,057          2,057       477       387         387
                                       ----------   ----------     ----------     ----------  --------  --------    --------
                                        2,666,950    2,937,207      3,389,818      3,618,574   718,217   880,588     880,588
                                       ----------   ----------     ----------     ----------  --------  --------    --------
Costs and Expenses:
   Cost of sales (3)..................  2,390,078    2,540,733      2,856,762      3,031,597   611,106   730,790     730,790
   Operating and administrative.......    234,303      340,413(5)     465,038        519,983    93,235   126,183     129,098
   Interest...........................      6,504       15,463         17,698         33,569     4,269     3,726       8,352
                                       ----------   ----------     ----------     ----------  --------  --------    --------
                                        2,630,885    2,896,609      3,339,498      3,585,149   708,610   860,699     868,240
                                       ----------   ----------     ----------     ----------  --------  --------    --------
Earnings before patronage dividends...     36,065       40,598         50,320         33,425     9,607    19,889      12,348
Patronage dividends...................      6,447        5,035          8,681
                                       ----------   ----------     ----------     ----------  --------  --------    --------
Earnings before income taxes..........     29,618       35,563         41,639         33,425     9,607    19,889      12,348
Provision for income taxes (6)........     12,009       14,458         15,855(7)      10,764     4,131     8,155       5,214
                                       ----------   ----------     ----------     ----------  --------  --------    --------
Net earnings.......................... $   17,609   $   21,105     $   25,784     $   22,661  $  5,476  $ 11,734    $  7,134
                                       ==========   ==========     ==========     ==========  ========  ========    ========
Other Data:
EBITDA (8)............................ $   61,392   $   86,799     $  112,131     $  119,844  $ 22,843  $ 33,813    $ 33,813
Cash provided by (used in):
   Operating activities...............     52,731       81,256         76,281                   (7,476)   20,192
   Investing activities...............    (44,701)    (152,083)      (105,395)                  (2,756)   (3,385)
   Financing activities...............    (11,739)      42,335         34,737                    2,390   (13,609)
Capital expenditures..................     35,869       37,706         32,614         38,061     3,880     3,702       3,702
Number of stores at end of period.....         23           43             61             61        41        60          60
Ratio of earnings to fixed charges (9)        5.0x         3.0x           3.0x           1.8x      2.6x      4.8x        2.2x

                                                                              As of March 30, 2002
                                                                            ------------------------
                                                                             Actual  As Adjusted(10)
                                                                            -------- ---------------
Balance Sheet Data:
Working capital............................................................ $ 22,761   $   88,005
Total assets...............................................................  777,600    1,223,581
Total debt including current maturities of $34,217 and $2,250, respectively  214,995      488,900
Stockholders' equity.......................................................  182,519      314,500
Stockholders' equity including redeemable stock............................  191,763      314,500

--------
(1)Gives effect to the May 2001 acquisition by us of Copps and the Transactions, as if they had been effected at the beginning of each period presented.
(2)Fiscal 2000 and 2001 include the effects of our acquisitions of 24 Pick 'n Save stores in the first quarter of fiscal 2000 and 21 Copps stores and a wholesale distribution center in May 2001. As a result, year-to-year data may not be comparable due to the effects of these acquisitions.
(3)Amounts for all periods have been restated to reflect the adoption by Roundy's, effective December 30, 2001, of Emerging Issues Task Force (EITF) Issue No. 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." The effect of the adoption of EITF 01-9 was to classify certain sales promotions offered to retail customers as a reduction of sales (versus including them in cost of sales as previously recorded), with a corresponding reduction in cost of goods sold. As a result, the adoption of this accounting principle had no effect on our gross profit.
(4)Includes insurance settlement gains of $5.5 million and $3.3 million in fiscal 1999 and 2000, respectively.
(5)Includes a compensation charge of $3.1 million related to a term extension of previously granted stock options.
(6)Roundy's has historically operated a portion of its wholesale business on a cooperative basis, and has therefore determined its federal income tax liabilities under Subchapter T of the Internal Revenue Code, which governs the taxation of corporations operating on a cooperative basis. Under Subchapter T of the Internal Revenue Code, patronage dividends were deducted by Roundy's in determining taxable income, and were generally taxable to our former stockholders (including the value of the common stock) for federal income tax purposes.
(7)Net of a $2.4 million income tax benefit from resolution of prior year tax matters.
(8)EBITDA represents earnings before patronage dividends, interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Consolidated Earnings included in our consolidated financial statements included elsewhere in this prospectus.
(9)In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.
(10)Gives effect to the Transactions as if they had been effected on March 30, 2002.

                                 RISK FACTORS

   You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before making a decision to participate in the exchange offer. The risks described below are not the only risks facing us. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. In such case, you may lose all or part of your original investment.

                   Risks Associated with the Exchange Offer

  Because there is no public market for the notes, you may not be able to resell your notes.

   The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  .  the liquidity of any trading market that may develop;
  . the ability of holders to sell their exchange notes; or . the price at which the holders would be able to sell their exchange notes.

   If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

   We understand that the initial purchasers currently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

   In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer; Registration Rights."

If you fail to follow the exchange offer procedures your outstanding notes will not be accepted for exchange.

   We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

   We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

                          Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

   As a result of the Transactions, we have a significant amount of indebtedness. On March 30, 2002, after giving pro forma effect to the Transactions, we would have had total indebtedness of $488.9 million (of which $225.0 million would have consisted of the notes and $263.9 million would have consisted of senior debt). Also after giving pro forma effect to the Transactions, our ratio of earnings to fixed charges would have been 1.8 to 1 for fiscal 2001 and 2.2 to 1 for the three months ended March 30, 2002.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . make it more difficult for us to satisfy our obligation to pay interest and principal with respect to these notes;

  . increase our vulnerability to general adverse economic and industry conditions;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  .  limit our ability to borrow additional funds.

In addition, the indenture and our senior credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

   We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility permits additional borrowings of up to $115.6 million, subject to the covenants contained therein, and all of those borrowings would rank senior to the notes and the subsidiary guarantees. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Description of Senior Credit Facility."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

   Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

   Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility, will be adequate to meet our future liquidity needs for at least the next 12 months.

   We cannot assure you, however, that our business will generate sufficient cash flow from operations, or future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and these notes, on commercially reasonable terms or at all.

The indenture for the notes and our senior credit facility will restrict our ability and the ability of most of our subsidiaries to engage in some business and financial transactions.

   The indenture for the notes, among other things, restricts our ability and the ability of our restricted subsidiaries to, among other things:

  .  incur additional indebtedness;

  .  pay dividends on, redeem or repurchase capital stock;

  . in the case of non-guarantor subsidiaries, guarantee indebtedness without also guaranteeing the notes;

  . in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;

  .  make investments;

  .  incur or permit to exist liens;

  .  enter into transactions with affiliates;

  .  merge or consolidate with another company; and

  .  transfer or sell assets.

   Our senior credit facility also contains a number of covenants that:

  .  require us to meet specified financial ratios and financial tests;

  .  limit our capital expenditures;

  .  restrict our ability to declare dividends;

  .  restrict our ability to redeem and repurchase capital stock;

  .  limit our ability to incur additional liens;

  .  limit our ability to engage in sale-leaseback transactions; and

  .  limit our ability to incur additional indebtedness and make investments.

   Our senior credit facility also contains other covenants customary for credit facilities of this nature. Our ability to borrow under our senior credit facility depends upon satisfaction of these covenants. Events beyond our control can affect our ability to meet these covenants.

   Our failure to comply with obligations under the indenture for the notes or the senior credit facility may result in an event of default under the indenture or the senior credit facility. A default, if not cured or waived, may permit acceleration of our indebtedness. We cannot be certain that we will have funds available to remedy these defaults. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

Your right to receive payments on these notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of these notes are junior to all of our guarantors' existing indebtedness and possibly to all their future borrowings.

   These notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the subsidiary guarantees.

   In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

   In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

   Assuming we had completed the Transactions on March 30, 2002, these notes and the subsidiary guarantees would have been subordinated to $263.9 million of senior debt and approximately $115.6 million would have been available for borrowing as additional senior debt under our senior credit facility, subject to the covenants contained therein. Under the terms of the indenture we will be permitted to incur substantial additional indebtedness, including senior debt, in the future.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

   Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes--Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  .  was insolvent or rendered insolvent by reason of such incurrence; or

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

   In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  .  it could not pay its debts as they became due.

   On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

                        Risks Relating to our Business

The markets in which we compete are highly competitive.

   The wholesale food distribution and retail grocery industries are highly competitive and characterized by relatively high inventory turnover at relatively low profit margins. A significant portion of our sales are made at prices based on the cost of products we sell plus a percentage markup. As a result, our profit levels may be negatively impacted if we are forced to respond to competitive pressure by reducing prices.

   This level of competition has caused our industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry's already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, breadth and availability of products offered, strength of private label brands offered, schedules and reliability of deliveries and the range and quality of services provided. Similarly, in the retail arena participants also compete with regard to quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. As a result of these pressures, alternative format food stores such as warehouse stores and supercenters, benefiting from concentrated buying power and low-cost distribution technology, have increasingly gained market share at the expense of traditional supermarket operators, including independent operators, many of whom are our customers. The market share of such alternative format stores is expected to grow in the future. An additional result of these pressures can be seen in vendors increasingly directing their efforts to large retail supermarket chains that are capable of purchasing directly from producers and distributing products to their supermarkets for sale to consumers. We believe that these changes have led to reduced margins and lower profitability among many of our customers.

   Food wholesalers also compete based on willingness to invest capital in their customers. Some of these competitors have, and new competitors may have, substantially greater financial and other resources than we have. Furthermore, consolidation in the industry, heightened competition among our suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect our business, financial condition and results of operations.

We may be unsuccessful in managing the growth of our business or integrating acquisitions.

   As part of our long-term strategy, we intend to pursue strategic acquisition opportunities in the retail grocery store industry primarily in and around our existing primary market of Wisconsin. In pursuing this acquisition strategy, we face risks commonly encountered with growth through acquisition. These risks include, but are not limited to, incurring significantly higher than anticipated financing related risks and operating expenses, failing to assimilate the operations and personnel of acquired businesses, failing to install and integrate all necessary systems and controls, losing customers, entering markets in which we have no or limited experience, disrupting our ongoing business and dissipating our management resources. Realization of the anticipated benefits of a strategic acquisition may take several years or may not occur at all. Our acquisition strategy will place a significant strain on our management, operational, financial and other resources. The success of our acquisition strategy will depend on many factors, including our ability to:

  .  identify suitable acquisition opportunities;

  . successfully close acquisitions at valuations that will provide anticipated returns on invested capital;

  . quickly and effectively integrate acquired operations in order to realize operating synergies;

  .  obtain necessary financing on satisfactory terms; and

  . make the payments on the substantial indebtedness that we might incur as a result of these acquisitions.

   There can be no assurance that we will be able to successfully execute our acquisition strategy, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Although we are not currently a party to any agreement with respect to any pending acquisition that we believe is probable and material to our business, we have engaged in and continue to engage in evaluations and discussions with respect to potential acquisitions.

We may face credit losses as a result of loans to independent retailers.

   From time to time, we extend secured loans to our licensed Pick 'n Save wholesale customers and our independent retail customers to assist them in remodeling and expanding existing retail locations and to develop new retail outlets. Such loans are generally extended to small businesses in the normal course of business and are unrated and generally illiquid. Our portfolio of loans to our licensed Pick 'n Save wholesale customers and our independent retail customers had an aggregate balance of approximately $21.8 million at January 1, 2000, approximately $10.5 million at December 30, 2000, approximately $9.9 million at December 29, 2001 and approximately $9.4 million at March 30, 2002.

   We also provide from time to time in the normal course of business financial assistance to our licensed Pick 'n Save wholesale customers and our independent retail customers by guaranteeing customer loans and leases entered into by them directly with lessors. As of March 30, 2002, we guaranteed approximately $1.2 million of such loans and leases of our licensed Pick 'n Save wholesale customers and our independent retail customers. In addition, we lease store sites and equipment for sublease to qualified licensed Pick 'n Save wholesale customers and our independent retail customers. During the fiscal years ended January 1, 2000, December 30, 2000 and December 29, 2001 we received aggregate rental income of $23.3 million, $23.3 million and, $21.8 million, respectively from such sublease arrangements and we expect to receive similar amounts going forward.

   Subject to the provisions of the indenture, we intend to continue, and possibly increase, the amount of loans, guarantees and subleases to our licensed Pick 'n Save wholesale customers and our independent retail customers, and there can be no assurance that credit losses from existing or future loans or commitments will not have a material adverse effect on our business, financial condition and results of operations.

The loss of the services of any member of our senior management team could adversely affect our business.

   We depend on the services of our senior management team. The loss or interruption of the continued full-time services of certain key personnel including Robert A. Mariano, our Chairman, President and Chief Executive Officer, and Darren W. Karst, our Executive Vice President and Chief Financial Officer, could have a material adverse effect on our business and there can be no assurance that we will be able to find replacements with equivalent skills or experience at acceptable salaries.

Strikes, work stoppages and slowdowns could negatively affect our results of operations.

   We currently participate in 25 union contracts covering employees in our retail and wholesale operations. These contracts, which expire between April 2002 and June 2005, apply to approximately 36% of our approximately 13,500 employees. We cannot assure you that our relations with the unionized portion of our workforce will remain positive or that our workforce will not initiate a strike, work stoppage or slowdown in the future. In the event of such an action, our business, financial condition and results of operations could be negatively affected, and we cannot assure you that we would be able to adequately meet the needs of our customers utilizing our remaining workforce. In addition, we cannot assure you that we would not have similar actions with our nonunionized workforce.

We may face increased labor costs.

   Our continued success depends on our ability to attract and retain qualified personnel in all areas of our business. We compete with other businesses in our markets with respect to attracting and retaining qualified employees. The labor market is currently tight and we expect the tight labor market to continue. A shortage of qualified employees may require us to continue to enhance our wage and benefits package in order to compete effectively in the hiring and retention of qualified employees or to hire more expensive temporary employees. No assurance can be given that our labor costs will not continue to increase, or that such increases can be recovered through increased prices charged to customers. Any significant failure by us to attract and retain qualified employees, to control our labor costs or to recover any increased labor costs through increased prices charged to customers could have a material adverse effect on our business, financial condition and results of operations.

Our historical financial information contained in this prospectus may have limited relevance.

   During all of the periods for which historical financial information is presented in the prospectus, we operated a portion of our food wholesale operations on a cooperative basis. However, none of our retail operations were operated or regulated by the rules governing the cooperative. In connection therewith, we were required under our by-laws to pay to our former stockholders a patronage dividend partially out of cash based upon the net earnings from business conducted by us with such stockholder in any fiscal year. The amount of such patronage dividend was equal to an amount that would reduce our net income to such an amount as would result in an increase of eight percent in the book value of our outstanding stock as of the close of such year. We were required to pay at least 20% of such patronage dividend in cash, with the remainder paid in common stock. During the past three fiscal years, our average cash payout for the patronage dividend was approximately 30%. For federal income tax purposes, the full amount of the patronage dividend was deducted by us in determining our taxable income. We have ceased to operate as a cooperative for the portion of our wholesale operations that was operated as a cooperative. As a result, the historical financial information related to the portion of our wholesale operations that was operated as a cooperative included in this prospectus may not be comparable to what our results of operations, financial position and cash flows will be in the future.

Our net sales from our customers that were formerly stockholders may decline.

   Our customers that were formerly stockholders accounted for approximately 40%, 27% and 22% of our consolidated net sales in 1999, 2000, and 2001, respectively. Our by-laws required us to pay patronage dividends to these former stockholders based upon their wholesale business activities conducted with us. Because these customers are no longer stockholders and we no longer operate as a cooperative, we have ceased paying patronage dividends to them. As a result, subject to contractual requirements, such customers may reduce the level of their wholesale purchases from us, as compared to historical levels. If such a decline in purchasing levels occurs, our financial performance may be materially adversely affected if we are unable to sufficiently increase our net sales from new or other existing customers.

Because we have few long-term contracts with suppliers and we do not control the actual production of the products we sell, we may be unable to obtain adequate supplies of our products.

   We obtain substantially all of our grocery and non-food products from other suppliers, with whom, for the most part, we do not have long-term contracts. Although our purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the food products and supplies we need in the quantities requested for a variety of reasons such as job actions or strikes by their employees and transportation interruptions. Similarly, because we do not control the actual production of the products we sell, we are also subject to delays caused by interruptions in production based on conditions outside of our control including weather, crop conditions and catastrophic events. Our inability to obtain adequate supplies of our food products as a result of any of the foregoing factors, or otherwise, could mean that we might not be able to fulfill our obligations to our customers, and as a result, our customers may turn to other distributors.

As a result of selling food products, we face the risk of exposure to product liability claims and adverse publicity.

   The packaging, marketing and distribution of food products purchased from others entails an inherent risk of product liability, product recall and resultant adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by us. These contaminants may, in certain cases, result in illness, injury or death if the contaminants are not eliminated by processing at the foodservice or consumer level. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims. There can be no assurance that such claims will not be asserted against us or that we will not be obligated to perform such a recall in the future. If a product liability claim is successful, our insurance may not be adequate to cover all liabilities we may incur, and we may not be able to continue to maintain such insurance, or obtain comparable insurance at a reasonable cost, if at all. We generally seek contractual indemnification and insurance coverage from parties supplying us products, but this indemnification or insurance coverage is limited by the creditworthiness of the indemnifying party, and their insurance carriers, if any, as well as the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability claims relating to defective products could have a material adverse effect on our ability to successfully market our products and on our business, financial condition and results of operations. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could have a material adverse effect on our reputation with existing and potential customers and on our business, financial condition and results of operations.

Government regulation could increase our legal and regulatory expenses.

   Our distribution and retail facilities are subject to various federal, state and local workplace regulations including, but not limited to, the laws, rules and regulations pertaining to liquor licensing. Failure to comply with all applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls, seizures and criminal sanctions, which could have a material adverse effect on our business, financial condition and results of operations. However, compliance with current or future laws or regulations could require us to make material expenditures or otherwise adversely affect the way we operate our business and our results of operations and financial condition.

Environmental regulation could increase our legal and regulatory expenses.

   We are subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, we may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to our facilities and the land on which our facilities are situated, regardless of whether we lease or own the facilities or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. For example, under applicable environmental laws we may incur expenses with regard to the operation of fuel centers at certain locations. Although we typically conduct a limited environmental review prior to acquiring or leasing new facilities or raw land, there can be no assurance that known or unknown environmental conditions relating to prior, existing or future facility sites or our activities or the activities of our predecessor in interest will not have a material adverse effect on us. It is difficult to predict future environmental costs as the costs of environmental compliance vary significantly depending on the extent, source and location of the contamination, geological and hydrological conditions, available reimbursement by state agencies, the enforcement policies of regulatory agencies and other factors.

Our operations are vulnerable to certain national and regional events, trends and conditions.

   The food industry is sensitive to national and economic conditions. Our results of operations also are sensitive to, and may be materially adversely impacted by, among other things, competitive pricing pressures, vendor selling programs, increasing interest rates and food price deflation. There can be no assurance that one or more of these factors will not have a material adverse effect on our business, financial condition or results of operations. See "Business--Competition." Moreover, as our operations are concentrated in Wisconsin and elsewhere in the Midwestern region of the United States, increased competition in this region from other national and regional supermarket chains, warehouse club stores, discount stores and other local retailers, changes in local consumer preferences, inclement weather or a general economic downturn in the region could materially adversely affect our sales, lead to lower earnings or losses and materially adversely affect our future growth and operations.

Our principal stockholders may have interests in conflict with the interests of our noteholders.

   Funds associated with Willis Stein (the "Willis Stein Funds") and associated investors own approximately 88-90% of the common stock of RAC, our parent company and the sole stockholder of Roundy's. Under the terms of a security holders agreement, all of the stockholders of RAC agreed to vote in favor of those individuals designated by the Willis Stein Funds to serve on the board of directors of RAC and Roundy's, Inc. and the Willis Stein Funds have the right to appoint a majority of the directors. As a result, the Willis Stein Funds have the ability to control the policies and operations of Roundy's. Circumstances may occur in which the interests of the Willis Stein Funds, as the principal stockholders of our parent, could be in conflict with your interests as a holder of our notes. In addition, our equity investors may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to you as a holder of our notes.

We have not obtained Arthur Andersen's consent to be named in this Registration Statement as having certified the consolidated financial statement of The Copps Corporation as of and for the year ended January 26, 2001. This may limit your ability to assert a claim against Arthur Andersen.

   We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this Registration Statement as having certified the consolidated financial statements of The Copps Corporation as of and for the year ended January 26, 2001, as required by Section 7 of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore your right to recovery under that section may be limited as a result of the lack of consent.

                               THE TRANSACTIONS

   On April 8, 2002, Roundy's, Inc. and RAC entered into a share exchange agreement pursuant to which, among other things and subject to the terms and conditions contained therein, RAC would acquire all of the issued and outstanding capital stock of Roundy's. As a result, Roundy's became a wholly-owned subsidiary of RAC upon the consummation of the acquisition. RAC is a corporation formed at the direction of Willis Stein for the purpose of acquiring Roundy's and owned by the Willis Stein Funds, certain other associated investors and Messrs. Mariano and Karst. Willis Stein and associated investors own approximately 88-90% of RAC's common stock on a fully-diluted basis. The share exchange agreement contained customary provisions including representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties and the receipt by RAC of sufficient financing proceeds.

   The acquisition of Roundy's and the related financing transactions consisted of the following:

  . the purchase by the equity investors of preferred and common stock of RAC for approximately $314.5 million in cash;

  . the borrowing by Roundy's of approximately $250.0 million under a term loan;

  .  the rollover of approximately $13.9 million of capital leases; and

  .  the offering of $225.0 million in aggregate principal amount of notes.

   The shareholders of Roundy's approved the acquisition on May 21, 2002, and the acquisition and related financing transactions were consummated on June 6, 2002.

   Historically, a significant portion of Roundy's common stock was beneficially owned by the owners of 99 retail grocery stores serviced by Roundy's. These former stockholders received patronage dividends from us based on the level of their purchases in an amount that reduced our net income to such amount as would result in an eight percent increase in the book value of Roundy's outstanding stock as of the close of such year (calculated after the payment of patronage dividends). The patronage dividend was payable at least 20% in cash and the remainder in common stock, with an average of approximately 30% paid in cash over the past three years. Such patronage dividends are no longer payable. See "Risk Factors--Our historical financial information contained in this prospectus may have limited relevance" and "Unaudited Pro Forma Financial Statements."

   We historically operated a portion of our food wholesale business on a cooperative basis, and therefore determined its federal income tax liabilities under Subchapter T of the Internal Revenue Code, which governs the taxation of corporations operating on a cooperative basis. Under Subchapter T of the Internal Revenue Code, patronage dividends were deducted by us in determining taxable income, and were generally taxable to our former stockholders (including the value of the common stock distributed as a patronage dividend) for federal income tax purposes. We have, however, ceased operating as a cooperate that portion of our wholesale business that was historically opeated as a cooperative and currently determine our income tax liabilities under Subchapter C of the Internal Revenue Code.

   For more information on the various agreements that we entered into in connection with the Transactions, see "Risk Factors" and "Certain Relationships and Related Transactions."

                                USE OF PROCEEDS

   This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

   We used the gross proceeds from the issuance of the notes of approximately $225.0 million, together with the other financing transactions described herein, to consummate the acquisition and pay related fees and expenses.

   The following table summarizes the approximate sources and uses of funds for the Transactions.

                         Sources of Funds           Amount (1)
                         ----------------          ------------
                                                     (dollars
                                                   in millions)
                Senior Credit Facility:
                   Revolving credit facility (2)..    $   --
                   Term loan......................     250.0
                8 7/8% Subordinated Notes due 2012     225.0
                Rollover of capital leases........      13.9
                Cash equity from equity investors.     314.5

                                                      ------
                       Total sources..............    $803.4
                                                      ======

                          Uses of Funds              Amount (1)
                          -------------             ------------
                                                      (dollars
                                                    in millions)
               Acquisition consideration (3).......    $529.5
               Accrued interest and swap settlement
                 costs.............................       6.5
               Roundy's transaction expenses.......       8.5
               Other fees and expenses (4).........      24.0
               Rollover of capital leases..........      13.9
               Repayment of existing debt..........     201.1
               Additional working capital..........      19.9
                                                       ------
                      Total uses...................    $803.4
                                                       ======

--------
(1)All amounts are as of March 30, 2002. However, these amounts have not changed as of June 6, 2002.
(2)The revolving credit facility provides for borrowings of up to $125.0 million. After giving pro forma effect to the offering, we have approximately $115.6 million of borrowing capacity under the revolving credit facility after giving effect to borrowings to consummate the Transactions and the issuance of approximately $9.4 million of letters of credit to replace existing letters of credit under our existing credit agreement.
(3)Under the share exchange agreement the aggregate acquisition consideration was equal to $750.0 million minus (1) Roundy's outstanding indebtedness on the closing date (Roundy's outstanding indebtedness, plus accrued interest and settlement of interest rate hedging contracts, was $221.5 million at March 30, 2002) and Roundy's actual transaction expenses of approximately at $8.5 million, plus (2) the lesser of (A) the tax savings realized by Roundy's as a result of payments made on account of existing employee incentives in connection with the sale and (B) $9.5 million.
(4)Includes commitment, placement, and other financing fees, and legal, accounting and other professional fees.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

   The issuer, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the original issuance of the notes. The registration rights agreement provides that we will take the following actions at our expense, for the benefit of the holders of the notes.

  . Within 90 days after the date on which the outstanding notes were issued, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.

  . We will cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date on which the outstanding notes were issued.

  . We will keep the exchange offer open for least 30 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders.

   For each of the outstanding notes surrendered in the exchange offer, the holder who surrendered the note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered, (2) if no interest has been paid on the outstanding note, from the date on which the outstanding note was issued. If the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of the exchange will accrue from that interest payment date.

   Under existing interpretations of the SEC contained in several no-action letters to third parties, after the exchange offer the exchange notes will be freely transferable by holders of the notes, other than our affiliates, without further registration under the Securities Act. However, each holder that wishes to exchange its outstanding notes for exchange notes will be required to make the following representations.

  . Any exchange notes to be received by the holder will be acquired in the ordinary course of business.

  . At the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the exchange notes in violation of the Securities Act.

  . The holder is not our affiliate as defined in Rule 405 promulgated under Securities Act.

  . If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes.

  . If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as a participating broker-dealers.

  . The holder is not acting on behalf of any person or entity that could not truthfully make these representations.

   We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and any other persons with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

   We will be required to file a shelf registration statement covering resales of the outstanding notes if:

      (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,

      (2) the exchange offer is not consummated within 210 days of the date on which the outstanding notes were issued,

      (3) in some circumstances, the holders of unregistered exchange notes so request, or

      (4) in the case of any holder that participates in the exchange offer, the holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws.

   In addition, we have agreed to use our best efforts to keep effective the shelf registration statement until the earlier of two years after the date on which the outstanding notes were issued or the time when all of the applicable notes have been sold under the shelf registration statement.

   We will, in the event that a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the outstanding notes has become effective and take other actions as are required to permit unrestricted resales of the outstanding notes. A holder that sells outstanding notes that were registered on the shelf registration statement:

  . will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

  . will be subject to applicable civil liability provisions under Securities Act in connection with the sales, and

  . will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights and obligations.

   If we fail to comply with any of the above provisions or if the exchange offer registration statement or the shelf registration statement fails to become effective, then, as liquidated damages, additional interest will become payable in respect to the outstanding notes as calculated below.

      (1) If

          (A) neither the exchange offer registration statement nor a shelf registration statement is filed with the SEC on or prior to 90 days after the date on which the outstanding notes were issued or

          (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not filed on or prior to the date required by the registration rights agreement, then commencing on the day after the required filing date, additional interest shall accrue on the principal amount of the notes. Additional interest will accrue at a rate of 0.5% per annum for the first 90 days immediately following the required filing date, and the additional interest rate will increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period.

      (2) If

          (A) neither the exchange offer registration statement nor a shelf registration statement is declared effective by the 180th day after the date on which the outstanding notes were issued or, with respect to any shelf registration statement, the later of the 90th day after the date the shelf registration was filed or the 180th day after the date on which outstanding notes were issued, or

          (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not declared effective by the SEC on or prior to the relevant effectiveness date, then, commencing on the day after either the required effectiveness date, additional interest will accrue on the principal amount of the notes. Additional interest will accrue at a rate of 0.5% per annum for the first 90 days immediately following the required effectiveness date, and the additional interest rate will increase by an additional 0.5% per annum at the beginning of each subsequent 90-day period.

      (3) If

          (A) the issuers have not exchanged exchange notes for all securities validly tendered in the exchange offer on or prior to the 30th business day after the effective date of the exchange offer registration statement,

          (B) if applicable, a shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time during the effectiveness period, or

          (C) we effect a suspension period in accordance with the terms of the registration rights agreement,

   then in each case, the issuer and the guarantors jointly and severally agree to pay to each holder of notes liquidated damages. Liquidated damages will accrue in an amount equal to $.05 per week per $1,000 of notes for the first 90 days commencing on

  .  31st business day after the effective date, in the case of (A) above,

  . the day the shelf registration statement ceases to be effective in the case of (B) above or

  .  the day the suspension period commences in the case of (C) above.

   The amount of liquidated damages will increase by an additional $.05 per week per $1,000 of notes at the beginning of each subsequent 90-day period.

   Liquidated damages on the notes may not increase under more than one of clauses (1) through (3) above at any one time and at no time can the aggregate amount of liquidated damages accruing exceed in the aggregate $.50 per week per $1,000 of notes. In addition, upon

  . the filing of the exchange offer registration statement or a shelf registration statement in the case of clause (1) above,

  . the effectiveness of the exchange offer registration statement or a shelf registration statement in the case of clause (2) above, or

  . the exchange of the applicable exchange notes for all notes tendered, in the case of clause (3)(A) above,

  . the effectiveness of the applicable shelf registration statement which had ceased to remain effective, in the case of clause (3)(B) above, or

  . the termination of the suspension period, in the case of clause (3)(C) above,

liquidated damages on the notes shall cease to accrue. Any amounts of liquidated damages due as a result of the circumstances described in clause
(1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

   Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender their outstanding notes will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

   The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

      (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

      (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

      (3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

   As of the date of this prospectus, $225,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business
on      , 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

   Holders of outstanding notes do not have any appraisal or dissenters' rights under the Wisconsin Business Corporation Law, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

   We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

   If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

   Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The term "expiration date" will mean 5:00 p.m., New York City time, on
      , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

   The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on December 15, 2002. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

   Interest on the exchange notes is payable semi-annually on each June 15 and December 15, commencing on December 15, 2002.

Procedures for Tendering

   Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

   The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

   By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

   The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

   The method of delivery of outstanding notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

   Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered
(1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

   If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

   Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

      (A) the tender is made through a member firm of the Medallion System;

      (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

      (C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

   Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

      (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

      (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

      (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

      (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

   All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions

   Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

      (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

      (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

      (3) any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

   If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "--Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

   BNY Midwest Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail:     By Hand:

The Bank of New York                                   The Bank of New York
101 Barclay Street--7 East                             101 Barclay Street--7 East
New York, New York 10286                               New York, New York 10286
Attention: Diane Amoroso,                              Corporate Trust Services Window
Corporate Trust Department,                            Attention: Diane Amoroso,
Reorganization Unit                                    Reorganization Unit

Facsimile Transmission:                                For Information Telephone:
(212) 298-1915                                         (212) 815-3758

Confirm Receipt of Facsimile by Telephone:
(212) 815-3758

Delivery to an address other than set forth above will not constitute a valid delivery.


Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

   We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be charged to expense as incurred.

   We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Consequences of Failure to Exchange

   The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

      (1) to us upon redemption thereof or otherwise;

      (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

      (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

      (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

   With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                CAPITALIZATION

   The following table sets forth our unaudited cash and cash equivalents and consolidated capitalization as of March 30, 2002, on an actual basis, and as adjusted to give pro forma effect to the Transactions as if they had occurred on March 30, 2002. The table below should be read in conjunction with the "Unaudited Pro Forma Condensed Financial Statements" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                      As of March 30, 2002
                                                      --------------------
                                                       Actual     Pro Forma
                                                      --------    ---------
                                                      (dollars in thousands)
       Cash and cash equivalents..................... $ 48,714     $ 68,614
                                                      ========    =========
       Long-term debt (including current maturities):
          Senior credit facility:
              Revolving credit facility(1)........... $            $
              Term loan..............................               250,000
          Existing credit agreement..................  177,500
          Capital lease obligations..................   13,894       13,894
          Other long-term debt.......................      201
                                                      --------    ---------
              Total senior debt......................  191,595      263,894
          Existing subordinated notes................   23,400
          Notes offered hereby.......................               225,000
                                                      --------    ---------
              Total debt.............................  214,995      488,894
       Total shareholders' equity....................  191,763      314,500
                                                      --------    ---------
              Total capitalization................... $406,758     $803,394
                                                      ========    =========

--------
(1)Assuming the completion of the Transactions on March 30, 2002, on a pro forma basis, we would have had approximately $115.6 million of unused borrowing capacity under the revolving credit portion of the senior credit facility. See "Description of Senior Credit Facility."

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed statements of consolidated earnings for the periods presented give effect to the Transactions, as if they had been consummated at the beginning of each of the periods presented. The unaudited pro forma condensed consolidated balance sheet data give effect to the Transactions, as if they all had occurred on March 30, 2002. The unaudited pro forma condensed statement of consolidated earnings for the year ended December 29, 2001 combines the consolidated operations of Roundy's for the year ended December 29, 2001 with the operations of Copps for the period from December 31, 2000 to May 19, 2001, the date Copps was acquired by Roundy's. The historical statements of earnings of Copps excludes the results of stores closed by Copps prior to its acquisition by Roundy's. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. The actual purchase accounting adjustments described in the accompanying notes will be made as of the closing date of the Transactions and may differ from those reflected in these unaudited pro forma condensed consolidated financial statements.

   The pro forma adjustments related to the purchase price allocation and financing of the Transactions are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation and financing of the Transactions may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders' equity, cost of sales, operating and administrative expenses and interest expense.

   The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions and the Copps acquisition been consummated on the dates or for the periods indicated and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or for any future period.

   The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes appearing elsewhere in this prospectus.

                                ROUNDY'S, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             As of March 30, 2002
                            (dollars in thousands)

                                                                       Historical Adjustments (1) Pro Forma
                                                                       ---------- --------------- ----------
                               ASSETS
Cash and cash equivalents.............................................  $ 48,714     $ 19,900     $   68,614
Notes and accounts receivable--net....................................    82,154                      82,154
Merchandise inventories...............................................   228,967        3,217        232,184
Prepaid expenses......................................................    15,038                      15,038
Deferred income tax benefits..........................................     9,693        9,005         18,698
                                                                        --------     --------     ----------
   Total current assets...............................................   384,566       32,122        416,688
Goodwill--net.........................................................   114,131      288,483        402,614
Other assets--net.....................................................    15,218       94,968        110,186
Property and equipment--net...........................................   263,685       23,271        286,956
                                                                        --------     --------     ----------
   Total Assets.......................................................  $777,600     $438,844     $1,216,444
                                                                        ========     ========     ==========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current maturities of long-term debt..................................  $ 34,217     $(31,967)    $    2,250
Accounts payable......................................................   220,194                     220,194
Other current liabilities.............................................   107,395       (1,156)       106,239
                                                                        --------     --------     ----------
   Total current liabilities..........................................   361,806      (33,123)       328,683
Long-term debt, less current maturities...............................   180,778      305,872        486,650
Other liabilities.....................................................    42,368        7,406         49,774
Deferred income taxes.................................................       885       35,952         36,837
                                                                        --------     --------     ----------
   Total liabilities..................................................   585,837      316,107        901,944
Redeemable Common Stock...............................................     9,244       (9,244)
Stockholders' Equity:
   Total Stockholders' Equity.........................................   182,519      131,981        314,500
                                                                        --------     --------     ----------
   Total Liabilities and Stockholders' Equity.........................  $777,600     $438,844     $1,216,444
                                                                        ========     ========     ==========

                                ROUNDY'S, INC.

       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED EARNINGS

                  For the Fiscal Year Ended December 29, 2001
                            (dollars in thousands)

                                                            Copps
                                        Roundy's         Period from
                                       Year Ended     December 31, 2000
                                    December 29, 2001  to May 19, 2001  Adjustments   Pro Forma
                                    ----------------- ----------------- -----------   ----------
Statement of Earnings Data:
Revenues:
   Net sales and service fees......    $3,387,761         $228,756       $            $3,616,517
   Other--net......................         2,057                                          2,057
                                       ----------         --------       --------     ----------
                                        3,389,818          228,756                     3,618,574
                                       ----------         --------       --------     ----------
Costs and Expenses:
   Cost of sales...................     2,856,762          174,835                     3,031,597
   Operating and administrative....       465,038           49,455          5,490 (2)    519,983
   Interest........................        17,698              554         15,317 (3)     33,569
                                       ----------         --------       --------     ----------
                                        3,339,498          224,844         20,807      3,585,149
                                       ----------         --------       --------     ----------
Earnings before patronage dividends        50,320            3,912        (20,807)        33,425
Patronage dividends................         8,681                          (8,681)(4)
                                       ----------         --------       --------     ----------
Earnings before income taxes.......        41,639            3,912        (12,126)        33,425
Provision for income taxes.........        15,855            1,526         (6,617)(5)     10,764
                                       ----------         --------       --------     ----------
Net earnings (loss)................    $   25,784         $  2,386       $ (5,509)    $   22,661
                                       ==========         ========       ========     ==========

                                ROUNDY'S, INC.

       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED EARNINGS

                   For the Three Months Ended March 30, 2002
                            (dollars in thousands)

                                         Historical Adjustments   Pro Forma
                                         ---------- -----------   ---------
     Statement of Earnings Data:
     Revenues:
        Net sales and service fees......  $880,201    $           $880,201
        Other--net......................       387                     387
                                          --------    -------     --------
                                           880,588                 880,588
                                          --------    -------     --------
     Costs and Expenses:
        Cost of sales...................   730,790                 730,790
        Operating and administrative....   126,183      2,915 (2)  129,098
        Interest........................     3,726      4,626 (3)    8,352
                                          --------    -------     --------
                                           860,699      7,541      868,240
                                          --------    -------     --------
     Earnings before patronage dividends    19,889     (7,541)      12,348
     Patronage dividends................
                                          --------    -------     --------
     Earnings before income taxes.......    19,889     (7,541)      12,348
     Provision for income taxes.........     8,155     (2,941)(5)    5,214
                                          --------    -------     --------
     Net earnings (loss)................  $ 11,734    $(4,600)    $  7,134
                                          ========    =======     ========

                                ROUNDY'S, INC.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1)Adjustments to reflect the acquisition of Roundy's including the financing thereof and the purchase price allocation to the assets acquired and liabilities assumed are as follows (dollars in thousands):

      Adjust basis of:
         Inventories.......................................... $   3,217
         Property and equipment...............................    23,271
         Intangible asset--supply agreements..................    71,946
         Deferred debt issuance costs.........................    23,022
         Goodwill and trademarks..............................   288,483
         Pension liability....................................   (12,662)
         Other liabilities....................................     6,412
      Deferred income taxes on basis differences..............   (26,947)
      Additional working capital..............................    19,900
      Issuance of new debt....................................  (475,006)
      Repayment of existing debt..............................   201,101
                                                               ---------
      Net equity adjustment, including redeemable common stock $ 122,737
                                                               =========

   Allocation of the purchase price is based on preliminary estimates. Final amounts could change based upon valuations to be completed after the closing date.

(2)Adjustment reflects (a) amortization of supply agreements over an average life of ten years, (b) additional depreciation associated with the adjusted basis of property and equipment, over their remaining useful lives ranging from three years to thirty-six years (c) additional deferred debt issuance cost amortization and (d) elimination of previously recorded goodwill amortization.

(3)Adjustment reflects additional interest expense associated with the Transactions, assuming for the purposes of this calculation a weighted average interest rate of 6.8%. Interest rates used are those estimated at the time of preparing this document and may change at the time the financing is completed. If interest rates assumed were to change by 0.125%, interest expense would change by approximately $593,000.

(4)Adjustment reflects elimination of patronage dividends that will no longer be paid subsequent to the Transactions.

(5)Adjustment reflects income tax effect of pretax pro forma adjustments at a 39% effective rate.

                      SELECTED HISTORICAL FINANCIAL DATA

   The following table presents selected historical consolidated statements of earnings, balance sheet, and other data for Roundy's for the periods presented and should only be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements of Roundy's and the related notes thereto, which are included elsewhere in this prospectus. The data as of December 30, 2000 and December 29, 2001, and for each of the three years in the period ended December 29, 2001, have been derived from the consolidated financial statements of Roundy's, audited by Deloitte & Touche LLP, included elsewhere in this prospectus. The data as of January 3, 1998, January 2, 1999, January 1, 2000 and March 31, 2001, and for the years ended January 3, 1998 and January 2, 1999, have been derived from the related historical financial statements of Roundy's. The data as of March 30, 2002, and for the three-month periods ended March 31, 2001 and March 30, 2002, have been derived from the unaudited condensed consolidated financial statements of Roundy's, included elsewhere in this prospectus, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. Results of operations for an interim period are not necessarily indicative of results for a full year.

                                                              Fiscal Year Ended,                         Three Months Ended,
                                       --------------------------------------------------------------    ------------------
                                       January 3,  January 2,  January 1,  December 30,   December 29,   March 31, March 30,
                                          1998        1999        2000         2000           2001         2001      2002
                                       ----------  ----------  ----------  ------------   ------------   --------- ---------
                                                                      (dollars in thousands)
Statement of Earnings Data: (1)
Revenues:
Net sales and service fees (2)........ $2,565,366  $2,526,405  $2,656,832   $2,930,033     $3,387,761    $717,740  $880,201
Other-net (3).........................      3,696       2,429      10,118        7,174          2,057         477       387
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
                                        2,569,062   2,528,834   2,666,950    2,937,207      3,389,818     718,217   880,588
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
Costs and Expenses:
Cost of sales (2).....................  2,317,024   2,280,484   2,390,078    2,540,733      2,856,762     611,106   730,790
Operating and administrative..........    218,611     215,034     234,303      340,413(4)     465,038      93,235   126,183
Interest..............................      8,221       7,293       6,504       15,463         17,698       4,269     3,726
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
                                        2,543,856   2,502,811   2,630,885    2,896,609      3,339,498     708,610   860,699
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
Earnings before patronage dividends...     25,206      26,023      36,065       40,598         50,320       9,607    19,889
Patronage dividends (5)...............      5,687       5,976       6,447        5,035          8,681
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
Earnings before income taxes..........     19,519      20,047      29,618       35,563         41,639       9,607    19,889
Provision for income taxes (6)........      8,315       8,149      12,009       14,458         15,855(7)    4,131     8,155
                                       ----------  ----------  ----------   ----------     ----------    --------  --------
Net earnings.......................... $   11,204  $   11,898  $   17,609   $   21,105     $   25,784    $  5,476  $ 11,734
                                       ==========  ==========  ==========   ==========     ==========    ========  ========
Other Financial Data:
EBITDA (8)............................ $   50,559  $   52,098  $   61,392   $   86,799     $  112,131    $ 22,843  $ 33,813
Cash provided by (used in):
   Operating Activities...............     51,518      55,618      52,731       81,256         76,281      (7,476)   20,192
   Investing Activities...............    (26,608)    (22,126)    (44,701)    (152,083)      (105,395)     (2,576)   (3,385)
   Financing Activities...............    (12,885)    (13,764)    (11,739)      42,335         34,737       2,390   (13,609)
Depreciation and amortization.........     17,132      18,782      18,823       30,738         44,113       8,967    10,198
Capital expenditures..................     22,727      24,936      35,869       37,706         32,614       3,880     3,702
Ratio of earnings to fixed charges (9)        3.3x        3.7x        5.0x         3.0x           3.0x        2.6x      4.8x
Balance Sheet Data (at end of period):
Working capital....................... $   84,074  $   84,743  $   67,937   $   38,771     $   24,940    $ 53,057  $ 22,761
Total assets..........................    440,310     462,412     497,325      662,372        794,510     639,990   777,600
Total debt............................     93,615      83,458      73,298      174,402        228,549     177,440   214,995
Stockholders' equity..................    116,085     125,804     143,971      150,521        170,492     152,474   182,519
Stockholders' equity including
 redeemable stock.....................    122,460     134,811     153,919      160,669        179,736     162,621   191,763

--------
 (1)Fiscal 2000 and 2001 include the effects of our acquisitions of 24 Pick 'n Save stores in the first quarter of 2000 and 21 Copps stores and a wholesale distribution center in May 2001. As a result, year-to-year data may not be comparable due to the effects of these acquisitions.
 (2)Amounts for all periods have been restated to reflect the adoption by Roundy's, effective December 30, 2001, of Emerging Issues Task Force (EITF) Issue No. 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." The effect of the adoption of EITF 01-9 was to classify certain sales promotions offered to retail customers as a reduction of sales (versus including them in cost of sales as previously recorded), with a corresponding reduction in cost of goods sold. As a result, the adoption of this accounting principle had no effect on our gross profit.

 (3)Includes insurance settlement gains of $5.5 million and $3.3 million in fiscal 1999 and 2000, respectively.
 (4)Includes a compensation charge of $3.1 million related to a term extension of previously granted stock options.
 (5)Historically, a significant portion of Roundy's common stock was beneficially owned by the owners of 99 retail grocery stores serviced by Roundy's. These former stockholders received patronage dividends from us based on the level of their wholesale purchases from us. We were obligated by our by-laws to pay a patronage dividend to our former stockholders out of and based upon the net earnings from wholesale business done by us with such former stockholders in any fiscal year in an amount which would reduce our net income to such amount as would result in an increase of eight percent in the book value of our outstanding stock as of the close of such year (calculated after the payment of patronage dividends). In the event that such net earnings level was not reached, no patronage dividends were paid for that year. The patronage dividend was payable at least 20% in cash and the remainder in our common stock, with an average of approximately 30% paid in cash during each of the last three fiscal years.
 (6)We have historically operated a portion of our wholesale business on a cooperative basis, and therefore determined our federal income tax liabilities under Subchapter T of the Internal Revenue Code, which governs the taxation of corporations operating on a cooperative basis. Under Subchapter T of the Internal Revenue Code, patronage dividends were deducted by Roundy's in determining our taxable income, and were generally taxable to our former stockholders (including the value of the common stock) for federal income tax purposes.
 (7)Net of a $2.4 million income tax benefit from resolution of prior year tax matters.
 (8)EBITDA represents earnings before patronage dividends, interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Consolidated Earnings included in our consolidated financial statements included elsewhere in this prospectus.
 (9)In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion and analysis of our financial condition and results of operations covers periods prior to the consummation of the acquisition and related financing transactions. As part of the acquisition, we entered into the various financing arrangements described herein and, as a result, we now have a different capital structure. Accordingly, the results of operations for periods subsequent to the consummation of the acquisition and related financing transactions will not necessarily be comparable to prior periods.

Recent Acquisitions

   Effective May 20, 2001, we acquired all of the outstanding stock of The Copps Corporation for approximately $96.2 million in cash. Copps owned and operated 21 Copps retail grocery stores and a wholesale distribution center located in Stevens Point, Wisconsin. We financed the acquisition through borrowings under our prior credit agreement.

   On March 31, 2000, we acquired all of the outstanding stock of Mega Marts, Inc. for approximately $125.0 million in cash and notes payable. Mega Marts owned and operated 16 retail grocery stores, all of which were licensed Pick 'n Save locations. Also on March 31, 2000, we acquired certain assets of NDC, Inc., an affiliate of Mega Marts, consisting of a retail grocery store known as the Tri-City Pick 'n Save, for approximately $11.2 million in cash. We financed the acquisitions with borrowings under our prior credit agreement and $39.0 million in promissory notes issued to the shareholders of Mega Marts.

   On February 2, 2000, we purchased seven Pick 'n Save retail grocery stores for approximately $37.7 million in cash from Ultra Mart, Inc. On April 12, 1999, we purchased a grocery retailer for approximately $5.7 million in cash. On August 24, 1999, we purchased a grocery retailer for $2.1 million in cash.

Net Sales and Service Fees

   Net sales and service fees represents product sales less returns and allowances and sales promotions. We derive our net sales from the operation of retail grocery stores and the wholesale distribution of food and non-food products. In addition, we provide specialized support services for retail grocers, which include promotional merchandising and advertising programs, accounting and inventory control, store development and financing and assistance with other aspects of store management.

   The table below indicates the portion of our net sales attributable to retail sales and wholesale distribution for the periods indicated. Eliminations represent the intercompany activity between our wholesale operations and our company-owned retail stores.

                                        Fiscal Year Ended,            Three Months Ended,
                               ------------------------------------  --------------------
                               January 1,  December 30, December 29, March 31,  March 30,
                                  2000         2000         2001       2001       2002
                               ----------  ------------ ------------ ---------  ---------
Retail Operations............. $  323,857   $  891,666   $1,377,133  $ 256,730  $ 384,714
Wholesale Operations..........  2,549,775    2,628,025    2,894,012    632,050    735,374
Eliminations..................   (216,800)    (589,658)    (883,384)  (171,040)  (239,887)
                               ----------   ----------   ----------  ---------  ---------
   Total...................... $2,656,832   $2,930,033   $3,387,761  $ 717,740  $ 880,201
                               ==========   ==========   ==========  =========  =========

Costs and Expenses

   Our costs and expenses consist of cost of sales, operating and administrative expenses and interest expense.

  .  Cost of sales includes product costs and freight.

  . Operating and administrative expenses consist primarily of personnel costs, sales and marketing expenses, depreciation and amortization expenses, expenses associated with our facilities, internal management expenses, business development expenses and expenses for finance, legal, human resources and other administrative departments.

  .  Interest expense includes interest on our outstanding indebtedness.

Results of Operations

   The following table sets forth each category of statement of earnings data as a percentage of net sales and service fees.

                                                       Fiscal Year Ended,          Three Months Ended,
                                              -----------------------------------  ------------------
                                              January 1, December 30, December 29, March 31, March 30,
                                                 2000        2000         2001       2001      2002
                                              ---------- ------------ ------------ --------- ---------
Statement of Earnings Data:
Revenues:
   Net sales and service fees................   100.0%      100.0%       100.0%      100.0%    100.0%
   Other--net................................     0.4         0.2          0.1         0.1       0.0
                                                -----       -----        -----       -----     -----
       Total.................................   100.4       100.2        100.1       100.1     100.0
Costs and Expenses:
   Cost of sales.............................    90.0        86.7         84.3        85.1      83.0
   Operating and administrative..............     8.8        11.6         13.7        13.0      14.3
   Interest..................................     0.2         0.5          0.5         0.6       0.4
                                                -----       -----        -----       -----     -----
Earnings before patronage dividends..........     1.4         1.4          1.6         1.4       2.3
Patronage dividends..........................     0.2         0.2          0.3
                                                -----       -----        -----       -----     -----
Earnings before income taxes.................     1.2         1.2          1.3         1.4       2.3
Provision for income taxes...................     0.5         0.5          0.5         0.6       0.9
                                                -----       -----        -----       -----     -----
Net earnings.................................     0.7%        0.7%         0.8%        0.8%      1.4%
                                                =====       =====        =====       =====     =====
Other Data:
EBITDA (1)...................................     2.3%        3.0%         3.3%        3.2%      3.8%

--------
(1)EBITDA represents earnings before patronage dividends, interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Consolidated Earnings included in our consolidated financial statements included elsewhere in this prospectus.

  Comparison of Three Month Period Ended March 30, 2002 and March 31, 2001.

   Net sales and service fees were $880.2 million for the three month period ended March 30, 2002, an increase of $162.5 million, or 22.6%, from $717.7 million in the three month period ended March 31, 2001. This increase was in large part due to our May 2001 purchase of Copps, which consisted of 21 retail stores and a wholesale distribution operation. This acquisition contributed $133.4 million to our sales increase in the first quarter of 2002 versus 2001. Due primarily to the Easter holiday business occurring in the first quarter of 2002, as compared to the second quarter of 2001, sales also increased at our existing wholesale and retail segments by $20.9 million and $8.2 million, respectively. Our same store sales improved 2.9% (including stores operated while under previous ownership) for the first quarter of 2002 versus 2001.

   Gross profit was $149.4 million for the three month period ended March 30, 2002, an increase of $42.8 million, or 40.2%, from $106.6 million in the three month period ended March 31, 2001. The increase in our gross profit was due primarily to the purchase of Copps. Gross profit margin for the same periods was 17.0% and 14.9% respectively, with the increase due primarily to the increase in sales mix attributable to the higher profits derived from company-owned retail stores. Retail sales for the first quarter of 2002 represented 43.7% of net sales and service fees compared to 35.8% for the first quarter of 2001. Retail gross profit margin was 23.6% for the first quarter of 2002, as compared to 21.9% for the first quarter of 2001, with the increase due primarily to the acquisition of 21 Copps retail stores in May 2001, which maintained a higher gross profit margin than our then existing company-owned stores. Wholesale gross profit margin was 8.5% in the first quarter of 2002, as compared to 8.4% in the first quarter of 2001.

   Operating and administrative expenses were $126.2 million for the three month period ended March 30, 2002, an increase of $33.0 million, or 35.3%, from $93.2 million in the three month period ended March 31, 2001. Operating and administrative expenses, as a percentage of net sales and services fees, increased to 14.3% for the first quarter of 2002 compared to 13.0% in the first quarter of 2001. This percentage increase was attributable to our acquisitions and the increased concentration in company-owned retail stores in 2001 which have a significantly higher ratio of operating costs to sales than our wholesale operations. Retail operating and administration expenses for the first quarter of 2002 represented 20.8% of retail sales compared to 20.1% for the first quarter of 2001. This increase was due primarily to the acquisition of the Copps retail stores, which maintained a higher operating cost percentage than our then existing company-owned stores. Wholesale operating and administrative expenses were 6.2% of wholesale sales in the first quarter of 2002, compared to 6.5% in the first quarter of 2001.

   Interest expense was $3.7 million for the three month period ended March 30, 2002, a decrease of $0.6 million, or 12.7%, from $4.3 million in the three month period ended March 31, 2001 due to a decrease in our average debt outstanding combined with lower overall interest rates during the first quarter of 2002. Our average interest rate on outstanding indebtedness was approximately 6.7% in the first quarter of 2002 compared to 9.1% in the first quarter of 2001.

   Provision for income tax increased to $8.2 million for the three month period ended March 30, 2002, from $4.1 million in the three month period ended March 31, 2001. The effective income tax rate, however, decreased to 41.0% from 43.0% during the same period. This improvement was due primarily to the elimination of non-deductible goodwill with the adoption of SFAS No. 142.

   EBITDA was $33.8 million for the three month period ended March 30, 2002, an increase of $11.0 million, or 48.0%, from $22.8 million for the three month period ended March 31, 2001. The increase was due primarily to our May 2001 purchase of Copps, which contributed approximately $6.3 million to our EBITDA increase. Retail EBITDA for the first quarter of 2002 was $15.8 million, an increase of $6.4 million from $9.4 million for 2001. This increase was due primarily to the additional retail EBITDA of $3.0 million from the acquisition of Copps, in addition to the associated benefits from the Easter holiday season falling during the first quarter of the year as compared to the second quarter in 2001 and other operational enhancements. Wholesale EBITDA for the first quarter of 2002 was $19.9 million, an increase of $5.9 million from $14.0 million for 2001. The increase in wholesale EBITDA was due primarily to the Copps acquisition, which contributed an incremental $3.3 million in EBITDA, as well as the benefits of the Easter holiday season, as noted above, and other operational improvements.

   Net earnings were $11.7 million for the quarter ended March 30, 2002, an increase of $6.2 million, or 114.3% from $5.5 million in the prior year. This improvement was driven by the factors discussed above.

  Comparison of Years Ended December 29, 2001 and December 30, 2000

   Net sales and services fees were $3.4 billion for the year ended December 29, 2001, an increase of $457.7 million, or 15.6%, from $2.9 billion in the prior year. This increase was in large part due to our May 2001 purchase of Copps, which consisted of 21 retail stores and a wholesale distribution operation. This acquisition contributed $361.9 million to our sales increase in 2001 versus 2000. Also contributing to this increase was marketing and promotional programs of our wholesale and retail operations that allowed us to take advantage of various competitive changes within our major markets, which, in addition to the benefits from our frequent shopper cards and enhanced perishable programs, allowed us to produce a 3.5% increase (including stores operated while under previous ownership) in same store sales growth.

   Gross profit was $531.0 million for the year ended December 29, 2001, an increase of $141.7 million, or 36.4%, from $389.3 million in the prior year. The increase in gross profit was due primarily to the increase in the sales mix attributable to the higher profits derived from our company-owned retail stores. Retail sales for 2001 represented 40.7% of net sales and service fees compared to 30.4% for 2000. Retail gross profit margin was 22.5% in 2001, as compared to 21.5% in 2000, with the increase due primarily to the acquisition of 21 Copps retail stores in May 2001, which maintained higher gross profit margins than our then existing company-owned stores. Wholesale gross profit margin was 8.1% in 2001, as compared to 7.9% in 2000.

   Operating and administrative expenses were $465.0 million for the year ended December 29, 2001 an increase of $124.6 million, or 36.6%, from $340.4 million in the prior year. Operating and administrative expenses, as a percentage of net sales and service fees, increased to 13.7% in 2001 compared to 11.6% in 2000. This percentage increase is attributable to our acquisitions of retail stores in 2000 and 2001, which have a significantly higher ratio of operating costs to sales than our wholesales operations. Operating costs also increased due to a rise in health care costs. Retail operating and administrative expenses were 20.2% of retail sales for 2001 as compared to 20.0% for 2000. This increase was due primarily to the acquisition of the Copps retail stores, which maintained a higher operating cost percentage than our then existing company-owned stores. Wholesale operating and administrative expenses increased slightly to 6.2% of wholesale sales for 2001 as compared to 5.9% for 2000. This increase was due primarily to increased health care and pension costs in 2001.

   Interest expense was $17.7 million for the year ended December 29, 2001, an increase of $2.2 million, or 14.2%, from $15.5 million in the prior year due to an increase in borrowings incurred to finance acquisitions in 2001. However, overall interest rates declined in 2001 compared to 2000. Our average interest rate on outstanding indebtedness was approximately 6.5% in 2001 compared to 9.4% in 2000.

   Provision for income tax increased to $15.9 million for the year ended December 29, 2001, from $14.5 million in the prior year. The effective income tax rate, however, decreased to 38.1% from 40.7% during the same period. This improvement was due to the favorable resolution of certain prior year's state and local income tax matters.

   EBITDA was $112.1 million for the year ended December 29, 2001, an increase of $25.3 million, or 29.1% from $86.8 million in the prior year. The increase was due primarily to our May 2001 purchase of Copps, which consisted of 21 retail stores and a wholesale distribution operation. This acquisition contributed approximately $14.0 million to our EBITDA increase in 2001. The full year effect of our acquisition of 24 Pick 'n Save retail grocery stores through the Mega Marts and Ultra Mart acquisitions in 2000 also contributed approximately $9.8 million to this EBITDA increase. Retail EBITDA for 2001 was $55.5 million, an increase of $25.4 million from $30.1 million for 2000. This increase, as noted above, was partially due to the additional Copps retail EBITDA of $8.2 million and partially due to the full year effect of the 24 Pick 'n Save retail stores acquired in 2000 of $9.8 million. Wholesale EBITDA for 2001 was $66.6 million, an increase of $5.5 million from $61.1 million for 2000. This increase was due primarily to the additional Copps wholesale EBITDA.

   Net earnings were $25.8 million for the year ended December 29, 2001, an increase of $4.7 million, or 22%, from $21.1 million in the prior year. This improvement was driven by the reasons discussed above.

  Comparison of Years Ended December 30, 2000 and January 1, 2000.

   Net sales and services fees were $2.9 billion for the year ended December 30, 2000, an increase of $273.2 million, or 10.3%, from the $2.7 billion in the prior year. This increase was attributable to the acquisition of 24 Pick 'n Save retail grocery stores through our Mega Marts and Ultra Mart acquisitions, which contributed $196.0 million to net sales and service fees. In addition to these acquisitions, we also experienced increased net sales from our emphasis on perishables in our marketing programs, continued commitment to the use of our frequent shopper card and expansion of our private label program. Reflecting those initiatives, our same store sales growth at our retail stores was 3.4% during the year (including stores operated while under previous ownership).

   Other net revenues for the years ended December 30, 2000 and January 1, 2000 reflect a $3.3 million and $5.5 million gain, respectively, resulting from a finalized settlement with our insurance carriers with regard to a fire in our Evansville warehouse in 1998.

   Gross profit was $389.3 million for the year ended December 30, 2000, an increase of $122.5 million, or 45.9%, from $266.8 million in the prior year. The increase in gross profit was mainly due to the increase in company-owned retail stores, which have significantly higher gross profits than wholesale operations. Retail sales represented 30.4% of our total sales and service fees in 2000 compared to 12.2% in 1999. Retail gross profit margin was 21.5% in 2000, as compared to 21.6% in 1999. Wholesale gross profit margin was 7.9% and 7.8% for 2000 and 1999, respectively.

   Operating and administrative expenses were $340.4 million for the year ended December 30, 2000, an increase of $106.1 million, or 45.3%, from $234.3 million in the prior year. The increase over 1999 was primarily attributable to growth in our retail operations, which have higher wages and operating costs as a percentage of net sales and service fees than our wholesale operations. Retail operating and administrative expenses for the year ended December 30, 2000 were 20.0% of retail sales compared to 21.1% for the prior year. The decrease in this percentage was due primarily to the productivity improvement related to stores acquired in the previous year. Wholesale operating and administrative expenses were 5.9% of wholesale sales for 2000 as compared to 6.0% for 1999.

   Interest expense was $15.5 million for the year ended December 30, 2000, an increase of $9.0 million, or 137.8%, from $6.5 million in the prior year. Substantially all of the increase in 2000 versus 1999 was due to increased debt levels incurred to fund our retail acquisitions.

   Provision for income tax increased to $14.5 million for the year ended December 30, 2000, from $12.0 million in the prior year. This increase reflected an increase in the effective income tax rate to 40.7% from 40.5% during the same period.

   EBITDA was $86.8 million for the year ended December 30, 2000, an increase of $25.4 million, or 41.4%, from $61.4 million in the prior year. The increase was due primarily to our acquisition of 24 Pick 'n Save retail grocery stores through the Mega Marts and Ultra Mart acquisitions. These acquisitions contributed approximately $24.5 million to our EBITDA increase in 2000 versus 1999. Retail EBITDA for 2000 was $30.1 million, an increase of $23.8 million from $6.3 million for 1999. This increase, as noted above, was due primarily to the 24 additional retail grocery stores acquired in 2000. Wholesale EBITDA for 2000 was $61.1 million, an increase of $0.2 million from $60.9 million for 1999.

   Net earnings were $21.1 million for the year ended January 1, 2000, an increase of $3.5 million, or 19.9%, from $17.6 million in the prior year as a result of the items mentioned above.

Seasonality

   Seasonality has a minimal impact on our results of operations.

Liquidity and Capital Resources

  Before the Transactions

   Our principal source of cash were operating activities and borrowings. Cash flows provided by operating activities were $20.2 million in the first quarter of 2002 compared to a usage of $7.5 million in the first quarter of 2001. This increase was primarily due to a reduction in our net investment in inventory (merchandise inventories less accounts payable) of approximately $19.0 million, which was primarily as a result of the integration of the Copps acquisition. Cash flows provided by operating activities were $76.3 million in 2001 compared to $81.3 million in 2000. The modest decline in net cash flows from operating activities in 2001 was primarily the result of the inclusion of the $3.3 million in insurance settlement gains in the prior year.

   Net cash flows used in financing activities were $13.6 million in the first quarter of 2002 compared to $2.4 million provided in the first quarter of 2001. This increase was due primarily to an increased reduction in debt. Net cash flows provided by financing activities were $34.7 million in 2001 compared to $42.3 million in 2000.

   On May 18, 2001, we entered into a credit agreement with various lenders, allowing us to borrow up to an aggregate amount of $300.0 million. The credit agreement provided for a $170.0 million revolving loan commitment and a $130.0 million term loan. The credit agreement included covenants that, among other things, limited stock repurchases and additional borrowings. At March 30, 2002, $113.1 million was available under our revolving credit agreement. This facility was cancelled as a result of the Transactions and replaced with our senior credit facility.

   During 2001, we continued to maintain the five year interest rate swap agreement we entered into in April 2000. The effect of the swap agreement is to fix the interest rate on $60.0 million of our borrowings. Under the terms of the swap agreement, we paid a fixed rate of 7.32% and received a floating LIBOR rate. This swap was settled concurrently with the closing of the Transactions.

   Our principal historical uses of cash were to provide for working capital, capital expenditures and acquisitions. Net cash used in investing activities was $3.4 million during the first quarter of 2002 compared to $2.8 million during the first quarter of 2001. Net cash used in investing activities was $105.4 million in 2001 as compared to $152.1 million in 2000. This decrease was due primarily to a $49.8 million decrease in net cash used for acquisitions from $128.6 million in 2000 to $78.6 million in 2001.

   Total capital expenditures were $3.7 million in the first quarter of 2002, which compares to $3.9 million in the prior year. These expenditures were for remodeling of existing stores and maintenance of our retail stores and wholesale distribution network. Total capital expenditures for the years ended December 29, 2001 and December 30, 2000 were $32.6 million and $37.7 million, respectively. These expenditures were for remodeling of existing stores, upgrade and integration expenditures at Copps and the maintenance and expansion of our retail stores and wholesale distribution network.

   With the acquisition of Copps, we increased our average outstanding debt to $227.3 million for 2001 as compared to $161.9 million for 2000. Our year-end total debt balances at December 29, 2001 increased by $54.1 million from the prior year even after the Copps acquisition, which cost $96.2 million. During the first quarter of 2002, we repaid $13.6 million of outstanding debt balances through the application of our positive cash flows from operations.

   From time to time, we provide long-term debt financing to certain independent retailers we serve to aid them in store expansion or improvements. Such loans are primarily secured by the retailer's inventory, equipment, personal assets and pledges of our common stock. During 2001 and 2000, we made loans of $3.5 million and $1.6 million, respectively. See "Risk Factors--We may face credit losses as a result of loans to independent retailers."

   Working capital amounted to $22.8 million at March 30, 2002, compared to $24.9 million at December 29, 2001. This decrease was due to an additional $6.5 million of long-term debt moving to current maturities of long-term debt for the quarter. Working capital amounted to $24.9 million and $38.8 million at December 29, 2001 and December 30, 2000, respectively, with the decrease due primarily to an additional $19.9 million of long-term debt moving to current maturities of long-term debt.

   Our contractual obligations as of December 29, 2001 were as follows:

                                                                         Payments Due by Period
                                                                         (dollars in thousands)
-                                                ----------------------------------------------------------------------
Contractual Obligations                            Total      2002      2003      2004      2005      2006    Thereafter
-----------------------                          ---------  --------  --------  --------  --------  --------  ----------
Long-term debt, including current maturities and
 capital lease obligations (1).................. $ 228,548  $ 27,717  $ 34,261  $ 34,307  $ 28,503  $ 85,556   $ 18,204
Operating leases................................   339,333    37,504    35,273    33,051    30,979    30,125    172,401
Sublease income.................................  (179,382)  (20,304)  (18,863)  (18,198)  (16,195)  (14,946)   (90,876)
                                                 ---------  --------  --------  --------  --------  --------   --------
Total........................................... $ 388,499  $ 44,917  $ 50,671  $ 49,160  $ 43,287  $100,735   $ 99,729
                                                 =========  ========  ========  ========  ========  ========   ========

--------
(1)Reflects debt outstanding prior to the Transactions.

  After the Transactions

   For the last three quarters of 2002, we are budgeting approximately $50 million for capital expenditures. These expenditures will be for new store locations, remodeling of existing stores, upgrade and integration expenditures at Copps and the maintenance and expansion of our retail stores and wholesale distribution network.

   As a result of the Transactions, we have significant debt service obligations, including interest, in future years. Pro forma interest expense related to the revolving credit facility, term loan, the notes and existing capital leases would have been approximately $34 million for the 12 months ended December 29, 2001, and we expect our interest expense to remain at this level for the remainder of 2002. The term loan will be repayable in 28 consecutive installments, the first 24 of which will each be in the amount of $625,000 and the last four of which will each be in the amount of $58.75 million. See "Risk Factors--Risks related to the notes."

   Our senior credit facility contains various restrictive covenants. It (i) prohibits us from prepaying other indebtedness, including the notes; (ii) require us to maintain specified financial ratios, such as (a) a minimum fixed charge coverage ratio, (b) a maximum ratio of senior debt to EBITDA, and (c) a maximum ratio of total debt to EBITDA; and (iii) require us to satisfy financial condition tests including limitations on capital expenditures. In addition, the senior credit facility prohibits us from declaring or paying any dividends and prohibits us from making any payments with respect to the notes if we fail to perform our obligations under, or fail to meet the conditions of, the senior credit facility or if payment creates a default under the senior credit facility. See "Description of Senior Credit Facility."

   The indenture governing the notes, among other things, (i) restricts our ability and the ability of our subsidiaries to incur additional indebtedness, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates;
(ii) prohibits certain restrictions on the ability of certain of our subsidiaries to pay dividends or make certain payments to us; and (iii) places restrictions on our ability and the ability of our subsidiaries to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. The indenture related to these notes and the senior credit facility also contain various covenants which limit our discretion in the operation of our businesses. For more information, see "Description of Notes."

   Our principal source of liquidity is cash flow generated from operations and borrowings under our revolving credit facility. Our principal use of cash is to meet debt service requirements, finance our capital expenditures, make acquisitions and provide for working capital. Although we expect that cash available from operations, combined with funds available under our $125.0 million revolving line of credit, will be sufficient to fund our operations, debt service and capital expenditures for at least the next 12 months, our debt service obligations could have important consequences for you as a holder of the notes.

   Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures will depend on our ability to generate sufficient cash in the future. This, to some extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing and future indebtedness, including the notes and our senior credit facility, may limit our ability to pursue any of these alternatives. See "Risk Factors."

Critical Accounting Policies

   Allowances for Losses on Receivables. Management makes estimates of the uncollectibility of its accounts and notes receivable portfolios. In determining the adequacy of the allowances, management analyzes the value of the collateral, customer financial statements, historical collection experience, aging of receivables and other economic and industry factors. It is possible that the accuracy of the estimation process could be materially impacted by different judgments as to collectibility based on the information considered and further deterioration of accounts.

   Closed Store Lease Commitments. We have historically leased store sites for sublease to qualified independent retailers, at rates that are at least as high as the rent paid by us. We also lease store sites for our retail segment. Under the terms of the original lease agreements, we remain primarily liable for any commitments a retailer may no longer be financially able to satisfy as well as those of our own stores. Should a retailer be unable to perform under the sublease or should we close underperforming company-owned stores, we would record a charge to earnings for the cost of the remaining term of the lease, less any anticipated sublease income. Should the number of defaults by sublessees or company-owned store closures increase, the remaining lease commitments we must record could have a material adverse effect on operating results and cash flows. See "Risk Factors--We may face credit losses as a result of loans to independent retailers."

   Reserves for Self Insurance. We are primarily self-insured for workers' compensation. It is our policy to record our workers' compensation liability based on claims filed and an estimate of claims incurred but not yet reported. Any projection of losses concerning workers' compensation is subject to a considerable degree of variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns.

   Pension Costs. Many of our employees are covered by noncontributory defined benefit pension plans. We account for these costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 87, which requires us to calculate pension expense and liabilities using actuarial assumptions, including a discount rate and long-term returns on assets. Actual returns on plan assets in excess of return assumptions have, in past years, kept pension expense and cash contributions to the plans at modest levels. Recent weaker market performance may significantly increase pension expense and cash contributions in the future unless asset returns again exceed the assumptions used. Changes in the interest rates used to determine the discount rate may also cause volatility in pension expense and cash contributions.

Effect of Inflation

   Our primary costs, inventory and labor, are affected by a number of factors that are beyond our control, including the availability and price of merchandise, the competitive climate and general and regional economic conditions. As is typical of the food distribution industry, we have generally been able to maintain gross profits by adjusting our retail prices, but competitive conditions may from time to time render us unable to do so while maintaining our market share.

Recent Accounting Standards

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed subsequent to June 30, 2001 no longer be amortized and the amortization of goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed prior to June 30, 2001 cease upon adoption of the statement. Instead, the carrying value of goodwill and intangible assets with indefinite useful lives will be evaluated for impairment on an annual basis. We adopted SFAS No. 142 on December 30, 2001. Amortization of goodwill recorded by us in 2001 was $6.6 million and amortization of goodwill recorded by us for the first quarter ended March 31, 2001 was $1.5 million. We are currently evaluating the provisions of this statement with respect to impairment and have not yet determined the impact on our consolidated financial statements.

   During 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." This pronouncement relates to the income statement classification of sales incentives and will require that we classify certain sales promotions offered to our retail customers as a reduction of net sales (versus cost of sales as currently recorded). We adopted this pronouncement effective December 30, 2001. Accordingly, all prior years have been restated.

Quantitative and Qualitative Disclosures about Market Risk

   We are exposed to market risk relating to changes in interest rates relating to our variable rate debt. We have a significant amount of debt, much of it at floating rates. Our total debt as of June 6, 2002 is $488.9 million, of which $250.0 million bears interest at floating rates. Our total annual interest expense, assuming interest rates as they would have been in effect on March 30, 2002, is approximately $33 million. A 10% rise in interest rates would increase our total annual interest expense by $1.1 million. Market risk relative to our fixed rate debt relates to change in fair value. The potential loss in fair value of a hypothetical 10.0% change in interest rates would not be material to the overall fair value of the debt.

                                   BUSINESS

   Our wholesale operations date back to 1872, when Roundy, Peckham & Dexter, a privately owned wholesaling company, was formed. In 1952, Roundy, Peckham & Dexter was sold to certain of its customers and the company was incorporated as Roundy's, Inc. Through the 1970s, we continued to operate as a retailer-owned cooperative, with food wholesaling operations largely focused in Wisconsin. In the early 1980s, we initiated a strategic plan to grow our wholesale operations by strategically acquiring food wholesalers both within and around Wisconsin. We opened our first Pick 'n Save store in 1975 and built a base of company-owned and operated retail stores throughout the 1980s and 1990s. In 2000 and 2001 we embarked on a strategy of further expanding our retail store base through selective acquisitions. Through this strategy, we have been able to grow our higher margin food retail business and realize synergies with our wholesale business. We are a leading food retailer in the State of Wisconsin and the eighth largest food wholesaler in the United States based on 2001 net sales. We own and operate 60 retail grocery stores, of which 52 are located in Wisconsin and eight are located elsewhere in the Midwest. We distribute a full line of food and non-food products from nine wholesale distribution centers in five Midwestern states and provide value-added services to approximately 800 licensee and independent retail locations in Wisconsin and throughout the Midwest. For the 12 months ended December 29, 2001 we generated pro forma net sales and EBITDA of $3.6 billion and $119.8 million, respectively.

   Pursuant to a share exchange agreement dated April 8, 2002, by and among Roundy's, Inc. and RAC, we entered into a series of transactions that resulted in Roundy's becoming a wholly owned subsidiary of RAC. RAC is owned by investment funds controlled by Willis Stein, certain other associated investors, and Messrs. Mariano and Karst. For more information, see "The Acquisition."

   Our Retail Operations. We operate our 60 company-owned retail grocery stores primarily under the Pick 'n Save and Copps banners. The majority of our Pick 'n Save and Copps stores are combination food and drug stores, offering all of the products and services typically found in a traditional supermarket as well as a pharmacy, a broad line of health and beauty care products and a large selection of seasonal merchandise. During fiscal years 1999 to 2001, our stores (including stores operated while under previous ownership) experienced annual same store sales growth of 5.8%, 3.4% and 3.5%, respectively. Our retail stores are among the industry leaders in weekly sales per store, with an average of $496,000 in 2001, as compared to an industry average of $317,000. We have developed successful loyalty card programs at both our Pick 'n Save and Copps stores, with an aggregate of approximately 1.8 million cards issued to date.

   Pick 'n Save. In addition to our 35 company-owned stores, we also license the Pick 'n Save brand name to independent retailers operating 56 locations primarily in Wisconsin. Our Pick 'n Save banner has an estimated 40% market share in the metropolitan Milwaukee area and maintains leading market positions elsewhere in Wisconsin. Our Pick 'n Save stores are operated as high volume, everyday low price ("EDLP") retail grocery stores that seek to provide customers with the lowest tape total in their respective market. In our markets, this low price strategy is uniquely complemented by a broad assortment of high quality perishables and our focus on providing the same level of customer service and variety found in traditional supermarkets. For example, many of our Pick 'n Save stores have pharmacies, in-store banks and full-service deli, meat and bakery departments.

   Copps. The majority of our Copps stores are operated as combination food and drug stores, with the remainder operated as traditional supermarkets. We believe that our Copps stores have developed a reputation within their markets for providing superior customer service and quality perishables. Additionally, our Copps stores operate under a promotion-driven pricing strategy through weekly advertising circulars, which is complemented by Copps' successful loyalty card program.

   Our Wholesale Operations. From our nine strategically located wholesale distribution centers located in Wisconsin (3), Indiana (2), Ohio (2), Illinois
(1) and Michigan (1), we supply over 30,000 products to approximately 800 licensee and independent retail locations. Our customer base includes company-owned stores, licensed Pick 'n Save locations and single and multi-location independent retailers. We are a full-service distributor with a broad product line that includes dry grocery, frozen food, fresh produce, meat, dairy products, bakery goods and non-food products offered under both national brands and private labels, including our own Roundy's and Old Time labels. Our nine wholesale distribution centers aggregate approximately 3.9 million square feet, approximately 80% of which we own. Based upon 2001 annual net sales, we are the eighth largest food wholesaler in the United States and a leading food wholesaler in the Midwest. We believe that our annual wholesale net sales volume provides us with economies of scale and substantial purchasing power.

Our Strengths

   Strong Regional Franchise with a Long History. We first entered the wholesale distribution business in 1872, and Copps began its wholesale operations in 1892. The first Copps retail store was opened in 1946 and the first Pick 'n Save store was introduced in 1975. Over the course of our 130-year operating history, we believe that we have developed strong ties with the communities in which we operate, as reflected in a recent survey that found that Milwaukee metropolitan area shoppers believed that Pick 'n Save maintains superior community involvement. As a result of our long operating history, our commitment to high quality service and our strong community ties, we believe that we have developed strong customer loyalty and brand name recognition across our Roundy's, Pick 'n Save and Copps banners.

   Leading Market Positions. We believe we have developed a valuable and strategically located store base, strong brand name recognition across both of our major store banners and private labels, customer loyalty and a reputation as a quality and service leader. A recent independent survey of customer perceptions indicated that Pick 'n Save stores outperformed their metropolitan Milwaukee peers with respect to overall variety, level of in-store service, total value for the money and overall rating as the place to shop for groceries. The Pick 'n Save banner maintains the number one market position in Milwaukee with an estimated 40% market share in the metropolitan area, which has a population of approximately 1.5 million. Additionally, through our Pick 'n Save and Copps banners, we maintain the number one market position in several other large Wisconsin markets, including Madison, Appleton and Racine.

   Prime Locations with a Modern Store Base. The majority of our stores are situated in high traffic areas throughout Milwaukee and other attractive urban and suburban markets. We believe that this gives us a strong position with respect to new competitive entrants as our store base would be difficult to replicate. According to an independent research firm, approximately 59% of Milwaukee metropolitan area shoppers cited convenient store locations as a reason for selecting Pick 'n Save as their primary supermarket. In addition, we believe that maintaining a modern store base is critically important and a key component of our focus on customer service. Approximately 79% of our stores have been newly built or remodeled within the past five years. Going forward, we expect to complete either a major or minor remodeling of each of our stores every five to seven years to maintain our stores' modern appearance and our competitive position within our markets.

   Significant Captive Revenue Stream. We believe that we have established a significant captive wholesale revenue stream. Approximately 69% of our wholesale net sales in 2001 was derived from sales to (i) our company-owned stores; (ii) our licensed Pick 'n Save locations; and (iii) independent customers under long-term supply contracts. We believe that we have created strong economic incentives for both our licensed customers and other customers under supply contracts to maintain their relationship with us and maximize their purchases from us. Our license and supply agreements typically contain some or all of the following provisions:

  .  license of the Pick 'n Save banner;

  .  sublease of the real property and associated building;

  .  long term (current remaining average life of over five years);

  .  minimum purchase amounts;

  . the supply of private labels that we control, including the Roundy's and Old Time labels;

  .  our right of first refusal to purchase licensed Pick 'n Save locations; and

  .  other value-added services provided by us.

   Long-Standing and Diverse Customer Relationships. Our 25 largest wholesale customers, excluding company-owned stores, accounted for approximately 41% of our wholesale net sales in 2001 and have been conducting business with us for an average of 22 years. We attribute our long-standing customer relationships to our high quality distribution system, superior customer service levels, competitive prices and strong private label program. Additionally, we have a diverse customer base of approximately 800 retail locations, with our largest independent licensee or wholesale customer accounting for approximately five percent of our wholesale operations' net sales in 2001.

   Experienced Management Team with Strong Track Record. Robert A. Mariano, our new Chairman, Chief Executive Officer and President, and Darren W. Karst, our new Executive Vice President and Chief Financial Officer, both have a significant amount of experience in the grocery business. Messrs. Mariano and Karst are the former Chief Executive Officer and Chief Financial Officer, respectively, of Dominick's Supermarkets, Inc. While at Dominick's, Messrs. Mariano and Karst were successful in implementing numerous operational initiatives that improved the financial performance of Dominick's. Such initiatives included a substantial new store development and existing store renovation program, improved labor productivity, increased private label penetration and a migration of the sales mix to higher margin perishable products. Messrs. Mariano and Karst are joining our knowledgeable and experienced senior management team, which has an average of 16 years of experience with us and 28 years within the industry. Messrs. Mariano and Karst and other members of Roundy's senior management beneficially own approximately 10-12% of our fully diluted common equity.

Our Strategy

   Pursue Operational Enhancements. We believe we have the opportunity to enhance revenue growth and improve margins through the implementation of selected operational enhancements. Specifically, we believe that we can continue our recent trend of improving profit margins by:

  . shifting our product mix towards higher margin perishable and specialty products;

  . centralizing purchasing functions to further improve economic terms from our supplier base; and

  .  increasing sales derived from our higher margin private label programs.

   Additionally, as we pursue our growth strategy for our retail operations, our consolidated margins are expected to benefit as our sales mix shifts increasingly to our higher margin retail operations. We also believe there are opportunities for us to reduce our operating expenses through a continued focus on labor productivity, as well as the pursuit of further wholesale distribution network efficiencies.

   Expand our Store Base. We intend to maintain and build upon our market leadership positions in our primary markets by selectively expanding our store base in and around our primary market of Wisconsin. We believe we can leverage our widely recognized Pick 'n Save banner and market leadership positions to strategically open new stores and fill in our geographic footprint. We believe that Wisconsin, which has a population of approximately 5.4 million, has numerous attractive new store fill-in opportunities due to population growth and our desire to expand our presence in selected underserved markets.

   Pursue Strategic Acquisition Opportunities. We will continue to evaluate and selectively pursue strategic acquisitions that complement our existing retail operations in and around our primary market of Wisconsin. During the past several years, we have focused our acquisition activities on (i) the consolidation of the Pick 'n Save banner via the acquisition of licensees and
(ii) the purchase of larger chains with strong market positions within our primary market of Wisconsin. We believe that the acquisition of licensed Pick 'n Save operators are strategically attractive, complementary transactions with minimal integration risk, as evidenced by our acquisition and successful integration of 24 licensed Pick 'n Save locations in 2000. Additionally, we believe that the purchase of other retail operators in and around Wisconsin would provide us with substantial economic benefits given our familiarity with the market and by leveraging additional sales through our existing wholesale distribution network and infrastructure.

Retail Operations

   We operate our company-owned retail grocery stores primarily under the Pick 'n Save and Copps banners. Over the past three years, our focus on expanding our retail operations has led us to make selective acquisitions to increase our store base in our markets. As a result, we have increased the number of company-owned stores from 23 stores at the end of 1999 to our current store base of 60 as of March 30, 2002.

                                                As of Fiscal Year
                                                    Ended,          As of
                                                ----------------- March 30,
                                                1999  2000  2001    2002
                                                ----  ----  ----  ---------
       Pick 'n Save format stores..............  14    37    35      35
       Copps format stores.....................   9     6    26      25
                                                 --    --    --      --
          Total company-owned stores...........  23    43    61      60
                                                 ==    ==    ==      ==

   As of March 30, 2002, 52 of our stores were located in Wisconsin, with an additional four in Michigan, two in Ohio and one each in Illinois and Indiana. Our stores range in size from 25,900 to 131,000 square feet and average approximately 61,000 square feet. In 2001, our stores generated average weekly net sales of $496,000, which compares favorably to an estimated average of $317,000 for the 50 largest supermarket operators in the United States. Also, in 2001 our stores generated average annual sales per selling square foot of $495, which compares favorably to an estimated average of $452 for the top 50 supermarket operators in the United States.

   We have focused on leveraging our strong brand names, high level of customer service, high quality perishables and strategically located stores, to increase market share. The Pick 'n Save banner maintains the number one market position in the Milwaukee metropolitan area with an estimated 40% market share. Additionally, through our Pick 'n Save and Copps banners, we also maintain the number one market positions in several of Wisconsin's other large markets, including Madison, Appleton and Racine.

   Pick 'n Save. Our 35 Pick 'n Save format stores operate principally in Wisconsin (31) and are operated as high volume, EDLP retail grocery stores that seek to provide customers with the lowest tape total in their respective market. In our markets, this low price strategy is uniquely complemented by a broad assortment of high quality perishables and our focus on providing the same levels of customer service and variety found in traditional supermarkets. For example, 16 of our Pick 'n Save stores have pharmacies that are leased and operated by Aurora Healthcare, 26 have in-store banks that are leased and operated by third party financial institutions, and all have full-service deli, meat and bakery departments.

   The combination of our 31 company-owned Pick 'n Save stores in Wisconsin and the 56 licensed Pick 'n Save stores, of which 53 are located in Wisconsin, makes Pick 'n Save the largest supermarket chain operating under a single banner in Wisconsin both in terms of number of stores and annual sales.

   Our Pick 'n Save format stores are generally large, modern and situated in high traffic areas. These stores follow a merchandising strategy in which we provide superior quality perishables while maintaining everyday low prices. A typical store features a large center section of grocery products, general merchandise and health and beauty care products, with warehouse-style racking. Through our "Wall of Values," we feature products offered at exceptional values. The center section is typically bordered by specialty departments such as dairy, produce, meat and seafood, bakery, deli, floral and liquor. All of our Pick 'n Save format stores operate under a USDA Choice meat program, which is augmented by a premium Black Angus program in the meat service counter. Our Pick 'n Save format stores also carry approximately 2,250 private label products under both our

Roundy's and Old Time labels. During the first quarter of 2002, private labels in our Pick 'n Save stores accounted for approximately 9.1% of our net sales.

   In 1989, our Pick 'n Save stores introduced the Advantage Plus Loyalty Card program. Since that time, we have issued approximately 1.2 million Advantage Plus Cards, and purchases utilizing these cards currently account for approximately 80% of all Pick 'n Save supermarket sales. In addition to making this card available to customers of our company-owned and licensed stores, it is also available to customers of our independent retailers.

   Copps. Our 25 Copps format stores operate in Wisconsin (21 stores operate under the Copps banner) and in Michigan (four stores operate under the Orchard Foods banner). The majority of our Copps stores operate as combination food and drug stores, with the remainder operating as traditional supermarkets. We believe that our Copps stores have developed a reputation within their respective markets for providing superior customer service and high quality perishables. In addition, our Copps stores operate under a promotion-driven pricing strategy through weekly advertising circulars. This strategy is complemented by a successful loyalty card program that has issued approximately 550,000 cards since its introduction in 1997.

   A typical Copps store consists of a center section featuring dry grocery products (including frozen foods), general merchandise and health and beauty care products. This center section is bordered by specialty departments that are carefully managed with respect to product presentation, size, decor and appearance. The peripheral areas typically include produce (with a nearby natural foods section), meat and seafood, bakery, deli, dairy, liquor and video departments. Like our Pick 'n Save stores, our Copps stores operate under a USDA Choice meat program, which is augmented by a premium Black Angus program in the meat service counter.

   Our Copps stores seek to be service leaders in their given markets with a broad range of high quality products. In addition, we attempt to differentiate our Copps stores from their competitors by providing an extensive range of services and an upscale ambience. For example, 12 of our Copps stores have full-service pharmacies operated by Aurora Healthcare, six stores in Wisconsin have adjacent fuel centers and most stores have ATM machines and/or in-store banks.

   Other Retail Formats. In addition to the 60 retail grocery stores we operate, we also own and operate eight fuel centers in Wisconsin that are adjacent to our stores. These fuel centers operate primarily under the banner "Qwik Stop," and generated annual net sales of approximately $13.7 million for the year ended December 29, 2001.

Wholesale Operations

   Our wholesale operations sell and distribute a broad range of food and non-food products to (i) our company-owned retail stores; (ii) licensed Pick 'n Save locations; and (iii) independent food retailers located principally in Wisconsin and elsewhere in the Midwest.

   Customers Served. Our wholesale segment distributes to (i) 60 company-owned stores; (ii) 56 licensed Pick 'n Save stores; and (iii) approximately 730 independent retail locations. We are the primary supplier for all of our company-owned stores and licensed Pick 'n Save stores and we believe that the majority of our independent retailers also use us as their primary supplier. The following chart illustrates the percentage of our wholesale net sales sold to each of our customer groups:

                                         Fiscal Year Ended,   Three Months
                                        -------------------  Ended March 30,
              Customer Type              1999   2000   2001       2002
              -------------             -----  -----  -----  ---------------
    Company-owned stores...............   8.3%  22.0%  29.5%       31.9%
    Licensed Pick 'n Save stores.......  37.6   22.6   22.8        22.9
    Independent retailers..............  54.1   55.4   47.7        45.2
                                        -----  -----  -----       -----
       Total........................... 100.0% 100.0% 100.0%      100.0%
                                        =====  =====  =====       =====

   We believe we have a balanced customer base that ranges from small convenience store operators to large, modern superstores. The majority of our customers are independent, conventional food retailers operating one or more stores. As of March 30, 2002, approximately 140 of our customers operated more than one retail food store, with the largest independent customer operating 36 retail food stores. However, on an aggregate dollar basis, the majority of our net sales are derived from sales to our company-owned stores and to licensed Pick 'n Save stores. We believe that this diversification of our wholesale customer base provides us with a wholesale revenue stream that is not dependent upon any single customer or group of customers. In addition, we believe we have been successful at building long-term relationships with our broad base of customers. In 2001, our largest independent customer accounted for approximately five percent of our wholesale net sales. Our 25 largest wholesale customers, excluding company-owned stores, accounted for approximately 41% of our wholesale net sales in 2001 and they have been customers of ours for an average of approximately 22 years.

   We have long-term license and supply contracts in place with 196 of the retail locations that we serve, which corresponds to approximately $1.1 billion, or 39% of our total wholesale net sales for 2001. These license and supply contracts contain numerous provisions that serve to strengthen our customer relationships, including, in many cases, (i) license of the Pick 'n Save banner; (ii) sublease of the real property and associated buildings; (iii) long term (current remaining average duration of over five years); (iv) minimum purchase amounts; (v) the supply of private labels that we control, including the Roundy's and Old Time labels; (vi) our right of first refusal to purchase licensed Pick 'n Save locations; and (vii) other value-added services provided by us. As a result of the license and supply agreements that we have in place with our customers, we believe that we have created strong economic incentives for both our licensed customers and our other independent customers under supply contracts to maintain their relationship with us and to maximize their purchases from us.

   Licensees. In addition to our company-owned stores, we also license the Pick 'n Save brand name to 56 independent retail stores located primarily in Wisconsin. Under the terms of each licensing agreement, we allow the licensees to use the Pick 'n Save banner free of charge in exchange for entering into supply agreements in which the licensees agree to purchase a majority of their product requirements from us.

   Products. We offer customers over 30,000 products across seven different product categories, including dry grocery, frozen food, fresh produce, meat, dairy products, bakery goods and non-food products. We sell most nationally advertised brands as well as numerous products under our private and controlled labels.

   Private Labels. Our private and controlled labels include Roundy's, Old Time, Shurfine, IGA and Buyers' Choice. We developed the Roundy's brand private label in the late 1800s, and today, the label consists of over 2,000 items. We attempt to position these items as being of equal or better value than the comparable branded product, but offered at a lower price. We also own the Old Time brand which consists of approximately 250 items and is positioned as a value alternative to the Roundy's brand. Roundy's and Old Time are the primary private labels in both the Pick 'n Save format stores and substantially all of our independent retail customers' stores. IGA is the primary private label in our Copps format stores.

   Procurement. We believe that we have developed economies of scale and substantial purchasing power with respect to our suppliers through our annual wholesale net sales volume of approximately $3.0 billion. We believe that our ability to procure products at the best available prices provides us with a competitive advantage by allowing us to sell our merchandise to customers at competitive prices.

   We conduct product procurement at both the corporate and divisional levels depending on the type of product. Branded products are typically procured at the divisional level, based on local market demand/preferences. Certain products such as milk, bread, spices, ice cream and certain meats, as well as private label products, are purchased centrally at the corporate level. We believe that further centralization of the procurement functions at the corporate level will enable us to obtain more favorable economic terms from our suppliers.

   We purchase products from numerous vendors, with no vendor representing more than approximately 9% of total purchases in 2001.

   Distribution Network. We conduct our wholesale operations through nine distribution centers aggregating approximately 3.9 million square feet, approximately 80% of which we own. Our distribution centers are located in Wisconsin (3), Indiana (2), Ohio (2), Illinois (1) and Michigan (1). On average, our distribution centers serve a geographic radius of approximately 250 miles and our average customers are within 105 miles of the primary distribution center serving them. Our distribution network is supported by a modern fleet of 278 tractors, 791 trailers and 15 delivery trucks. The average age of our tractors and trailers is four years and seven years, respectively. We are currently planning to close our Muskegon, Michigan wholesale facility and consolidate the operations of that facility with those of our Westville, Indiana wholesale facility.

   We have invested approximately $49 million since 1998 in our distribution network, including installing new standardized systems at all facilities and performing numerous enhancements and expansions of existing warehouses.

   Value-Added Services. In an effort to both help our customers compete more effectively and to enhance and solidify our relationships with our customers, we offer a host of value-added services to Pick 'n Save licensees and our independent customers. These services include market analysis, business development, accounting and inventory control and retail training. Some of these services are handled by regional retail counselors and merchandising specialists we employ. Their responsibilities include (i) analyzing and recommending store facilities and equipment; (ii) developing programs and objectives for establishing efficient methods and procedures for receipt, handling, processing, checkout and other operations; (iii) informing customers about the latest industry trends; and (iv) assisting and dealing with customers' training needs.

   Capital Investment in Customers. As part of the value-added services we offer to retailers, we occasionally lease equipment to retailers and provide capital to qualified customers through secured loans, becoming primarily or secondarily obligated under store leases. In making credit and investment decisions, we consider many factors, including estimated return on capital and assumed risks and benefits (including our ability to secure long-term supply contracts with these customers).

  . Secured Loans and Lease Guarantees. We selectively make loans to customers for store expansions or improvements. We have a corporate finance committee that carefully analyzes each loan application according to strict written standards. These loans are typically secured by inventory and store fixtures, have personal guarantees, bear interest at rates above the prime rate and are for terms of five to seven years. As of March 30, 2002, we had $9.4 million of outstanding secured loans to Pick 'n Save licensees and independent customers. In addition, we occasionally guarantee loans and lease obligations for certain of our customers. At March 30, 2002 the total amount of outstanding loan and lease guarantees was $1.2 million.

  . Store and Equipment Leases. On an individual basis, we occasionally sublease store sites and equipment to qualified customers, generally at a premium to our cost of the primary lease. This enables these customers to be more economically competitive with larger grocery store chains and allows them to bid on store sites at favorable rates. In exchange, we receive tangible benefits from these activities as we require customers to direct a majority of their purchasing activities to our wholesale operations during the term of the sublease, and we gain a right of first refusal on the store in the event it is sold. In fiscal 1999, 2000 and 2001, we received aggregate sublease rentals of $23.3 million, $23.3 million and $21.8 million, respectively, from a diverse group of licensed Pick 'n Save licensees and independent customers.

Competition

   The grocery industry, including the wholesale food distribution business, is a competitive market. In order to compete effectively, we must have the ability to meet fluctuating competitive market prices, provide a wide range of perishable and nonperishable products, make prompt and efficient delivery and provide the related services which are required by modern supermarket operations.

   We compete with a number of local and regional grocery wholesalers and with a number of major businesses, which market their products directly to retailers, including companies having greater financial resources than us. Our wholesale customers and our company-owned stores also compete at the retail level with several chain store organizations, which also have integrated wholesale and retail operations. Our competitors range from small local businesses to large national businesses. Our success is in large part dependent upon the ability of our company-owned retail stores and wholesale customers to compete with larger grocery store chains.

   In competing for customers, emphasis is placed on high quality and a wide assortment of products, low service fees and reliability of scheduled deliveries. We believe that the range and quality of other business services provided to retail store customers by the wholesaler are increasingly important factors, and that success in the wholesale food industry is dependent upon the success of our customers who are also engaged in a competitive, low profit margin industry.

Facilities

   Our principal executive offices are located in Pewaukee, Wisconsin, on a seven-acre site which we own.

   Our wholesale activities are conducted by us from the following warehouses:

                         Approximate
                           Square    Type of
Location                   Footage   Interest         Products Distributed
--------                 ----------- -------- -------------------------------------
Wauwatosa, Wisconsin       745,000    Owned   All product lines, except non-food
                           310,000    Leased  products
Mazomanie, Wisconsin       225,000    Leased  Dry groceries and non-food products
Stevens Point, Wisconsin   446,000    Owned   All product lines, except non-food
                                              products
Westville, Indiana         683,000    Owned   All product lines, except non-food
                                              products
Lima, Ohio                 515,000    Owned   All product lines, except produce and
                           118,000    Leased  non-food products
Eldorado, Illinois         384,000    Owned   Dry grocery products
Evansville, Indiana        136,000    Owned   Frozen food, meat and dairy products
Van Wert, Ohio             122,000    Leased  Non-food products
Muskegon, Michigan (1)     215,000     Owned  All product lines, except produce,
                                              frozen foods, and non-food products

--------
(1)This location will be closed in 2002, and all operations will be transferred to our Westville, Indiana facility.

   In addition to the above, as of March 30, 2002, we operated 60 retail grocery stores, ranging from 25,900 to 131,000 square feet. These facilities are primarily occupied by us under leases with primary terms ending from 2003 to 2020.

   We believe our current properties are well maintained and, in general, are adequately sized to house existing operations. All of our owned properties are subject to liens under our senior credit facility.

Employees and Labor

   As of March 30, 2002, we had 13,451 employees, including 7,275 full-time employees and 6,176 part-time employees. The following table illustrates the approximate allocation of our employees by functional area as of March 30, 2002:

                                                   No. of   % of
             Area                                 Employees Total
             ----                                 --------- -----
             Executive, administrative & clerical   1,414    10.5%
             Warehouse, processing & drivers.....   1,651    12.3
             Retail operations...................   4,210    31.3
             Part-time employees in all areas....   6,176    45.9
                                                   ------   -----
                Total............................  13,451   100.0%
                                                   ======   =====

   Approximately 36% of our employees are covered by 25 collective bargaining agreements (typically having 3 to 5 year terms) negotiated with 9 different local unions. During 2002, seven contracts, covering 1,283 employees, or approximately 14% of our unionized workforce, will expire. We do not anticipate any difficulty in renegotiating these contracts. We believe that our relationships with our employees are good.

Management Information Systems

   We maintain state-of-the-art management information systems in order to realize greater operating efficiencies and customer service and minimize our cost of operations. We believe that the installation of buying, inventory tracking and receiving systems has resulted in significant cost savings.

   We operate a centralized financial reporting system that automatically pulls general ledger, accounts payable, fixed assets and payroll data from each of our nine divisions. We have also installed an accounts payable, purchasing and receiving system in our divisions that quickly reconciles these accounts and eliminates duplicative paper work.

   We have installed state-of-the-art inventory tracking systems in each of our divisions. Through the use of bar codes, we can monitor and control the flow of inventory in our warehouses from delivery to dispatch. While in the warehouse, the system can identify both the location and quantity of inventory and can formulate the most efficient route for the product to be pulled to fill a customer order. As a result of the implementation of these systems, we have reduced warehouse shrinkage, inventory spoilage and delivery scratch rates, which has helped to increase overall profitability.

Trade Names, Service Marks and Trademarks

   We use a variety of trade names, service marks and trademarks. We own the Pick 'n Save name and license it to retailers operating 56 stores. These licensees pay no licensing fees and substantially all have executed a license and supply agreement which requires them to purchase the majority of their products from us. We also have trademarks, registered or otherwise, including Roundy's, Pick 'n Save, Copps, Old Time and Buyers' Choice, which we use in the ordinary course of business.

Governmental Regulation

   We are subject to regulation by a variety of governmental agencies, including, but not limited to the U.S. Food and Drug Administration, the U.S. Department of Agriculture and state and local health departments and other agencies.

   As a result of the Transactions we are required to transfer certain permits and licenses related to our business. Among the licenses which we are required to transfer are licenses relating to the sale of alcoholic beverages in our stores. We believe that we should be able to obtain appropriate consents and approvals for the transfer of all of our liquor and other licenses.

Environmental Regulation

   We are subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, we may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to our facilities and the land on which our facilities are situated, regardless of whether we lease or own the facilities or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. Although we typically conduct a limited environmental review prior to acquiring or leasing new facilities or undeveloped land, there can be no assurance that known or unknown environmental conditions relating to prior, existing or future facility sites or our activities or the activities of our predecessor in interest will not have a material adverse effect on us. It is difficult to predict future environmental costs as the costs of environmental compliance vary significantly depending on the extent, source and location of the contamination, geological and hydrological conditions, available reimbursement by state agencies, the enforcement policies of regulatory agencies and other factors.

Legal Proceedings

   We are a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of our business. While the ultimate effect of such actions cannot be predicted with certainty, we expect that the outcome of these matters will not result in a material adverse effect on our business, financial condition or results of operations.

   We are involved in litigation with a former officer and employee of Roundy's stemming from the termination of such employee's employment in 2001. We do not believe the claims in this suit have any merit, and we have vigorously contested them and will continue to do so. The same individual has also threatened to bring other legal actions against us and/or our officers. Our Board of Directors has evaluated these claims, and on the basis of that evaluation has concluded that there is no factual basis to support them. If such litigation is commenced, we intend to defend it vigorously. While we do not believe that this pending or threatened litigation will result in any material liability on our part, there can be no assurance to that effect.

                                  MANAGEMENT

Directors and Executive Officers

   The executive officers and directors of Roundy's are as follows:

         Name               Age     Position(s) held with Roundy's
         ----               --- ---------------------------------------
         Robert A. Mariano. 52  Chairman of the Board, Chief Executive
                                Officer and President; Director
         Darren W. Karst... 42  Executive Vice President and Chief
                                Financial Officer
         Londell J. Behm... 51  Vice President, Advertising
         Ralph D. Beketic.. 55  Vice President, Wholesale
         David C. Busch.... 53  Vice President, Administration
         Gary L. Fryda..... 49  Vice President, Corporate Retail
         Larry Goddard..... 47  Vice President, Management Information
                                Systems
         Edward G. Kitz.... 48  Vice President, Secretary and Treasurer
         John E. Paterson.. 54  Vice President, Distribution
         Michael J. Schmitt 53  Vice President, Sales and Development
         Marion H. Sullivan 55  Vice President, Marketing
         Mark P. Michaels.. 42  Director
         Avy H. Stein...... 47  Director

   Robert A. Mariano is the Chairman of the Board, Chief Executive Officer, President and a director of RAC and Roundy's. Mr. Mariano served as the President and a Director of Dominick's Supermarkets, Inc. from March 1995 and Chief Executive Officer from January 1996 until Dominick's sale to Safeway Inc. in 1998. Mr. Mariano also served as Chief Operating Officer of Dominick's from March 1995 until January 1996. Mr. Mariano joined Dominick's in 1972.

   Darren W. Karst is the Executive Vice President and Chief Financial Officer of RAC and Roundy's. From 2000 to 2002, Mr. Karst served as Executive Vice President and Chief Financial Officer of Alliance Entertainment Corp., a distributor of music and video products. Mr. Karst served as Executive Vice President, Finance and Administration of Dominick's from March 1996, and Senior Vice President, Chief Financial Officer, Secretary and a Director from March 1995 until its sale in 1998. From 1991 to 2002, Mr. Karst was a partner at The Yucaipa Companies.

   Londell J. Behm has served as Vice President of Advertising since 1988. Mr. Behm joined Roundy's in 1982 as the Advertising Manager and served as the Corporate Director of Advertising in 1987. Prior to joining Roundy's in 1982, Mr. Behm was the Advertising Manager at United Foods, a food wholesale distribution company, from 1972 to 1982.

   Ralph D. Beketic has served as Vice President of Wholesale since 1996. Mr. Beketic joined Roundy's in 1991 as Vice President of Sales for the Milwaukee Division and served as President of Roundy's Wisconsin Region from 1993 to 1996. Prior to joining Roundy's in 1991, Mr. Beketic maintained several managerial positions with The Fleming Companies, Inc., a grocery wholesale and retail company, including Director of Warehouse Stores, Sales and Retail Operations Manager and Non-Foods Operations Manager. Prior to joining The Fleming Companies in 1981, Mr. Beketic spent 19 years in various positions with Safeway Inc.

   David C. Busch has served as Vice President of Administration since 1993. Mr. Busch joined Roundy's in 1988 as Director of Human Resources and was promoted to Vice President in 1990. Prior to joining Roundy's, Mr. Busch was Vice President of Human Resources for Service Merchandise Company in 1988 and Director of Human Resources for Malone & Hyde, Inc., a food wholesale distribution company, from 1983 to 1987.

   Gary L. Fryda has served as Vice President of Corporate Retail since 2000. From 1987 to 2000, Mr. Fryda served as the President and Chief Executive Officer of Mega Marts, Inc., which was acquired by Roundy's in March 2000. From 1986 to 1987, Mr. Fryda worked for Cardinal Foods, a grocery wholesale and retail company, initially as Vice President and Chief Operating Officer of Cardinal's retail division and later as President of the retail division. From 1977 to 1986, Mr. Fryda served in managerial roles with Roundy's, including Executive Vice President and Chief Operating Officer of Pick 'n Save stores and Vice President of Pick 'n Save stores.

   Larry Goddard has served as Vice President of Management Information Systems since 2001 and served as Director of Technical Support and Operations from 1998 to 2001. Mr. Goddard was the Vice President of Sales at Allen Systems Group, a software development and marketing company, from 1996 to 1997 and held various positions with Canada Trust from 1980 to 1996, most recently as an Assistant Vice President of MIS.

   Edward G. Kitz has served as Vice President, Secretary and Treasurer of Roundy's since 1995. Mr. Kitz joined Roundy's in 1980 as the Corporate Controller and was promoted to Vice President in 1985. In 1989, Mr. Kitz assumed the additional responsibilities of Treasurer. Prior to joining Roundy's, Mr. Kitz was with Deloitte & Touche LLP.

   John E. Paterson has served as Vice President of Distribution since 1997. Mr. Paterson joined Roundy's in 1993 as the Vice President of Distribution, Milwaukee Division. Prior to joining Roundy's in 1993, Mr. Paterson was the Vice President of Distribution at SuperValu, Inc. from 1990 to 1993.

   Michael J. Schmitt has served as Vice President of Sales and Development since 1994. Prior to this position, Mr. Schmitt was the Vice President, North Central Region from 1992 to 1994 and General Manager, Milwaukee Division from 1990 to 1991. Mr. Schmitt joined Roundy's in 1977.

   Marion H. Sullivan has served as Vice President of Marketing since 1989. Prior to this, Mr. Sullivan served as President of the Pick 'n Save retail chain of stores from 1987 to 1989. Prior to joining Roundy's in 1987, Mr. Sullivan was Director of Warehouse Store Operations for Wisconsin at Godfrey Company, a grocery wholesale and retail company, from 1982 to 1987. He was also previously employed at Supermarket Interstate, a grocery wholesale and retail company, Wetterau, a grocery wholesale and retail company, and Nash Finch Company, a grocery wholesale and retail company, for 13 years.

   Mark P. Michaels is a director of RAC and Roundy's. Mr. Michaels has served as a Managing Director of Willis Stein & Partners L.P. since 2000. From 1997 to 2000, Mr. Michaels was a Principal at DLJ Merchant Banking Partners. From 1987 to 1997, Mr. Michaels was a consultant at McKinsey & Company, Inc.

   Avy H. Stein is a director of RAC and Roundy's. Mr. Stein is a Managing Director of Willis Stein & Partners L.P. Prior to the formation of Willis Stein in 1994, Mr. Stein served as a Managing Director of CIVC Partners from 1989 to 1994. From 1984 to 1985, Mr. Stein was President of Cook Energy Corporation and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. From 1980 through 1983, Mr. Stein was an attorney with Kirkland & Ellis. Mr. Stein has also served as a special consultant for mergers and acquisitions to the Chief Executive Officer of NL Industries, Inc. and as the Chief Executive Officer of Regent Corporation. He currently serves as a Director of several companies, including Ziff Davis Media, Inc., CTN Media Group Inc., Racing Champions Corporation, Tremont Corporation and other Willis Stein portfolio companies.

   Except as described herein, there are no arrangements or understandings between any executive officer and any other person pursuant to which that person was elected or appointed to his position.

   Our Board of Directors has the power to appoint officers. Each officer will hold office for the term determined by our Board of Directors and until such person's successor is chosen and qualified or until such person's death, resignation or removal. Our Board of Directors currently has no standing committees, although it may create committees.

Executive Agreements

   Robert Mariano. In connection with the Transactions, we entered into an Executive Agreement with Mr. Mariano, which governs the terms of Mr. Mariano's employment with us.

   In his Executive Agreement, Mr. Mariano agreed to serve as our Chairman of the Board, Chief Executive Officer and President until he resigns or until we terminate his employment. While employed by us, Mr. Mariano will receive an annual base salary of $600,000, subject to increase by our Board of Directors. Mr. Mariano is also eligible for a bonus of up to 100% of his base salary based upon the achievement of certain financial goals. In addition, he is entitled to customary benefits for which senior executives of Roundy's are generally eligible.

   Mr. Mariano's employment will continue until his death or incapacity, termination by us, with or without cause, or his resignation for any reason. His Executive Agreement provides for an initial term of employment of five years. If Mr. Mariano's employment is terminated by us prior to that time without cause, or if he resigns with good reason (each as defined in the Executive Agreement), he will be entitled to one year of his base salary and employee benefits through the first anniversary of his termination.

   Mr. Mariano's Executive Agreement also contains customary noncompetition provisions.

   Mr. Mariano's Executive Agreement also provides for the purchase by him of shares of RAC common stock in exchange for a promissory note. The RAC common stock he purchased under the Executive Agreement is subject to time vesting provisions, which will vest ratably over a five year period. Mr. Mariano also purchased additional shares of RAC common and preferred stock for cash on generally the same terms and conditions as Willis Stein.

   Darren W. Karst. Mr. Karst entered into an Executive Agreement on substantially similar terms to those contained in Mr. Mariano's Executive Agreement, except that his base salary is $450,000.

   Gary L. Fryda. Roundy's has an employment agreement with Gary L. Fryda, which expires on April 1, 2005. The agreement requires Mr. Fryda to perform certain services for Roundy's as Vice President of Corporate Retail and provides Mr. Fryda with an annual salary of $332,500 for the term of the agreement. Mr. Fryda is also entitled to participate in certain employee benefit programs, which we make generally available to our executives from time to time. During the employment period and for a period of two years after termination of employment (under certain circumstances), Mr. Fryda agrees not to compete with Roundy's based on certain terms described in the agreement.

Historical Compensation

   The following table shows the compensation for the past three years of our former Chief Executive Officer and Chief Financial Officer and our next four most highly compensated executive officers performing policy making functions for Roundy's, including the Chief Executive Officer (the "named executive officers"):

                                                                   Long-Term
                                                                  Compensation
                                                                  ------------
                                                                   Securities
                 Name and                        Salary            Underlying     All Other
            Principal Position             Year  (1)(2)   Bonus     Options    Compensation (3)
            ------------------             ---- -------- -------- ------------ ----------------
Gerald F. Lestina (4)..................... 2001 $500,000 $188,125      --          $161,165
 Former President and Chief Executive      2000  475,000  166,250      --            21,522
 Officer                                   1999  410,231  126,646      --            16,101
Robert D. Ranus (4)....................... 2001  250,000   94,063      --            82,276
 Former Vice President and Chief Financial 2000  240,000   84,000      --            12,933
 Officer                                   1999  232,500   69,283      --            11,961
Gary L. Fryda (5)......................... 2001  332,500       --      --             6,440
 Vice President of Corporate Retail        2000  249,375       --      --             3,202
                                           1999       --       --      --                --
Ralph D. Beketic.......................... 2001  225,000   84,656      --            81,339
 Vice President--Wholesale                 2000  210,000   73,500      --            19,104
                                           1999  195,077   59,598      --            15,391
Marion H. Sullivan........................ 2001  200,000   75,250      --            66,921
 Vice President of Marketing               2000  190,000   66,500      --            11,970
                                           1999  180,000   53,638      --            10,991
Michael J. Schmitt........................ 2001  200,000   75,250      --            66,600
 Vice President--Sales and Development     2000  190,000   66,500      --            11,768
                                           1999  172,616   53,638      --             9,298

--------
(1)Includes amounts (if any) deferred pursuant to Roundy's Deferred Compensation Plan.
(2)Pursuant to applicable SEC regulations, perquisites and other personal benefits are omitted because they did not exceed the lesser of either $50,000 or 10% of the total of salary and bonus.
(3)The amounts shown in this column include the following:

                                                                       Roundy's, Inc.
                               Term Life     Roundy's       Deferred   2001 Incentive
                               Insurance Contributions to Compensation  Compensation
          Name            Year Premiums    401(k) Plans     Plan (a)      Plan (b)
          ----            ---- --------- ---------------- ------------ --------------
Gerald F. Lestina........ 2001  $ 7,802       $5,250        $12,974       $135,139
                          2000    8,395        4,500          8,627             --
                          1999    7,625        5,000          3,476             --
Robert D. Ranus.......... 2001    8,195        5,250          1,262         67,569
                          2000    6,820        5,250            863             --
                          1999    6,613        5,000            348             --
Gary L. Fryda............ 2001      976        5,250            214             --
                          2000    1,092        2,110             --             --
                          1999       --           --             --             --
Ralph D. Beketic......... 2001    8,994        5,141          6,272         60,932
                          2000   10,451        4,500          4,153             --
                          1999    9,419        4,450          1,522             --
Marion H. Sullivan....... 2001    6,004        4,500          2,293         54,124
                          2000    5,815        4,500          1,655             --
                          1999    5,844        4,452            695             --
Michael J. Schmitt....... 2001    3,099        5,250          4,127         54,124
                          2000    3,501        5,100          3,167             --
                          1999    3,329        4,579          1,390             --

   -----
      (a)Estimated above-market portion of interest accrued on amounts deferred under the Roundy's Deferred Compensation Plan. See "Deferred Compensation Plan" below.
      (b)Dollar value of Awards under the Roundy's, Inc. 2001 Incentive Compensation Plan for 2001 only.
(4)Messrs. Lestina and Ranus resigned in connection with the Transactions.
(5)Mr. Fryda's employment with Roundy's began April 1, 2000.

Life Insurance

   Each of the executive officers of Roundy's are covered by $250,000 of executive equity life insurance. In addition, executives are covered by a group life carve-out plan in the amount of three times salary, which is in lieu of the group term life insurance provided to substantially all nonunion employees under a Roundy's-sponsored plan. In addition, the executive officers of Roundy's are covered by an executive disability income insurance wrap-around plan which is in addition to the disability income insurance provided to substantially all nonunion employees under a Roundy's-sponsored plan.

Change in Control

   Roundy's has deferred compensation agreements with certain executive officers, including Messrs. Beketic, Sullivan and Schmitt. These agreements provide generally that Roundy's will pay to the employee a deferred compensation amount, if at any time within three years after the occurrence of a change in control the employee's employment is terminated by Roundy's, other than for good cause, or upon the employee's voluntary termination of employment for "good reason." If the termination date occurs within two years after the date on which a change in control occurs, the deferred compensation amount will be equal to their "monthly benefit amount" times 24. If the termination date occurs more than two years, but not more than three years, after the date on which a change in control occurs, the deferred compensation amount will be equal to the monthly benefit amount times 24 minus the number of calendar months between the date two years after the date on which a change of control occurs and the termination date. The monthly benefit amount is equal to 1/12 of the employee's annual base salary. If the employee becomes entitled to the payment of a deferred compensation amount, we will continue to provide to the employee those health and life insurance benefits to which the employee was entitled as of the termination date for a similar period. The Transactions constituted a change in control under these agreements. Under the terms of the share exchange agreement, the Transactions constitute "good reason."

Deferred Compensation Plan

   Roundy's maintains a deferred compensation plan, applicable to officers who have been elected by the Board of Directors to assist those officers in deferring income until their retirement, death or other termination of employment. The plan participants may make deferral commitments that are not less than $10,000 over a period of not more than seven years and not less than $2,000 in any one year. The aggregate annual deferral may not exceed $100,000 per calendar year for all participants combined unless the Board of Directors approves an amount in excess of that limit. For 2001, the Board of Directors approved an annual deferral of $276,000. Monthly interest is credited to each participant's account based on the Moody's Long Term Bond Rate in effect on January 1 of each year plus 2%. Upon death of a participant prior to termination of employment and before any periodic payments have started, Roundy's will pay to the participant's designated beneficiary a pre-retirement death benefit equal to five times the total aggregate deferral commitment of the participant payable in equal annual installments over a 10 year period. Roundy's has purchased life insurance policies on the lives of the participants to fund its liabilities under the plan. We established a trust to hold assets to be used to pay benefits under the deferred compensation plan, however, the rights of any particular beneficiary or estate to benefits under the deferred compensation plan are solely those of an unsecured creditor of Roundy's.

Board of Directors Compensation

   Directors who are employees of Roundy's or affiliates of Willis Stein receive no fees for serving as directors.

Option/SAR Exercises

   The following table provides information on the named executive officers' option and SAR exercises in 2001 and the value of unexercised options at December 29, 2001.

                                                                               Value ($) of Unexercised
                                                       Number of Unexercised         In-The-Money
                                 Shares                     (A) Options               (A) Options
                                Acquired                     (B) SARs                  (B) SARs
                               on Exercise                  at 12/29/01             at 12/29/01 (1)
                               (A) Options Value ($) ------------------------- -------------------------
            Name                (B) SARs   Realized  Exercisable Unexercisable Exercisable Unexercisable
            ----               ----------- --------- ----------- ------------- ----------- -------------
Gerald F. Lestina.............     (A)--      --       21,500         --        2,104,725       --
                                   (B)--      --           --         --               --       --

Robert D. Ranus...............     (A)--      --       10,500         --        1,179,425       --
                                   (B)--      --           --         --               --       --

Gary L. Fryda.................     (A)--      --           --         --               --       --
                                   (B)--      --           --         --               --       --

Ralph D. Beketic..............     (A)--      --        2,000         --          194,925       --
                                   (B)--      --        2,000         --          207,225       --

Marion H. Sullivan............     (A)--      --        1,500         --          172,825       --
                                   (B)--      --        2,500         --          271,775       --

Michael J. Schmitt............     (A)--      --        3,500         --          383,025       --
                                   (B)--      --        1,500         --          172,825       --

--------
(1)Based upon the $170.20 book value of Roundy's, Inc. Common Stock on December 29, 2001. Had the Transactions been consummated on March 30, 2002, the value of Roundy's common stock would have been approximately $477.00 per share.

   All such options were paid or cancelled in connection with the Transactions.

Retirement Plan

   Benefits under the Roundy's retirement plan are, in general, an amount equal to 50% of average compensation minus 50% of the participant's primary Social Security benefit; provided, however, that if the employee has fewer than 25 years of credited service, the monthly amount so determined is multiplied by a fraction, the numerator of which is the years of credited service and the denominator of which is 25. In addition, if credited service is greater than 25 years, the benefit is increased by one percent of average compensation for each year of credited service in excess of 25 years to a maximum of 10 additional years.

   The following table shows the estimated annual pensions (before deduction of the Social Security offset described above) that persons in specified categories would have received if they had retired on December 29, 2001, at the age of 65:

      Average Annual
       Compensation
     During Last Five  Annual Pension After Specified Years of Credited Service
    Completed Calendar -----------------------------------------------------
          Years        10 Years    15 years 20 Years 25 Years 30 Years 35 Years
    ------------------ --------    -------- -------- -------- -------- --------
        $100,000       $20,000     $30,000  $40,000  $ 50,000 $ 55,000 $ 60,000
         125,000        25,000      37,500   50,000    62,500   68,800   75,000
         160,000        30,000      45,000   60,000    75,000   82,500   90,000
         175,000        32,700      49,100   65,500    81,800   90,000   98,200
         200,000        32,800      49,200   65,600    82,000   90,200   98,400
         225,000        32,800      49,200   65,600    82,000   90,200   98,400
         250,000        33,000      49,900   66,900    83,800   92,500  101,100
         300,000        34,400      54,700   75,000    95,300  107,400  118,700
         400,000        35,000      56,900   78,900   100,800  114,500  127,100
         450,000        35,000      56,900   79,900   100,800  114,500  127,100
         500,000        35,000      56,900   78,900   100,800  114,500  127,100

   All of the named executive officers are covered by the Roundy's retirement plan. Their average annual compensation would be the combined amount listed under salary and bonus shown in the Summary Compensation Table. The estimated credited years of service for each of the named executive officers is as follows: Mr. Mariano--0 years; Mr. Karst--0 years; Mr. Beketic--11 years; Mr. Fryda--12 years; Mr. Sullivan--14 years; Mr. Ranus--15 years; Mr. Schmitt--24 years; and Mr. Lestina--32 years.

Supplemental Plan

   Messrs. Lestina, Ranus, Beketic and Sullivan participate in the Roundy's, Inc. Supplemental Employee Retirement Plan, which is designed to supplement the retirement benefits which are payable through the Roundy's, Inc. Retirement Plan, so that the effects of the limitation on compensation under the Retirement Plan due to Section 401(a)(17) of the Internal Revenue Code are eliminated. The benefit under the Supplemental Plan is equal to the difference between (i) 50% of the participant's final average annual earnings for the last five years and (ii) the value of the participant's benefits under the Retirement Plan, payable in the form of a 15 year term certain annuity. A survivor benefit is payable to the participant's beneficiary. We established a trust to hold assets to be used to pay benefits under the Supplemental Plan, however, the rights of any participant, beneficiary or estate to benefit under the Supplemental Plan are solely those of an unsecured creditor of Roundy's. Roundy's has purchased life insurance policies on the lives of the participants to fund its liabilities under the Supplemental Plan.

Compensation Committee Interlocks and Insider Participation

   The members of Roundy's Compensation Committee were George E. Prescott, Henry Karbiner, Jr., Gary R. Sarner and Gerald F. Lestina. The only employee-member is Mr. Lestina (President and Chief Executive Officer), however, he is a non-voting member. George E. Prescott is associated with Prescott Supermarkets, Inc., which made total merchandise purchases of $113.4 million from us in 2001 and is currently subleasing land and buildings from us for periods of three to 15 years at six store sites, for an aggregate annual rental of approximately $2.3 million. We made payments in fiscal 2001 aggregating $3.5 million for handling, order selecting and storage of frozen food, meat and ice cream to Total Logistics Control, LLC, of which Mr. Sarner is Chairman.

   The compensation arrangements for Messrs. Mariano and Karst were, and in the future the compensation arrangements for our other executive officers will be, established pursuant to arms-length negotiations between representatives of the equity sponsor and each executive officer.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Arrangements


   In connection with the Transactions, Willis Stein, Messrs. Mariano and Karst and certain other investors purchased shares of common stock and preferred stock of RAC.

   The holders of common stock are entitled to receive dividends out of legally available funds, payable when, as and if declared by RAC's board of directors and are entitled to one vote per share held.

   The holders of preferred stock are entitled to receive cumulative dividends, accruing on a daily basis at the rate of 12% per annum, out of legally available funds, payable when, as and if declared by the Board of Directors. Dividends compound to the extent not paid on any quarterly dividend payment date. The holders of preferred stock also participate with the holders of common stock with respect to any other yields or distributions.

   In the event of any liquidation, dissolution or winding up of RAC, the holders of preferred stock will be entitled to receive, in preference to the holders of common stock, an amount payable in cash equal to the original purchase price for the preferred stock plus declared and unpaid dividends. Thereafter, holders of the common stock and the preferred stock will share the remaining net assets of RAC.

   RAC must redeem the preferred stock on September 30, 2012.

   In addition, in connection with a change in control transaction or a sale of all or substantially all of RAC's assets on a consolidated basis upon the request of the majority of the holders of the preferred stock, the holders of preferred stock will be entitled to receive an amount payable in cash equal to the original purchase price for the preferred stock plus declared and unpaid dividends RAC must the preferred stock .

   Prior to an initial public offering, upon the request of the holders of a majority of the preferred stock, the preferred stock will either be redeemed for cash or converted into shares of common stock.

   The holders of preferred stock are entitled to one vote per share held.

Severance Agreements

   Roundy's has a severance agreement with Gerald F. Lestina our former President and Chief Executive Officer. This agreement continues in effect until October 10, 2007. Upon Roundy's termination of Mr. Lestina's employment (other than for "good cause" as defined in the agreement), or Mr. Lestina's termination of his employment (for "good reason" as defined in the agreement), Roundy's will pay Mr. Lestina a "severance benefit" over a period of two years following the termination date, without interest, provided that if such termination occurs within a three year period following a "change in control," as defined in the agreement, then the entire amount of the "severance benefit" shall be paid in a lump sum within 30 days after the termination date.

   The Transactions are a change in control under the terms of Mr. Lestina's agreement and, upon consummation of the Transactions, Mr. Lestina resigned and collected the severance benefit. The severance benefit means the sum of the following multiplied by two: (i) Mr. Lestina's annual base salary in effect as of the termination date; plus (ii) the amount of any bonus paid or payable to Mr. Lestina for the preceding fiscal year. Roundy's will continue to provide to Mr. Lestina those health and life insurance benefits to which he was entitled as of the termination date, for a period of two years. In addition, pursuant to the terms of his severance agreement, Roundy's will provide coverage for Mr. Lestina and his spouse under the employee health, medical and life insurance plans maintained by Roundy's for its executive personnel, until, in addition to other parameters, the deaths of Mr. Lestina and his spouse.

   Pursuant to a resolution of the Board of Directors of Roundy's, upon consummation of the transactions, Roundy's will provide coverage for Mr. Ranus, his spouse and son under the employee health, medical and life insurance plans maintained by Roundy's for its executive personnel, until, in addition to other parameters, the deaths of Mr. Ranus, his spouse and son.

Non-Competition Agreements

   In connection with the Transactions, Roundy's entered into Confidentiality and Noncompete Agreements with Messrs. Lestina and Ranus. Pursuant to these agreements Messrs. Lestina and Ranus agreed not to disclose or use at any time Roundy's Confidential Information (as such term is defined therein) of which they become aware, except (i) to the extent that such disclosure or use is authorized by Roundy's or (ii) as is directly required by the performance of their duties. They further agreed that any intellectual property generated, authored or contributed to by them as part of any activities taken on Roundy's behalf would become Roundy's exclusive property. In addition, pursuant to these agreements, Messrs. Lestina and Ranus agreed, for the next three years, not to:
(i) participate in any business located in the States of Illinois, Indiana, Michigan, Minnesota, Ohio or Wisconsin which engages or which proposes to engage in the business of the wholesale distribution and retail of food, groceries, general merchandise and other goods and services related to the wholesale or retail sale or distribution of food or groceries; (ii) induce or attempt to induce any Roundy's employees to leave our employment; (iii) hire anyone who was an employee of Roundy's during this three-year period; or (iv) induce or attempt to induce any of Roundy's customers, suppliers, or other business relations to cease doing business with us.

Consulting Agreements

   On July 1, 2002, Roundy's entered into a Consulting Agreement with Gerald F. Lestina pursuant to which Mr. Lestina, acting as an independent contractor, will provide consulting services to Roundy's and its management at Roundy's Pewaukee area offices and facilities. In addition to providing his consulting services, Mr. Lestina will cooperate with Roundy's and render his assistance in any claim, demand, action or suit or proceeding pertaining to Roundy's, unless Mr. Lestina shall be an adverse party in such matter. The term of this agreement (the "Consulting Period") will be 24 months unless terminated earlier by agreement of the parties, by Mr. Lestina's death or permanent disability, or by Roundy's for cause. Mr. Lestina will receive $17,500 per month in compensation for his services and will be entitled to reimbursement of the reasonable out-of-pocket expenses he incurs in the course of performing his duties during the Consulting Period. Under the terms of this agreement Mr. Lestina has agreed not to disclose or use at any time Roundy's Confidential Information (as such term is defined therein) of which he becomes aware, except
(i) to the extent that such disclosure or use is authorized by Roundy's or (ii) as is directly required by the performance of his duties. He has further agreed that any intellectual property generated, authored or contributed to by him as part of any activities taken on Roundy's behalf would become Roundy's exclusive property.

Merchandise Purchases and Other Transactions

   Certain of the persons affiliated with Roundy's prior to the Transactions own and/or operate retail food stores which purchase merchandise from us. We also engage in certain other transactions with such retail food stores and other affiliates of such persons. All of such merchandise purchases are made from Roundy's, and all such other transactions are engaged in, in the ordinary course of business and on the same basis and conditions as merchandise purchases and other similar transactions between Roundy's and its other stockholders that are customers. The following table and the notes thereto set forth certain information about such transactions:

                                                              Merchandise
                                                               Purchases
                                                                 2001
                                                              ------------
      Robert E. Bartels (1).................................. $151,353,800
      Charles R. Bonson (2)..................................   18,760,000
      Victor C. Burnstad (3).................................   20,100,100
      Robert S. Gold (4).....................................   70,667,800
      Gary N. Gundlach (5)...................................   73,412,500
      Patrick D. McAdams/McAdams, Inc. (6)...................  105,049,300
      David J. Spiegelhoff (7)...............................   50,066,000
      George E. Prescott/Prescott Supermarkets, Inc. (8).....  113,446,000
      Woodman's Food Markets, Inc............................   55,872,000
      Gary R. Sarner (9).....................................          n/a

--------
(1)Through Martin's Super Markets, Inc.
(2)Through Bonson's of Waupaca, LLC; Bonson's of Waupaca, LLC is currently subleasing land and buildings from Roundy's for six years for an annual rental of approximately $137,400. In June 1998, Bonson's Foods, Inc. issued promissory notes to Roundy's, Inc. in the amount of $500,000. The amount outstanding as of December 29, 2001 was $333,300.
(3)Through Burnstad Bros., Inc.; Burnstad Bros., Inc. is currently subleasing land and a building from Roundy's for a period of approximately one year, for an annual rental of approximately $44,000.
(4)Through B. & H. Gold Corporation, Gold's Market, Inc., Golds, Inc. and Gold's of Mequon LLC; B. & H. Gold Corporation, Gold's Market, Inc., Golds, Inc. and Gold's of Mequon LLC are currently subleasing land and buildings from Roundy's for periods of four to 22 years at four store sites, for an aggregate annual rental of approximately $1,917,600.
(5)Through retail grocery stores owned by Mr. Gundlach as sole proprietor and Maple Grove Supermarkets, LLC; Mr. Gundlach and Maple Grove Supermarkets, LLC are currently subleasing land and buildings from Roundy's for periods of seven to 18 years at five store sites, for an aggregate annual rental of approximately $1,481,700.
(6)Through McAdams, Inc.; McAdams, Inc. is currently subleasing land and buildings from Roundy's for periods of eight and nine years at two store sites, for an aggregate rental of approximately $554,800.
(7)Through Spiegelhoff's Super Food Market, Inc.; Spiegelhoff's Super Food Market, Inc. is currently subleasing land and buildings from Roundy's for periods of five to 19 years at five store sites for an aggregate rental of approximately $1,629,500.
(8)Through Prescott Supermarkets, Inc.; Prescott Supermarkets, Inc. is currently subleasing land and buildings from Roundy's for periods of three to 15 years at six store sites, for an aggregate rental of approximately $2,293,700.
(9)Roundy's made payments in fiscal 2001 aggregating $3,549,000 for handling, order selecting and storage of frozen food, meat and ice cream to Total Logistics Control, LLC of which Mr. Sarner is Chairman.

                            PRINCIPAL STOCKHOLDERS

   Roundy's, Inc. is a wholly-owned subsidiary of RAC. RAC was capitalized in the Transactions with approximately $314.5 million of equity capital in the form of common and preferred stock. The Willis Stein Funds and associated investors own approximately 88-90% of RAC's common stock, as well as preferred stock with an aggregate liquidation value of approximately $300 million. The address for the Willis Stein Funds is One North Wacker Drive, Suite 4800, Chicago, Illinois 60606. Mr. Mariano owns approximately 4% of RAC's common stock, as well as preferred stock with an aggregate liquidation value of approximately $1 million. Mr. Karst owns approximately 2% of RAC's common stock, as well as preferred stock with an aggregate liquidation value of approximately $400,000. Other members of Roundy's senior management will own approximately 4% to 6% of RAC's common stock. The address for Messrs. Mariano and Karst and other senior management is c/o Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53702. For more information, see "Management--Executive Agreements" and "Certain Relationships and Related Transactions--Equity Arrangements."

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                     DESCRIPTION OF SENIOR CREDIT FACILITY

   In connection with the Transactions described herein, the issuer entered into a senior credit facility with Bear Stearns Corporate Lending Inc., as Administrative Agent, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Book-Running Manager, Canadian Imperial Bank of Commerce, as Syndication Agent, and a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the material terms of the senior credit facility.

   The senior credit facility provides for aggregate borrowings by us of up to $375.0 million. The senior credit facility provides for:

  . a five-year revolving credit facility of up to $125.0 million in revolving credit loans, $20.0 million of which will be available for letters of credit, and

  .  a seven-year term loan facility of $250.0 million in term loans.

   We borrowed $250.0 million under the term loan facility to provide a portion of the proceeds required to consummate the Transactions. The revolving credit facility will also be used for working capital and general corporate needs, including permitted acquisitions.

Collateral and Guarantees

   The loans and other obligations under the senior credit facility are guaranteed by RAC and each of Roundy's direct and indirect present and future domestic subsidiaries.

   Our obligations under the senior credit facility and the guarantees are secured by:

  . a perfected first priority security interest in substantially all of our present and future tangible and intangible assets, subject to certain customary exceptions, and

  . a pledge of (i) all of our capital stock and that of any of our direct and indirect domestic subsidiaries and (ii) 65% of the capital stock of our first-tier foreign subsidiaries.

Interest and Fees

   Our borrowings under the senior credit facility are subject to periodic interest payments and bear interest at a rate which, at our option, can be either:

  . a base rate generally defined as the sum of (i) the higher of (x) the rate of interest publicly announced by the Canadian Imperial Bank of Commerce as its prime rate in effect at its principal office in New York City, and
     (y) the federal funds effective rate from time to time plus 0.5% and (ii) an applicable margin, or

  . a LIBOR rate generally defined as the sum of (i) the rate at which eurodollar deposits for one, two, three or six months or, with the consent of the lenders under the applicable credit facility, nine or 12 months (as selected by us) are offered in the interbank eurodollar market and (ii) an applicable margin.

   The initial applicable margin for the base rate and eurodollar rate revolving loans is 2.00% and 3.00%, respectively, and the applicable margin for the base rate and eurodollar term loans is 1.50% and 2.50%, respectively. Commencing on the date of delivery of our financial statements occurring after the completion of two full quarters following the closing of the acquisition, the applicable margin for the base rate and eurodollar rate revolving loans and the commitment fee will be subject to adjustment based on our leverage ratio, so long as no default or event of default has occurred and is continuing.

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

   We are required to pay a commitment fee, calculated per annum, on the difference between committed amounts and amounts actually utilized under the revolving credit facility, which will be (a) 0.75% at any time when 50% or less of the revolving credit facility is utilized or (b) 0.50%, at any other time.

Repayments; Prepayments

   The term loan is repayable in 28 consecutive quarterly installments the first 24 of which will each be in the amount of $625,000 and the last four of which will each be in the amount of $58,750,000.

   Voluntary prepayments of principal outstanding under the term and revolving loans are permitted at any time without premium or penalty, upon the giving of proper notice. In addition, we are required to prepay amounts outstanding under the senior credit facility in an amount equal to:

  . 100% of the net proceeds of any sale or issuance of equity by Roundy's or any of its subsidiaries, subject to certain exceptions;

  . 100% of the net proceeds from any incurrence of additional indebtedness by Roundy's or any of its subsidiaries, subject to certain exceptions;

  . 100% of the net cash proceeds from any sale or other disposition by Roundy's or any of its subsidiaries of any assets, subject to certain reinvestment provisions and excluding sales from inventory in the ordinary course and certain other dispositions; and

  . 75% (if our leverage ratio is equal to or greater than 3.0:1.0), 50% (if our leverage ratio is less than 3.0:1.0 and equal to or greater than 2.0:1.0) or 0% (if our leverage ratio is less than 2.0:1.0) of excess cash flow for each fiscal year.

Certain Covenants

   The senior credit facility requires us to meet certain financial tests, including without limitation, a minimum fixed charge coverage ratio and maximum total and senior leverage ratios. In addition, the senior credit facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, capital expenditures, mergers and consolidations, prepayments of other indebtedness, liens and other matters customarily restricted in such agreements.

Events of Default

   The senior credit facility contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other material agreements, indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the senior credit facility to be in full force and effect and change in control.

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

                             DESCRIPTION OF NOTES

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Roundy's" refers only to Roundy's, Inc. and not to any of its subsidiaries.

   Roundy's issued the notes under an indenture among itself, the Guarantors and BNY Midwest Trust Company, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes included those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

   Any notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

   The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "--Additional Information." Unless otherwise required by the context, references in this description to the notes include the notes issued to the initial purchasers in a private transaction that was not subject to the registration requirements of the Securities Act and the Exchange Notes which have been registered under the Securities Act. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

   The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture and the registration rights agreement.

Brief Description of the Notes and the Guarantees

  The Notes

   The notes:

  .  are general unsecured obligations of Roundy's;

  . are subordinated in right of payment to all existing and future Senior Debt of Roundy's;

  . are pari passu in right of payment with any future senior subordinated Indebtedness of Roundy's; and

  . are unconditionally guaranteed on a joint and several basis by the Guarantors.

  The Guarantees

   The notes are guaranteed on a joint and several basis by all of Roundy's Domestic Subsidiaries.

   Each guarantee of the notes:

  .  is a general unsecured obligation of the Guarantor;

  . is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

  . is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

   Assuming we had completed the Transactions, as of March 30, 2002, Roundy's and the Guarantors would have had total Senior Debt of approximately $263.9 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees are subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

   Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of

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

their debt and their trade creditors before they will be able to distribute any of their assets to us. Roundy's and its guarantor subsidiaries generated 100.0% of our consolidated revenues in the 12-month period ended March 30, 2002 and held 99.9% of our consolidated assets as of March 30, 2002. There are currently two non-guarantor subsidiaries, Clintonville Land, Co., LLC and Badger Assurance, Ltd.

   As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

   Roundy's will issue notes in an aggregate principal amount of $225.0 million in this offering. Roundy's may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Roundy's will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2012.

   Interest on the notes will accrue at the rate of 8 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. Roundy's will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

   Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

   If a holder has given wire transfer instructions to Roundy's, Roundy's will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Roundy's elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

   The trustee will initially act as paying agent and registrar. Roundy's may change the paying agent or registrar without prior notice to the holders of the notes, and Roundy's or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Roundy's is not required to transfer or exchange any note selected for redemption. Also, Roundy's is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

   The notes will be guaranteed jointly and severally by each of Roundy's current and future Domestic Subsidiaries. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and State statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

   A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Roundy's or another Guarantor, unless:

      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2) either:

          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

          (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

   The Subsidiary Guarantee of a Guarantor will be released:

      (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Roundy's, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

      (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Roundy's, if the sale complies with the "Asset Sale" provisions of the indenture; or

      (3) if Roundy's designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

   The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full in cash of all Senior Debt of Roundy's, including Senior Debt incurred after the date of the indenture.

   The payment of principal, interest and premium and Liquidated Damages, if any, on the Subsidiary Guarantees will be subordinated to the prior payment in full in cash of all Senior Debt of the Guarantors, including Senior Debt incurred after the date of the indenture.

   The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Roundy's:

      (1) in a liquidation or dissolution of Roundy's or such Guarantor;

      (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Roundy's or such Guarantor or the property of Roundy's or such Guarantor;

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

      (3) in an assignment for the benefit of creditors of Roundy's or such Guarantor; or

      (4) in any marshaling of Roundy's or such Guarantor's assets and liabilities.

   Roundy's also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") and may not make any deposits with the trustee as described under "--Legal Defeasance and Covenant Defeasance" if:

      (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

      (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Roundy's or the holders of any Designated Senior Debt.

   Payments on the notes may and will be resumed:

      (1) in the case of a payment default on Designated Senior Debt, upon the date on which such default is cured or waived; and

      (2) in the case of a nonpayment default on Designated Senior Debt, upon the earliest of: (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or (c) the date on which the trustee receives notice from the holder of such Designated Senior Debt rescinding such Payment Blockage Notice.

   No new Payment Blockage Notice may be delivered unless and until:

      (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

      (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

   If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

      (1) the payment is prohibited by these subordination provisions; and

      (2) the trustee or the holder has actual knowledge that the payment is prohibited;

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

   Roundy's must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Roundy's or any Guarantors, holders of notes may recover less ratably than creditors of Roundy's or any Guarantors who are holders of Senior Debt. See "Risk Factors--Your right to receive payments on these notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the Subsidiary Guarantees are junior to all of our Guarantors' existing indebtedness and possibly to all their future borrowings."

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

Optional Redemption

   At any time prior to June 15, 2005, Roundy's may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

      (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Roundy's and its Subsidiaries); and

      (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

   Except pursuant to the preceding paragraph, the notes will not be redeemable at Roundy's option prior to June 15, 2007. Roundy's is not, however, prohibited from acquiring the notes by means other than a mandatory or optional redemption, whether pursuant to an issuer tender offer, in open market purchases or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture or violate applicable securities laws.

   After June 15, 2007, Roundy's may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

                         Year                Percentage
                         ----                ----------
                         2007...............  104.438%
                         2008...............  102.958%
                         2009...............  101.479%
                         2010 and thereafter  100.000%

Mandatory Redemption

   Roundy's is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

   If a Change of Control occurs, each holder of notes will have the right to require Roundy's to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Roundy's will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Roundy's will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Roundy's will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Roundy's will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

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   On the Change of Control Payment Date, Roundy's will, to the extent lawful:

      (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

      (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Roundy's.

   The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

   Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Roundy's will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Roundy's will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   Roundy's shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase notes pursuant to the provisions described above. A failure to comply with the covenant described in the immediately preceding sentence will (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described under clause (2) under the caption "--Events of Defaults and Remedies."

   The agreements governing its outstanding Senior Debt will prohibit Roundy's from purchasing any notes, and also provide that certain change of control events with respect to Roundy's would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Roundy's becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Roundy's is prohibited from purchasing notes, Roundy's could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Roundy's does not obtain such a consent or repay such borrowings, Roundy's will remain prohibited from purchasing notes. In such case, the failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

   The provisions described above that require Roundy's to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Roundy's repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

   Roundy's will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Roundy's and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Roundy's and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase

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

"substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Roundy's to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Roundy's and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) Roundy's (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) the fair market value is determined by Roundy's Board of Directors and, in the case of Asset Sales in excess of $10.0 million, evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

      (3) at least 75% of the consideration received in the Asset Sale by Roundy's or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

          (a) any liabilities, as shown on Roundy's most recent consolidated balance sheet, of Roundy's or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets who releases Roundy's or such Restricted Subsidiary from further liability;

          (b) any securities, notes or other obligations received by Roundy's or any such Restricted Subsidiary from such transferee that are within 180 days of their receipt, converted by Roundy's or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

          (c) any Designated Non-Cash Consideration received by Roundy's or any of its Restricted Subsidiaries in any Asset Sale having a fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed 5.0% of Consolidated Tangible Net Assets at the time of the receipt of such Designated Non-Cash Consideration.

   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Roundy's may apply those Net Proceeds at its option:

      (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to repay pari passu Indebtedness with provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets; provided that Roundy's will equally and ratably reduce Obligations under the notes if the notes are then redeemable or, if the notes may not be then redeemed, Roundy's will make an offer (in accordance with the procedures set forth below for any Asset Sale Offer) to all holders to purchase the notes that would otherwise be redeemed at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase;

      (3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

      (4) to make capital expenditures; or

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      (5) to make an investment in one or more Permitted Businesses or to acquire other long-term assets that are used or useful in a Permitted
   Business.

   Pending the final application of any Net Proceeds, Roundy's may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in cash or Cash Equivalents or in any other manner that is not prohibited by the indenture.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, Roundy's will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Roundy's may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

   Roundy's will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Roundy's will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

   The agreements governing Roundy's outstanding Senior Debt, including the new Credit Agreement, currently prohibit Roundy's from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Roundy's would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Roundy's becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Roundy's is prohibited from purchasing notes, Roundy's could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Roundy's does not obtain such a consent or repay such borrowings, Roundy's will remain prohibited from purchasing notes. In such case, Roundy's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

Selection and Notice

   If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

      (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

      (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

   No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its

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registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

   If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any other payment or distribution on account of Roundy's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Roundy's or any of its Restricted Subsidiaries) or to the direct or indirect holders of Roundy's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Roundy's or to Roundy's or a Restricted Subsidiary of Roundy's);

      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Roundy's) any Equity Interests of Roundy's or any direct or indirect parent of Roundy's;

      (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

      (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

      (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

      (2) Roundy's would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

      (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Roundy's and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income of Roundy's for the period (taken as one accounting period) from March 30, 2002 to the end of Roundy's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (b) 100% of the aggregate net cash proceeds received by Roundy's since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Roundy's

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       (other than Disqualified Stock) or from the issue or sale of
       Disqualified Stock or debt securities of Roundy's that have been converted into or exchanged for Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Roundy's), plus

          (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

          (d) 50% of any dividends received by Roundy's or a Wholly Owned Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary to the extent that such dividends were not otherwise included in Consolidated Net Income for such period, plus

          (e) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, Roundy's or any Restricted Subsidiary after the date of the indenture, the fair market value of the Investment in such Subsidiary as of the date of such redesignation, merger, consolidation, amalgamation, transfer or conveyance.

   The preceding provisions will not prohibit:

      (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

      (2) the redemption, repurchase, retirement, defeasance or other acquisition of, or the declaration and payment of any dividends or other distributions on, any subordinated Indebtedness of Roundy's or any Guarantor or of any Equity Interests of Roundy's in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Roundy's) of, Equity Interests of Roundy's (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

      (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Roundy's or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

      (4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

      (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value (or any dividend or distribution made to fund such repurchase, redemption or other acquisition or retirement for value) of any Equity Interests of Roundy's, any Restricted Subsidiary or any direct or indirect parent of Roundy's held by any past, present or future member of Roundy's, any Restricted Subsidiaries' or any direct or indirect parent of Roundy's management (or any director, employee or consultant of the foregoing) pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any 12-month period; provided that (a) Roundy's may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $6.0 million in any calendar year pursuant to this clause (5), (b) that such amount in any calendar year may be increased by the cash proceeds of key man life insurance policies received by Roundy's and its Restricted Subsidiaries after the date of the indenture less any amount previously applied to the payment of Restricted Payments pursuant to this clause (5), and (c) that cancellation of the Indebtedness owing to Roundy's from employees, officers, directors and consultants of Roundy's or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of Roundy's from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture;

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      (6) repurchases of Equity Interests (or any divided or distribution made to fund such repurchase) deemed to occur upon the cashless exercise of stock options and warrants;

      (7) the payment of dividends, other distributions, loans, advances or other amounts by us to any of our direct or indirect parents to pay corporate overhead incurred in the ordinary course of business, up to an aggregate under this clause (7) of $500,000 per fiscal year plus any bona fide indemnification claims made by directors or officers of our direct or indirect parents;

      (8) the payment of dividends, other distributions or amounts by us to any of our direct or indirect parents in amounts required to pay the tax obligations of us and our Subsidiaries and the tax obligations attributable to us and our Subsidiaries; provided that:

          (a) the amount of dividends paid pursuant to this clause (8) to enable us or any of our direct or indirect parents to pay federal and state income taxes at any time will not exceed the amount of such federal and state income taxes actually owing by such of its direct or indirect parents at such time for the respective period, and

          (b) any refunds received by such direct or indirect parents attributable to us and our Subsidiaries shall promptly be returned to us;

      (9) Restricted Payments contemplated by the Exchange Agreement and any agreement executed in connection therewith or contemplated thereby; and

      (10) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Roundy's or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Roundy's will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Roundy's will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Roundy's may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Roundy's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (1) the incurrence by Roundy's and any Guarantor of additional Indebtedness pursuant to any Revolving Credit Facility; provided, however, that immediately after giving effect to any such incurrence

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   the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $125.0 million and (B) the sum of (i) 80% of the face amount of all accounts receivable owned by Roundy's and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due plus (ii) 50% of the book value of all inventory owned by Roundy's and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date (provided that such amount shall be reduced to the extent of any reduction or elimination of any commitment under any Credit Facility resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction);

      (2) the incurrence by Roundy's and any Guarantor of additional Indebtedness pursuant to any Term Loan Facility; provided, however, that after giving effect to any such incurrence the aggregate principal amount of such Indebtedness incurred under this clause (2) and then outstanding does not exceed $250.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Roundy's or any of its Restricted Subsidiaries since the date of the indenture to repay any Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

      (3) the incurrence by Roundy's and its Restricted Subsidiaries of the Existing Indebtedness;

      (4) the incurrence by Roundy's and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

      (5) the incurrence by Roundy's or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of property, plant or equipment used in the business of Roundy's or such Restricted Subsidiary, or incurred within 180 days after such purchase, lease or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed the greater of (i) $25.0 million or (ii) 5.0% of Roundy's Consolidated Net Tangible Assets at the time of any incurrence thereof;

      (6) the incurrence by Roundy's or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (3), (4),
   (5), (6), (11), (14), (15) or (18) of this paragraph;

      (7) the incurrence by Roundy's or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Roundy's and any of its Restricted Subsidiaries; provided, however, that:

          (a) if Roundy's or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Roundy's, or the Subsidiary Guarantee, in the case of a Guarantor; and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Roundy's or a Restricted Subsidiary of Roundy's and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Roundy's or a Restricted Subsidiary of Roundy's; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Roundy's or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

      (8) the incurrence by Roundy's or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
   (i) any currency exchange risk, (ii) any commodity price risk or (iii) any interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

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      (9) the guarantee by Roundy's or any of the Guarantors of Indebtedness or
   other Obligations of Roundy's or a Restricted Subsidiary of Roundy's that was permitted to be incurred by another provision of this covenant;

      (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Roundy's as accrued;

      (11) the incurrence by Roundy's or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self insurance;

      (12) the incurrence by Roundy's or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by Roundy's or such Restricted Subsidiaries in the ordinary course of business;

      (13) the incurrence by Roundy's or any Restricted Subsidiary of Indebtedness arising from agreements of Roundy's or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

      (14) the issuance of preferred stock by any Restricted Subsidiary issued to Roundy's or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Equity Securities or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Roundy's or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of such shares of preferred stock;

      (15) the incurrence of Indebtedness or Disqualified Stock of Persons that are acquired by Roundy's or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; provided further that such Indebtedness or Disqualified Stock shall not exceed $25.0 million at any time outstanding;

      (16) any guarantee of the Indebtedness of any Investee Store permitted by clause (9) of the definition of "Permitted Investment;"

      (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Roundy's or to any other Subsidiary of Roundy's or their assets (other than such Receivables Subsidiary and its assets and, as to Roundy's or any Subsidiary of Roundy's, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person (excluding guarantees of Obligations (other than principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction); and

      (18) the incurrence by Roundy's or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $35.0 million.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the

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categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Roundy's will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Revolving Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness under Term Loan Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (2) of the definition of Permitted Debt.

  Anti-Layering

   Roundy's will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate in right of payment to any Senior Debt of Roundy's and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. No indebtedness shall be deemed to be subordinate to any secured indebtedness by virtue of the fact that it is unsecured.

  Liens

   Roundy's will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Sale and Leaseback Transactions

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Roundy's or any Guarantor may enter into a sale and leaseback transaction if:

      (1) Roundy's or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens;"

      (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by Roundy's Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

      (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Roundy's applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock to Roundy's or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Roundy's or any of its Restricted Subsidiaries;

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      (2) make loans or advances to Roundy's or any of its Restricted
   Subsidiaries; or

      (3) transfer any of its properties or assets to Roundy's or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

      (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

      (2) the indenture, the notes and the Subsidiary Guarantees;

      (3) applicable law or regulations;

      (4) any agreement or instrument binding a Person acquired by Roundy's or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

      (5) customary provisions in leases entered into in the ordinary course of business;

      (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

      (7) any agreement for the sale or other disposition of assets, including customary restrictions on a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

      (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

      (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

      (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

      (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

      (12) other Indebtedness of any Restricted Subsidiary that is not a Domestic Subsidiary permitted to be incurred subsequent to the date of the indenture pursuant to the provisions of the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

      (13) any encumbrances or restrictions of the type referred to in clauses
   (1), (2) and (3) of the preceding paragraph imposed by any amendments, modification, restatements, renewals, increases, supplements, refunding, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (1) through (3) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are (in the good faith judgment of the Board of Directors) no more restrictive, taken as a whole, with respect to such dividend and other payment

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   restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

      (14) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, but only on the property subject to such transaction or Capital Lease Obligation and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or Capital Lease Obligation;

      (15) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

      (16) any other agreement, instrument or document relating to Senior Debt hereafter in effect, provided that the terms and conditions of such encumbrances or restrictions are not more restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Credit Agreement as in effect on the date of the indenture.

  Merger, Consolidation or Sale of Assets

   Roundy's may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Roundy's is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Roundy's and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

      (1) either: (a) Roundy's is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Roundy's) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the notes pursuant to a supplemental indenture duly and validly executed by the trustee;

      (2) the Person formed by or surviving any such consolidation or merger (if other than Roundy's) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Roundy's under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

      (3) immediately after such transaction, no Default or Event of Default exists; and

      (4) Roundy's or the Person formed by or surviving any such consolidation or merger (if other than Roundy's), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

   Roundy's will not be relieved of its Obligations to pay principal of, and interest on, the notes except in the case of a sale (but not lease) of all of its assets that meet the requirements of this covenant. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Roundy's and any of its Wholly Owned Subsidiaries.

  Transactions with Affiliates

   Roundy's will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from,

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or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

      (1) the Affiliate Transaction is on terms that are not materially less favorable to Roundy's or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Roundy's or such Restricted Subsidiary with an unrelated Person; and

      (2) Roundy's delivers to the trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Roundy's of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) any employment, consulting or similar agreement or other compensation arrangement entered into by Roundy's or any of its Restricted Subsidiaries in the ordinary course of business;

      (2) transactions between or among Roundy's and/or its Restricted Subsidiaries;

      (3) transactions with a Person that is an Affiliate of Roundy's solely because Roundy's owns an Equity Interest in, or controls, such Person;

      (4) payment of reasonable directors fees and expenses and the provision of customary indemnification to directors and officers of Roundy's or any entity that controls Roundy's;

      (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Roundy's;

      (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments;"

      (7) payments or loans to employees or consultants that are approved in good faith by a majority of the Board of Directors of Roundy's in an amount not to exceed $2.5 million at any time outstanding;

      (8) any agreement (and payments with respect thereto) as in effect on the date of the indenture or any amendment thereto (so long as such amendment is not disadvantageous to the holders in any material respect) or any transaction contemplated thereby;

      (9) the existence of, or the performance by Roundy's or any Restricted Subsidiary of its obligations under the terms of, the Exchange Agreement, or any agreement contemplated thereunder (including any registration rights agreement or stockholders agreement related thereto) to which it is a party as of the date of the indenture; provided, however, that the existence of, or the performance by Roundy's or any Restricted Subsidiary of obligations under, any future amendment to any such existing agreement shall only be permitted by this clause (9) to the extent that the terms of any such amendment are not otherwise disadvantageous to the holders in any material respect;

      (10) the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Exchange Agreement;

      (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture

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   that are fair to Roundy's and its Restricted Subsidiaries in the reasonable determination of the majority of the Board of Directors of Roundy's or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

      (12) any tax sharing agreement or arrangement and payments pursuant thereto among Roundy's and its Subsidiaries and any other Person with which Roundy's or its Subsidiaries is required or permitted to file a consolidated tax return or with which Roundy's or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by the indenture;

      (13) the payment of reasonable professional fees to Willis Stein & Partners III, L.P. or any of its Affiliates in connection with work performed on Roundy's behalf and that are approved by the Board of Directors of Roundy's in good faith; and

      (14) transactions between (i) Roundy's or any Subsidiary of Roundy's and a Receivables Subsidiary or (ii) a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

  Additional Subsidiary Guarantees

   If Roundy's or any of its Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) after the date of the indenture and such Domestic Subsidiary guarantees Indebtedness under a Credit Facility, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided, however, that if no Indebtedness under a Credit Facility is outstanding, all of Roundy's Domestic Subsidiaries (other than its Receivables Subsidiaries) with a Consolidated Net Worth of greater than $500,000 must guarantee the notes; provided, further, that any Domestic Subsidiary (other than a Receivable Subsidiary) that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors of Roundy's may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Roundy's and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available (i) for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or (ii) under the definition of "Permitted Investments," as determined by Roundy's. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Business Activities

   Roundy's will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Roundy's and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

   Roundy's will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver

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or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

   Whether or not required by the Commission, so long as any notes are outstanding, Roundy's will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

      (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Roundy's were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Roundy's certified independent accountants; and

      (2) all current reports that would be required to be filed with the Commission on Form 8-K if Roundy's were required to file such reports.

   If Roundy's has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries collectively have assets in excess of $1.0 million, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Roundy's and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Roundy's.

   In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Roundy's will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Roundy's and the Subsidiary Guarantors have agreed that, for so long as any notes (but not the Exchange Notes) remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

      (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

      (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

      (3) failure by Roundy's or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," or "--Repurchase at the Option of Holders--Asset Sales;"

      (4) failure by Roundy's or any of its Subsidiaries for 60 days after notice by the trustee or the holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the indenture;

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Roundy's or any of its

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   Restricted Subsidiaries (or the payment of which is guaranteed by Roundy's or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal on such Indebtedness at the Stated Maturity thereof (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

   and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

      (6) failure by Roundy's or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

      (7) except as permitted by the indenture, any Subsidiary Guarantee by a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

      (8) certain events of bankruptcy or insolvency described in the indenture with respect to Roundy's or any of its Restricted Subsidiaries.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Roundy's, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee (upon the request of the holders of at least 25% in principal amount of the then outstanding notes) or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

   Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

   The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

   Roundy's is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Roundy's is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Roundy's or any Guarantor, as such, will have any liability for any obligations of Roundy's or the Guarantors under the notes, the indenture, the Subsidiary

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Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   Roundy's may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

      (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

      (2) Roundy's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee, and Roundy's and the Guarantor's obligations in connection therewith; and

      (4) the Legal Defeasance provisions of the indenture.

   In addition, Roundy's may, at its option and at any time, elect to have the obligations of Roundy's and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) Roundy's must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Roundy's must specify whether the notes are being defeased to maturity or to a particular redemption date;

      (2) in the case of Legal Defeasance, Roundy's has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Roundy's has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, Roundy's has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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      (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

      (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Roundy's or any of its Subsidiaries is a party or by which Roundy's or any of its Subsidiaries is bound;

      (6) Roundy's must deliver to the trustee an officers' certificate stating that the deposit was not made by Roundy's with the intent of preferring the holders of notes over the other creditors of Roundy's with the intent of defeating, hindering, delaying or defrauding creditors of Roundy's or others; and

      (7) Roundy's must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

   Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

      (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

      (3) reduce the rate of or change the time for payment of interest on any note;

      (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

      (5) make any note payable in money other than that stated in the notes;

      (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

      (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

      (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

      (9) make any change in the preceding amendment and waiver provisions.

   In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

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   Notwithstanding the preceding, without the consent of any holder of notes,
Roundy's, the Guarantors and the trustee may amend or supplement the indenture or the notes:

      (1) to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated notes in addition to or in place of certificated notes;

      (3) to provide for the assumption of Roundy's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Roundy's assets;

      (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

      (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when Roundy's or any Guarantor has paid or caused to be paid all sums payable by it under the indenture and:

      (1) either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Roundy's, have been delivered to the trustee for cancellation; or

          (b) (i) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Roundy's or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Roundy's or any Guarantor is a party or by which Roundy's or any Guarantor is bound; and (iii) Roundy's has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Roundy's must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the trustee becomes a creditor of Roundy's or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the

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trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072, Attention: Edward G. Kitz.

Book-Entry, Delivery and Form

   The notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

   Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more temporary notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Notes"). The Rule 144A Global Notes and the Regulation S Temporary Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Temporary Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Within a reasonable time period after the expiration of the Restricted Period, the Regulation S Temporary Global Notes will be exchanged for one or more permanent notes in registered, global form without interest coupons (collectively, the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes" (the Regulation S Global Notes and Rule 144A Global Notes, collectively being the "Global Notes")) upon delivery to the trustee of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the indenture. See "--Exchanges Between Regulation S Temporary Global Notes and Regulation S Permanent Global Notes." Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges Between Regulation S Notes and Rule 144A Notes."

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

   Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." Regulation S Notes will also bear the legend as described under "Notice to Investors." In addition, transfers of beneficial

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interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Roundy's takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised Roundy's that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised Roundy's that, pursuant to procedures established by it:

      (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

      (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Through and including the Restricted Period, investors in the Regulation S Global Notes must hold their interests in the Regulation S Temporary Global Notes through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

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   Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Roundy's and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Roundy's, the trustee nor any agent of Roundy's or the trustee has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

      (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised Roundy's that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Roundy's. Neither Roundy's nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Roundy's and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

   DTC has advised Roundy's that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

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   Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Roundy's nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

      (1) DTC (a) notifies Roundy's that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Roundy's fails to appoint a successor depositary;

      (2) in the case of a Global Note held for an account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, (a) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays), or (b) announces an intention permanently to cease business or does in fact do so;

      (3) Roundy's, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

      (4) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. Further, in no event will Regulation S Temporary Global Notes be exchanged for Certificated Notes prior to the expiration of the Restricted Period and receipt by the registrar of any certificates required pursuant to Regulation S. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Exchanges Between Regulation S Notes and Rule 144A Notes

   Beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

      (1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

      (2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

          (a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

          (b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

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          (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

   Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

   Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Exchanges Between Regulation S Temporary Global Notes and Regulation S Permanent Global Notes

   After the expiration of the Restricted Period, and upon receipt by the trustee of written certification (in the form provided in the indenture) from Euroclear or Clearstream, as the case may be, and upon receipt by Euroclear and Clearstream, as the case may be, of written certification (in the form provided in the indenture) from holders of beneficial interests in the Regulation S Temporary Global Note that the note or notes with respect to which such certifications are made are not owned by or for persons who are U.S. Persons or for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions, the trustee will exchange the portion of the Regulation S Temporary Global Notes covered by such certifications for interests in the Regulation S Permanent Global Notes.

Same Day Settlement and Payment

   Roundy's will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Roundy's will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL(TM) market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Roundy's expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Roundy's that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with

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value on the settlement date of DTC but will be available in the relevant
Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Registration Rights; Liquidated Damages

   The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See "--Additional Information."

   Roundy's, the Guarantors and the initial purchasers will enter into the registration rights agreement on or prior to the closing of this offering. Pursuant to the registration rights agreement, Roundy's and the Guarantors will agree to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, Roundy's and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

   If:

      (1) Roundy's and the Guarantors are not

          (a) required to file the Exchange Offer Registration Statement; or

          (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

      (2) any holder of Transfer Restricted Securities notifies Roundy's prior to the 20th day following consummation of the Exchange Offer that:

          (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

          (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

          (c) that it is a broker-dealer and owns notes acquired directly from Roundy's or an affiliate of Roundy's,

Roundy's and the Guarantors will use their reasonable best efforts to file with the Commission a Shelf Registration Statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

   Roundy's and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

   For purposes of the preceding, "Transfer Restricted Securities" means each note until:

      (1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

      (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

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      (3) the date on which such note has been effectively registered under the
   Securities Act and disposed of in accordance with the Shelf Registration Statement; or

      (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The registration rights agreement will provide that:

      (1) Roundy's and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the closing of this offering;

      (2) Roundy's and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of this offering;

      (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Roundy's and the Guarantors will

          (a) commence the Exchange Offer; and

          (b) use their reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

      (4) if obligated to file the Shelf Registration Statement, Roundy's and the Guarantors will use their reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises.

   If:

      (1) Roundy's and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

      (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

      (3) Roundy's and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

      (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then Roundy's and the Guarantors will pay Liquidated Damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder.

   The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

   All accrued Liquidated Damages will be paid by Roundy's and the Guarantors on each Interest Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

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   Following the cure of all Registration Defaults, the accrual of Liquidated
Damages will cease.

   Holders of notes will be required to make certain representations to Roundy's (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Roundy's and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Roundy's.

Governing Law

   The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Roundy's or any Subsidiary of Roundy's) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Roundy's or any of its Subsidiaries solely by reason of such Investment.

   "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Roundy's and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption
   "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

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      (2) the issuance or sale of Equity Interests by any of Roundy's
   Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

   Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

      (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

      (2) a transfer of assets between or among Roundy's and its Restricted Subsidiaries;

      (3) an issuance of Equity Interests by a Restricted Subsidiary to Roundy's or to another Restricted Subsidiary;

      (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

      (5) the sale or other disposition of cash or Cash Equivalents;

      (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

      (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

      (8) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (8), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from cash collections available to the Receivables Subsidiary or other payor less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Roundy's entered into as part of a Qualified Receivables Transaction; and

      (9) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction is also a Capital Lease Obligation, it will be treated as such for all purposes under the indenture.

   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

   "Board of Directors" means:

      (1) with respect to a corporation, the board of directors of the corporation;

      (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

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   "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

      (1) in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

      (1) U.S. dollars;

      (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

      (3) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

      (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

      (5) commercial paper having a rating no lower than "A-2" from Moody's Investors Service, Inc. ("Moody's") or "P2" from Standard & Poor's Rating Services ("S&P") and in each case maturing within 12 months after the date of acquisition;

      (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

      (7) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody's or S&P.

   "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Roundy's and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

      (2) the adoption of a plan relating to the liquidation or dissolution of Roundy's;

      (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Roundy's, measured by voting power rather than number of shares; or

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      (4) the first day on which a majority of the members of the Board of
   Directors of Roundy's are not Continuing Directors.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

      (5) all non-recurring costs and expenses of Roundy's and its Restricted Subsidiaries incurred within three months of date of the indenture in connection with the Transactions, including the related financing transactions; plus

      (6) all non-cash charges relating to employee benefit or other management compensation plans of Roundy's or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of Roundy's or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), in each case, to the extent that such non-cash charges were deducted in computing such Consolidated Net Income; plus

      (7) all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; minus

      (8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

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   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (except to the extent of the amount of dividends or distributions that have actually been paid in the calculation period);

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

      (4) the cumulative effect of a change in accounting principles will be excluded; and

      (5) the net loss of any Person that is not a Restricted Subsidiary will be excluded.

   "Consolidated Net Tangible Assets" means, with respect to Roundy's, the total of all assets appearing on the consolidated balance sheet of Roundy's and its majority owned or Wholly Owned Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in subsidiaries that are not Restricted Subsidiaries, (vi) deferred income and deferred liabilities and (vii) other items deductible under generally accepted accounting principles.

   "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

      (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

      (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Roundy's who:

      (1) was a member of such Board of Directors on the date of the indenture;
   or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Credit Agreement" means that certain Credit Agreement, expected to be dated as of June 6, 2002 by and among Roundy's, Bear Stearns Corporate Lending Inc. and Canadian Imperial Bank of Commerce, providing for up to $375,000,000 of borrowings (including the term loans and revolving loans thereunder), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing

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the amount of available borrowings thereunder or adding Subsidiaries of
Roundy's as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "Credit Facilities" means, one or more debt facilities or indentures (including, without limitation, the Credit Agreement or any other Revolving Credit Facility or Term Loan Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Designated Non-Cash Consideration" means any non-cash consideration received by Roundy's or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an officers' certificate setting forth the fair market value of such non-cash consideration and the basis of the valuation.

   "Designated Senior Debt" means:

      (1) any Indebtedness outstanding under the Credit Agreement; and

      (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Roundy's as "Designated Senior Debt."

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Roundy's or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Roundy's or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Roundy's to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Roundy's may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Restricted Subsidiary of Roundy's that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Roundy's.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means (1) a public offering of common equity securities or
(2) a private placement of common equity securities yielding gross proceeds to the issuer of at least $25.0 million, in each case, as applicable, effected by Roundy's or Roundy's direct or indirect parent company (so long as the proceeds of such equity offering are substantially concurrently contributed to Roundy's).

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   "Excluded Contributions" means the net cash proceeds received by Roundy's after the date of the indenture from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Roundy's or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of Roundy's, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an officers' certificate.

   "Existing Indebtedness" means Indebtedness of Roundy's and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

   "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (excluding amortization of debt issuance costs associated with the Transactions); plus

      (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

      (3) any interest expense on Indebtedness of another Person (other than an Investee Store) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries (but for the sake of clarity, not of Holdings), other than dividends on Equity Interests payable solely in Equity Interests of Roundy's (other than Disqualified Stock) or to Roundy's or a Restricted Subsidiary of Roundy's, times (b) (i) if such Person is not a taxable entity for U.S. federal income tax purposes, one and (ii) if such Person is such a taxable entity, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date

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   will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act (including any Pro Forma Cost Savings), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded from the four-quarter reference period on a pro forma basis (as provided above);

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded from the four-quarter reference period on a pro forma basis (as provided above), but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

      (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Roundy's or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

      (1) Roundy's direct and indirect Domestic Subsidiaries existing on the date of the indenture; and
      (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

      (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

   "Holdings" means Roundy's Acquisition Corp., a Delaware Corporation.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1) in respect of borrowed money;

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      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

   The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

   "Investee Store" means, a Person in which Roundy's or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in any such case in accordance with the business practice of Roundy's and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

   "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Roundy's or any Subsidiary of Roundy's sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Roundy's such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Roundy's, Roundy's will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Roundy's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Roundy's or any Restricted Subsidiary of Roundy's of a Person that holds an Investment in a third Person will be deemed to be an Investment by Roundy's or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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   "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

   "Net Proceeds" means the aggregate cash proceeds received by Roundy's or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP for adjustment in respect of any liabilities associated with such asset or assets and retained by Roundy's after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

   "Non-Recourse Debt" means Indebtedness:

      (1) as to which neither Roundy's nor any of its Restricted Subsidiaries
   (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Roundy's or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Roundy's or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means the lines of business conducted by Roundy's and its Subsidiaries on the date of the indenture and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

   "Permitted Investments" means:

      (1) any Investment in Roundy's or in a Restricted Subsidiary of Roundy's that is a Guarantor;

      (2) any Investment in Cash Equivalents;

      (3) any Investment by Roundy's or any Subsidiary of Roundy's in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of Roundy's and a Guarantor; or

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          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Roundy's or a Restricted Subsidiary of Roundy's that is a Guarantor;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

      (5) any Investment the payment for which consists solely of Equity Interests (other than Disqualified Stock) of Roundy's;

      (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (7) Hedging Obligations;

      (8) any Investments in direct financing leases for equipment and real estate owned or leased by Roundy's and leased to its customers in the ordinary course of business consistent with past practice;

      (9) Investments in Investee Stores either in the form of equity, loans or other extensions of credit having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding not to exceed 5.0% of Roundy's Consolidated Net Tangible Assets; and

      (10) any Investment existing on the date of the Indenture;

      (11) advances to employees and officers or loans to managerial employees for the purchase of Equity Interests, in all such cases not to exceed $3.0 million at any one time outstanding;

      (12) any Investment acquired by the Company or any of its Restricted
   Subsidiaries:

          (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or

          (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

      (13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

      (14) Investments consisting of purchase and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business;

      (15) Guarantees by Roundy's or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by Roundy's or a Restricted Subsidiary, as the case may be, under the indenture;

      (16) so long as no Default has occurred and is continuing or would be caused thereby, Investments that are made with Excluded Contributions;

      (17) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Roundy's or a Subsidiary of Roundy's in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from cash collections available to such Receivables Subsidiary or other Person less amounts

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   required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Roundy's entered into as part of a Qualified Receivables Transaction;

      (18) Investments made in the ordinary course of business and consistent with past practice in Badger Assurance Ltd. which are made for the purpose of funding the insurance requirements of Roundy's and its Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding not to exceed 0.65% of Roundy's net sales and service fees for Roundy's most recently ended four full quarters for which internal financial statements are available immediately preceding the date on which such Investment is made; and

      (19) other Investments in any Person other than Holdings or an Affiliate of Holdings that is not also a Subsidiary of Roundy's having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding not to exceed $25.0 million.

   "Permitted Junior Securities" means:

      (1) Equity Interests in Roundy's or any Guarantor; or

      (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

   "Permitted Liens" means:

      (1) Liens securing Senior Debt and other obligations with respect thereto that were permitted by the terms of the indenture to be incurred;

      (2) Liens in favor of Roundy's or any Restricted Subsidiary;

      (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Roundy's or any Subsidiary of Roundy's; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Roundy's or the Subsidiary;

      (4) Liens on property existing at the time of acquisition of the property by Roundy's or any Subsidiary of Roundy's, provided that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

      (7) Liens existing on the date of the indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9) Liens incurred in the ordinary course of business of Roundy's or any Subsidiary of Roundy's with respect to obligations that do not exceed $10.0 million at any one time outstanding;

      (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

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      (11) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

      (12) judgment Liens not giving rise to an Event of Default;

      (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

      (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

      (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Roundy's or any of its Restricted Subsidiaries, including rights of offset and set-off;

      (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

      (17) Liens securing the notes and the Guarantees;

      (18) Liens securing Hedging Obligations that are permitted by the indenture to be incurred;

      (19) banker's Liens and rights of set-off;

      (20) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; and

      (21) Liens on assets of Roundy's, any Subsidiary of Roundy's or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

   "Permitted Refinancing Indebtedness" means any Indebtedness of Roundy's or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Roundy's or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith and in connection with such refinancing);

      (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred either by Roundy's or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

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   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

   "Principals" means Willis Stein & Partners III, L.P.

   "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs and related adjustments associated with the acquisition of a business that are attributable to that period and that (i) are calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the indenture or (ii) have actually been implemented by the business that was the subject of the acquisition within six months of the date of the acquisition and prior to the calculation date and that are supportable and quantifiable by the underlying accounting records of such business and are described in an officers' certificate, as if, in the case of each of clause (i) and (ii), all such reductions in cost and related adjustments had been effected as of the beginning of such period.

   "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Roundy's or any of its Subsidiaries pursuant to which Roundy's or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Roundy's or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Roundy's or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Receivables Subsidiary" means a Subsidiary of Roundy's which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Roundy's (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Roundy's or any Subsidiary of Roundy's (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Roundy's or any Subsidiary of Roundy's in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Roundy's or any Subsidiary of Roundy's (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Roundy's nor any Subsidiary of Roundy's has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Roundy's or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Roundy's, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Roundy's nor any Subsidiary of Roundy's has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Roundy's will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Roundy's giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Related Party" means:

      (1) any direct or indirect controlling stockholder or general partner, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal;

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      (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1); or

      (3) any limited partnership of which a Principal or one of its Affiliates is a general partner.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Revolving Credit Facility" means any revolving credit or similar facility contained in the Credit Agreement and any other revolving credit or similar facility entered into by Roundy's or its Restricted Subsidiaries from time to time.

   "Senior Debt" means:

      (1) all Indebtedness of Roundy's or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto, whether outstanding on the date of the indenture or incurred thereafter;

      (2) any other Indebtedness of Roundy's or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

      (1) any liability for federal, state, local or other taxes owed or owing by Roundy's or any Guarantor;

      (2) any intercompany Indebtedness of Roundy's or any of its Subsidiaries to Roundy's;

      (3) any trade payables;

      (4) the portion of any Indebtedness that is incurred in violation of the indenture; or

      (5) Non-Recourse Debt.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

   "Surety Obligations" means the incurrence by Roundy's or any of its Guarantors of obligations in respect of performance and surety bonds and completion guarantees obtained by Roundy's in the ordinary course of business.

   "Term Loan Facility" means the term loan facility contained in the Credit Agreement and any other facility or financing arrangement that refinances, in whole or in part, any such term loan facility.

   "Unrestricted Subsidiary" means any Subsidiary of Roundy's that is designated by the Board of Directors of Roundy's as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary:

      (1) has no Indebtedness other than Non-Recourse Debt;

      (2) is not party to any agreement, contract, arrangement or understanding with Roundy's or any Restricted Subsidiary of Roundy's unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Roundy's or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Roundy's;

      (3) is a Person with respect to which neither Roundy's nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Roundy's or any of its Restricted Subsidiaries; and

      (5) has at least one director on its Board of Directors that is not a director or executive officer of Roundy's or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Roundy's or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of Roundy's as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Roundy's as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Roundy's will be in default of such covenant. The Board of Directors of Roundy's may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Roundy's of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2) the then outstanding principal amount of such Indebtedness.

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   "Wholly Owned Restricted Subsidiary" of any specified Person means a
Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the notes, who purchase notes at their original issue price for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code ("Holders"). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

   This summary is for general information only. Prospective purchasers of the notes are urged to consult their tax advisors concerning the U.S. federal income taxation and other tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

U.S. Federal Income Taxation of U.S. Holders

   The following summary is limited to the U.S. federal income tax consequences relevant to a Holder that is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust (a "U.S. Holder").

   A "Non-U.S. Holder" is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

   A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding the notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or non-U.S. Holders depending on whether (i) the partner is a U.S. or a non-U.S. person, and (ii) the partnership is or is not engaged in a U.S. trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the U.S. federal income tax consequences of holding and disposing of the notes.

  Payment of Interest

   The semi-annual payments of interest on the notes will be "qualified stated interest," and will generally be includable in the income of a U.S. Holder in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Disposition of Notes

   Upon the sale, exchange, redemption or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder, less any principal payments received by such Holder.

   Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

  Exchange of Notes

   The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of a registered note in exchange for notes in the exchange offer, the U.S. Holder's basis in the registered note received in the exchange offer will be the same as its basis in the corresponding note immediately before the exchange and the U.S. Holder's holding period in the registered note will include its holding period in the original note.

   We are obligated to pay additional interest on the notes under certain circumstances described under "Description of Notes--Registration Rights; Liquidated Damages." Although the matter is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders should consult their own tax advisors about payments of additional interest.

U.S. Federal Income Taxation of Non-U.S. Holders

  Payment of Interest

   Subject to the discussion of backup withholding below, payments of principal and interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

      (1) the Non-U.S Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

      (2) the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership;

      (3) the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

      (4) either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof (the "Portfolio Interest Exemption").

   If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

      (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty (a "Treaty Exemption"), or

      (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner.

   The certification requirement described above also may require a non-U.S. Holder that provides an IRS form, or that claims a Treaty Exemption, to provide its U.S. taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

      (1) the certification described above be provided by the partners, and

      (2) the partnership provide certain information, which may include a U.S. taxpayer identification number.

   Further, a look-through rule will apply in the case of tiered partnerships.

   We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

   If interest on the note is effectively connected with a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such foreign corporation's earnings and profits.

  Disposition of Notes

   No withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or disposition of a note.

   A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, (b) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates or (c) such gain or income is effectively connected with a U.S. trade or business.

  Exchange of Notes

   The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for a Non-U.S. Holder.

Information Reporting and Backup Withholding

  U.S. Holders

   For each calendar year in which the notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

   In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold a tax at a rate of up to 31% of each payment of interest and principal (and premium or liquidated damages, if any) on the notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

  Non-U.S. Holders

   Under current Treasury Regulations, U.S. backup withholding tax will not apply to payments on a note to a Non-U.S. Holder if the statement described in "U.S. Federal Income Taxation of Non-U.S. Holders--Payment of Interest" is duly provided by such Holder or the Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established.

   Generally, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless the broker is (i) a U.S. person; (ii) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States; (iii) a controlled foreign corporation for U.S. federal income tax purposes; or (iv) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will generally not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "U.S. Federal Income Taxation of Non-U.S. Holders--Payment of Interest" or otherwise establishes an exemption.

                             PLAN OF DISTRIBUTION

   Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

   We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

   Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                                 LEGAL MATTERS

   The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis are members of a limited liability company that is an investor in Willis Stein & Partners III, L.P. Kirkland & Ellis has from time to time represented, and will continue to represent Willis Stein, the Willis Stein Funds and certain of their affiliates in connection with certain legal matters.

                     WHERE YOU CAN FIND OTHER INFORMATION

   We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept the filing, following the consummation of the exchange offer: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by our certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. You may read and copy any reports we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports filed with the SEC will be available on the SEC's web site at http://www.sec.gov. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale of the notes, the information required by Rule 144A(d)(4) under the Securities Act.

                                    EXPERTS

   The consolidated financial statements of Roundy's, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and for each of the three years in the period ended December 29, 2001, included in this prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
Roundy's, Inc.

Audited Financial Statements as of December 30, 2000 and December 29, 2001 and for each of the three years ended December 29, 2001:

   Report of Independent Auditors.............................................................  F-2

   Statements of Consolidated Earnings........................................................  F-3

   Consolidated Balance Sheets................................................................  F-4

   Statements of Consolidated Stockholders' Equity and Comprehensive Income...................  F-5

   Statements of Consolidated Cash Flows......................................................  F-6

   Notes to Consolidated Financial Statements.................................................  F-7

Unaudited Financial Statements for the Thirteen Weeks Ended March 31, 2001 and March 30, 2002:

   Condensed Consolidated Balance Sheet....................................................... F-26

   Condensed Statements of Consolidated Earnings.............................................. F-27

   Condensed Statements of Consolidated Cash Flows............................................ F-28

   Notes to Condensed Consolidated Financial Statements....................................... F-29

The Copps Corporation
---------------------
Audited Financial Statements for the Year Ended January 26, 2001:

   Report of Independent Public Accountants................................................... F-31

   Consolidated Balance Sheet................................................................. F-32

   Consolidated Statement of Income........................................................... F-33

   Consolidated Statement of Shareholders' Investment......................................... F-34

   Consolidated Statement of Cash Flows....................................................... F-35

   Notes to Consolidated Financial Statements................................................. F-36

Unaudited Financial Statements for the Twelve Weeks Ended April 20, 2001:

   Consolidated Balance Sheet................................................................. F-43

   Consolidated Statement of Income........................................................... F-44

   Consolidated Statement of Cash Flows....................................................... F-45

   Notes to Consolidated Financial Statements................................................. F-46

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of Roundy's, Inc.:

   We have audited the accompanying consolidated balance sheets of Roundy's, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for each of the three years in the period ended December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Roundy's, Inc. and subsidiaries at December 29, 2001 and December 30, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                          DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 26, 2002, except for Note 1
  and Note 15, as to which the date is May 14, 2002

                        ROUNDY'S, INC. AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED EARNINGS

 For the Years Ended January 1, 2000, December 30, 2000 and December 29, 2001

                                          1999            2000            2001
                                     --------------  --------------  --------------
Revenues:
   Net sales and service fees....... $2,656,832,000  $2,930,033,400  $3,387,761,500
   Other--net.......................     10,117,900       7,173,600       2,057,200
                                     --------------  --------------  --------------
                                      2,666,949,900   2,937,207,000   3,389,818,700
                                     --------------  --------------  --------------
Costs and Expenses:
   Cost of sales....................  2,390,077,900   2,540,733,400   2,856,762,600
   Operating and administrative.....    234,302,800     340,412,900     465,038,700
   Interest.........................      6,503,600      15,462,700      17,697,700
                                     --------------  --------------  --------------
                                      2,630,884,300   2,896,609,000   3,339,499,000
                                     --------------  --------------  --------------
Earnings Before Patronage Dividends.     36,065,600      40,598,000      50,319,700
Patronage Dividends.................      6,446,900       5,035,300       8,680,600
                                     --------------  --------------  --------------
Earnings Before Income Taxes........     29,618,700      35,562,700      41,639,100
                                     --------------  --------------  --------------
Provision (Credit) for Income Taxes:
   Current--Federal.................     10,544,600      12,187,000       9,593,000
    --State.........................      2,407,700       3,506,500       2,967,300
   Deferred.........................       (943,000)     (1,236,000)      3,295,200
                                     --------------  --------------  --------------
                                         12,009,300      14,457,500      15,855,500
                                     --------------  --------------  --------------
Net Earnings........................ $   17,609,400  $   21,105,200  $   25,783,600
                                     ==============  ==============  ==============



                See notes to consolidated financial statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 As of December 30, 2000 and December 29, 2001

                                                                                 2000         2001
                                                                             ------------ ------------
                                  ASSETS
Current Assets:
   Cash and cash equivalents................................................ $ 39,893,300 $ 45,516,500
   Notes and accounts receivable, less allowance for losses, $5,728,800 and
     $7,021,400, respectively...............................................   83,174,300   74,783,900
   Merchandise inventories..................................................  197,983,900  247,567,100
   Prepaid expenses.........................................................    7,294,600   17,749,900
   Deferred income tax benefits.............................................   10,249,800    9,693,000
                                                                             ------------ ------------
       Total current assets.................................................  338,595,900  395,310,400
                                                                             ------------ ------------
Other Assets:
   Goodwill and other assets--net...........................................  113,849,400  117,406,200
   Notes receivable, less allowance for losses, $2,129,000 and $1,300,000,
     respectively...........................................................    5,976,600    5,686,000
   Other real estate........................................................    6,009,400    6,019,100
                                                                             ------------ ------------
       Total other assets...................................................  125,835,400  129,111,300
                                                                             ------------ ------------
Property and Equipment--At Cost:
   Land.....................................................................    8,200,400   14,162,400
   Buildings................................................................   97,573,400  122,906,900
   Equipment................................................................  181,386,000  244,419,900
   Leasehold improvements...................................................   39,460,100   44,838,000
                                                                             ------------ ------------
                                                                              326,619,900  426,327,200
   Less accumulated depreciation and amortization...........................  128,679,000  156,238,500
                                                                             ------------ ------------
       Property and equipment--net..........................................  197,940,900  270,088,700
                                                                             ------------ ------------
                                                                             $662,372,200 $794,510,400
                                                                             ============ ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current maturities of long-term debt..................................... $  7,837,700 $ 27,717,000
   Accounts payable.........................................................  214,764,400  243,649,300
   Accrued expenses.........................................................   74,394,500   97,688,300
   Income taxes.............................................................    2,828,600    1,315,600
                                                                             ------------ ------------
          Total current liabilities.........................................  299,825,200  370,370,200
                                                                             ------------ ------------
   Long-Term Debt, Less Current Maturities..................................  166,564,700  200,831,500
   Other Liabilities........................................................   30,504,400   42,981,600
   Deferred Income Taxes....................................................    4,809,000      591,000
                                                                             ------------ ------------
          Total liabilities.................................................  501,703,300  614,774,300
                                                                             ------------ ------------
Commitments and Contingencies (Note 10)
Redeemable Common Stock.....................................................   10,147,700    9,244,100
                                                                             ------------ ------------
Stockholders' Equity:
   Common stock
       Voting (Class A).....................................................       12,200       12,600
       Non-voting (Class B).................................................    1,366,400    1,377,800
                                                                             ------------ ------------
          Total common stock................................................    1,378,600    1,390,400
Patronage dividends payable in common stock.................................    3,475,000    5,950,000
Additional paid-in capital..................................................   42,661,200   45,753,500
Reinvested earnings.........................................................  121,333,900  144,392,600
                                                                             ------------ ------------
                                                                              168,848,700  197,486,500
Less:
   Treasury stock, at cost (145,615 Class B shares).........................   18,327,500   18,327,500
   Accumulated other comprehensive loss.....................................                 8,667,000
                                                                             ------------ ------------
          Total stockholders' equity........................................  150,521,200  170,492,000
                                                                             ------------ ------------
                                                                             $662,372,200 $794,510,400
                                                                             ============ ============

                See notes to consolidated financial statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

   STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

 For the Years Ended January 1, 2000, December 30, 2000 and December 29, 2001

                                                     Common Stock                Patronage
                                        --------------------------------------   Dividends                 Accumulated
                                            Class A             Class B          Payable in   Additional      Other
                                        ---------------  ---------------------     Common      Paid-in    Comprehensive
                                        Shares   Amount    Shares     Amount       Stock       Capital        Loss
                                        ------  -------  ---------  ----------  -----------  -----------  -------------
Balance, January 2, 1999............... 11,900  $14,900  1,061,874  $1,327,300  $ 4,060,000  $31,582,600
  Net earnings.........................
  Common stock issued..................    700      900     52,546      65,700   (4,060,000)   5,955,200
  Common stock purchased...............   (600)    (800)    (6,743)     (8,400)                 (426,000)
  Redeemable common stock..............                    (22,388)    (28,000)                 (806,000)
  Patronage dividends payable in
   common stock........................                                           3,078,000
                                        ------  -------  ---------  ----------  -----------  -----------   -----------
Balance, January 1, 2000............... 12,000   15,000  1,085,289   1,356,600    3,078,000   36,305,800
  Net earnings.........................
  Common stock issued..................    400      500     36,818      46,000   (3,078,000)   4,446,100
  Common stock purchased............... (2,600)  (3,300)   (12,466)    (15,600)                 (547,800)
  Redeemable common stock..............                    (16,533)    (20,600)                 (628,300)
  Stock option expense.................                                                        3,085,400
  Patronage dividends payable in
   common stock........................                                           3,475,000
                                        ------  -------  ---------  ----------  -----------  -----------   -----------
Balance, December 30, 2000.............  9,800   12,200  1,093,108   1,366,400    3,475,000   42,661,200
  Net earnings.........................
  Cumulative effect of change in
   accounting for interest rate swap
   (net of tax)........................                                                                    $(2,000,000)
  Interest rate swap (net of tax)......                                                                     (1,409,000)
  Additional pension liability (net of
   tax)................................                                                                     (5,258,000)
  Common stock issued..................    500      600     30,761      38,400   (3,475,000)   4,562,900
  Common stock purchased...............   (200)    (200)   (13,078)    (16,300)               (1,042,100)
  Redeemable common stock..............                     (8,570)    (10,700)                 (428,500)
  Patronage dividends payable in
   common stock........................                                           5,950,000
                                        ------  -------  ---------  ----------  -----------  -----------   -----------
Balance, December 29, 2001............. 10,100  $12,600  1,102,221  $1,377,800  $ 5,950,000  $45,753,500   $(8,667,000)
                                        ======  =======  =========  ==========  ===========  ===========   ===========
Comprehensive Income:
                                                                                                 1999         2000
                                                                                             -----------  -------------
  Net Earnings.........................                                                      $17,609,400   $21,105,200
  Other comprehensive loss:
   Cumulative effect of change in
    accounting for interest rate swap..
   Interest rate swap..................
   Additional pension liability........
                                                                                             -----------   -----------
Comprehensive Income...................                                                      $17,609,400   $21,105,200
                                                                                             ===========   ===========



                                         Reinvested
                                          Earnings
                                        ------------
Balance, January 2, 1999............... $ 89,950,000
  Net earnings.........................   17,609,400
  Common stock issued..................
  Common stock purchased...............   (1,137,600)
  Redeemable common stock..............   (2,075,400)
  Patronage dividends payable in
   common stock........................
                                        ------------
Balance, January 1, 2000...............  104,346,400
  Net earnings.........................   21,105,200
  Common stock issued..................
  Common stock purchased...............   (2,227,200)
  Redeemable common stock..............   (1,890,500)
  Stock option expense.................
  Patronage dividends payable in
   common stock........................
                                        ------------
Balance, December 30, 2000.............  121,333,900
  Net earnings.........................   25,783,600
  Cumulative effect of change in
   accounting for interest rate swap
   (net of tax)........................
  Interest rate swap (net of tax)......
  Additional pension liability (net of
   tax)................................
  Common stock issued..................
  Common stock purchased...............   (1,705,500)
  Redeemable common stock..............   (1,019,400)
  Patronage dividends payable in
   common stock........................
                                        ------------
Balance, December 29, 2001............. $144,392,600
                                        ============
Comprehensive Income:
                                            2001
                                        ------------
  Net Earnings......................... $ 25,783,600
  Other comprehensive loss:
   Cumulative effect of change in
    accounting for interest rate swap..   (2,000,000)
   Interest rate swap..................   (1,409,000)
   Additional pension liability........   (5,258,000)
                                        ------------
Comprehensive Income................... $ 17,116,600
                                        ============


                See notes to consolidated financial statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

 For the Years Ended January 1, 2000, December 30, 2000 and December 29, 2001

                                                                      1999           2000           2001
                                                                  ------------  -------------  -------------
Cash Flows From Operating Activities:
   Net Earnings.................................................. $ 17,609,400  $  21,105,200  $  25,783,600
   Adjustments to reconcile net earnings to net cash flows
     provided by operating activities:
       Depreciation and amortization.............................   18,823,400     30,737,800     44,113,600
       Increase (decrease) in allowance for losses...............    1,596,100       (822,200)        (8,300)
       Loss (gain) on sale of property and equipment.............      426,000       (793,200)      (103,700)
       Patronage dividends payable in common stock...............    3,078,000      3,475,000      5,950,000
       Stock option expense......................................                   3,085,400
       Deferred income taxes.....................................     (943,000)    (1,236,000)     3,295,200
   (Increase) decrease in operating assets net of the effects of business acquisitions and dispositions:
       Notes and accounts receivable.............................   (9,644,100)     7,689,200     26,081,600
       Merchandise inventories...................................   (3,723,000)      (377,100)    (3,312,300)
       Prepaid expenses..........................................        6,300       (812,600)    (3,936,200)
       Other assets..............................................     (269,100)    (1,193,800)       526,800
   Increase (decrease) in operating liabilities net of the
     effects of business acquisitions and dispositions:
       Accounts payable..........................................    9,045,300     16,679,800     (3,884,100)
       Accrued expenses..........................................   10,009,400      4,037,500    (12,420,200)
       Income taxes..............................................      984,000     (3,992,800)    (1,528,300)
       Other liabilities.........................................    5,732,500      3,673,800     (4,276,800)
                                                                  ------------  -------------  -------------
   Net cash flows provided by operating activities...............   52,731,200     81,256,000     76,280,900
                                                                  ------------  -------------  -------------
Cash Flows From Investing Activities:
   Capital expenditures--net of insurance proceeds...............  (35,868,500)   (37,706,300)   (32,614,300)
   Proceeds from sale of property and equipment and other
     productive assets...........................................    1,363,000      4,861,100      4,391,800
   Payment for business acquisitions net of cash acquired........   (7,812,100)  (128,615,400)   (78,828,400)
   Other real estate.............................................   (1,623,800)      (304,400)        (9,700)
   (Increase) decrease in notes receivable.......................     (759,600)     9,682,000      1,665,700
                                                                  ------------  -------------  -------------
   Net cash flows used in investing activities...................  (44,701,000)  (152,083,000)  (105,394,900)
                                                                  ------------  -------------  -------------
Cash Flows From Financing Activities:
   Proceeds from long-term borrowings............................                 175,494,700     88,000,000
   Reductions in debt............................................  (10,159,700)  (128,390,400)   (48,055,800)
   Payments for debt issuance costs..............................                  (1,050,000)    (1,207,500)
   Proceeds from sale of common stock............................    1,961,800      1,414,600      1,126,900
   Common stock purchased........................................   (3,541,000)    (5,134,400)    (5,126,400)
                                                                  ------------  -------------  -------------
   Net cash flows (used in) provided by financing
     activities..................................................  (11,738,900)    42,334,500     34,737,200
                                                                  ------------  -------------  -------------
Net (Decrease) Increase in Cash and Cash Equivalents.............   (3,708,700)   (28,492,500)     5,623,200
Cash And Cash Equivalents, Beginning Of Year.....................   72,094,500     68,385,800     39,893,300
                                                                  ------------  -------------  -------------
Cash And Cash Equivalents, End Of Year........................... $ 68,385,800  $  39,893,300  $  45,516,500
                                                                  ============  =============  =============
Cash Paid During The Year For:
   Interest...................................................... $  6,574,600  $  13,672,100  $  19,026,000
   Income Taxes..................................................   11,965,700     19,897,900     14,006,600
Supplemental Noncash Financing Activities:
   Patronage Dividends Payable in Common Stock...................    3,078,000      3,475,000      5,950,000
   Additional Pension Liability, net of tax......................                                  5,258,000
   Interest Rate Swap, net of tax................................                                  3,409,000
   Liabilities Assumed in Business Acquisitions..................                  46,703,000     95,718,300

                See notes to consolidated financial statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES

   Fiscal year--The Company's fiscal year is the 52 or 53 week period ending on the Saturday nearest to December 31. The years ended January 1, 2000, December 30, 2000 and December 29, 2001 included 52 weeks.

   Consolidation practice--The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany balances and transactions are eliminated.

   Revenue recognition--Wholesale revenues are recognized when product is shipped and retail revenues are recognized at the point of sale.

   Accounting Change--During 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." This pronouncement relates to the income statement classification of sales incentives and requires that the Company classify certain sales promotions offered to its retail customers as a reduction of net sales (versus cost of sales as previously recorded). The Company has adopted this pronouncement effective December 30, 2001. Net sales and service fees and cost of sales have been reduced by approximately $60.4 million, $53.7 million and $61.7 million for 1999, 2000 and 2001, respectively, to retroactively restate the financial statements for the change.

   Use of estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management reviews its estimates, including those related to allowances for doubtful accounts and notes receivable, valuation of inventories, self-insurance reserves, closed facilities reserves, purchase accounting estimates, useful lives for depreciation and amortization, valuation allowances for deferred income tax assets and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates and actual results could differ from those estimates.

   Cash and cash equivalents--The Company considers all highly liquid investments, with maturities of three months or less when acquired, to be cash equivalents.

   Inventories--Inventories are recorded at the lower of cost, primarily on the first-in, first-out method, or market.

   Goodwill and long-lived assets--The excess of cost over the fair value of net assets of businesses acquired (goodwill) was amortized on a straight-line basis over 20 years. Accumulated amortization at December 30, 2000 and December 29, 2001 was $11,367,200 and $18,008,000, respectively. The Company periodically evaluates the carrying value of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The Company analyzes the future recoverability of the long-lived assets using the related undiscounted future cash flows of the business and recognizes any adjustments to its carrying value on a current basis. During 2000, the Company charged $1,490,000 to operating and administrative expenses related to the closure of certain retail grocery stores. In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed subsequent to June 30, 2001 no longer be amortized and the amortization of goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed prior to June 30, 2001 cease upon adoption of this statement. Instead, the carrying value of goodwill and intangible assets with indefinite useful lives will be

                        ROUNDY'S, INC. AND SUBSIDIARIES
evaluated for impairment on an annual basis. The Company will adopt SFAS No. 142 on December 30, 2001. Amortization of goodwill recorded by the Company in 1999, 2000 and 2001 reduced net income by $726,600, $4,410,400 and $6,056,700, respectively. The Company is currently evaluating the provisions of this statement with respect to impairment and has not yet determined the impact on its consolidated financial statements.

   Depreciation--Depreciation and amortization of property and equipment are computed primarily on the straight-line method over their estimated useful lives, which are generally thirty-nine years for buildings, three to ten years for equipment and ten to twenty years for leasehold improvements.

   Closed facilities reserve--When a facility is closed, the remaining investment, net of expected salvage value, is expensed. For properties under lease agreements, the present value of any remaining future liability under the lease, net of expected sublease recovery, is also expensed. The amounts charged to operating and administrative expenses in 2000 and 2001 for the present value of these remaining future liabilities approximated $4.2 million and $0.5 million, respectively. The amount charged to operating and administrative expenses in 1999 were not significant.

   Income taxes--The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

   Related parties--During 1999, 2000 and 2001, the Company had wholesale sales to related party retailers in the amounts of $966,844,000, $602,552,000 and $658,728,000, respectively. In addition, the Company received sublease payments from related party retailers of $11,819,900, $7,136,100 and $8,058,700 for 1999, 2000 and 2001, respectively. During 1999 the Company sold land to a related party retailer for approximately $1.5 million. During 2000, the Company sold a retail grocery store to a related party for approximately $4.1 million.

   Reclassifications--Certain amounts previously reported have been reclassified to conform to the current presentation.

2.  ACQUISITIONS

   On April 12, 1999, the Company purchased a grocery retailer for approximately $5.7 million in cash. On August 24, 1999, the Company purchased a grocery retailer for $2.1 million in cash. The acquisitions have been accounted for as purchases and the results of operations have been included in the consolidated financial statements since the dates of acquisition. The pro-forma effects of these acquisitions were not material.

   On February 2, 2000, the Company purchased 7 retail grocery stores for approximately $37.7 million in cash. Operating results of such stores have been included in the Statements of Consolidated Earnings since the acquisition date. Goodwill of approximately $21.5 million resulted from the purchase. The acquisition was accounted for as a purchase and the consolidated financial statements reflect the allocation of the purchase price to the assets acquired based on their fair values. The pro-forma effects of the acquisition were not material.

   On March 31, 2000, the Company acquired all of the outstanding stock of Mega Marts, Inc. ("Mega Marts") for approximately $125.0 million in cash and notes payable. Mega Marts owned and operated 16 retail grocery stores. Also on March 31, 2000, the Company acquired certain assets of NDC, Inc. (an affiliate of Mega Marts)

                        ROUNDY'S, INC. AND SUBSIDIARIES
consisting of a retail grocery store known as the "Tri-City Pick 'n Save" ("TCPS") for approximately $11.2 million in cash. The acquisitions were effective at the end of the day on April 1, 2000 and the operating results of Mega Marts and TCPS were included in the Statements of Consolidated Earnings after the effective date. Goodwill of approximately $84.8 million resulted from the purchase. The Company financed the acquisitions with the proceeds of a credit agreement and $39 million in promissory notes issued to the shareholders of Mega Marts. The acquisitions were accounted for as purchases and the consolidated financial statements reflect the allocation of the purchase price to the assets acquired and liabilities assumed based on their fair values. Included in the assets of Mega Marts were 132,330 shares of the Company's Class A and Class B common stock. A portion of the purchase price was allocated to such treasury shares acquired based on the net book value of the Company's common stock as of January 1, 2000.

   Effective May 20, 2001, the Company acquired all of the outstanding stock of The Copps Corporation ("Copps") for approximately $96.2 million in cash. Copps owned and operated 21 retail grocery stores and a wholesale distribution center. The operating results of Copps are included in the Statements of Consolidated Earnings after the effective date. Goodwill of approximately $9.9 million resulted from the purchase. The Company financed the acquisition with the proceeds of a Credit Agreement (see Note 5). The acquisition was accounted for as a purchase and the consolidated financial statements reflect the preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their fair values. The Company anticipates finalizing the purchase price allocation in the first quarter of 2002, but does not anticipate any significant changes.

   Unaudited pro-forma results of operations, including Copps, Mega Marts and TCPS as if they had been acquired at the beginning of each period follows:


                                            For the Year Ended:
                            ---------------------------------------------------
                            January 1, 2000 December 30, 2000 December 29, 2001
                            --------------- ----------------- -----------------
 Net sales and service fees $3,437,676,800   $3,608,503,800    $3,621,531,800
 Net earnings..............     13,432,300       17,832,600        25,049,900

   Pro-forma results are not necessarily indicative of what would have occurred had the acquisition been consummated as of the beginning of the periods. Pro forma results include additional depreciation and the amortization of intangible assets resulting from the purchase and additional interest expense as if the funds borrowed in connection with the acquisition had been outstanding from the beginning of each period.

                        ROUNDY'S, INC. AND SUBSIDIARIES

3.  PATRONAGE DIVIDENDS

   The Company's By-Laws require that to the extent permitted by the Internal Revenue Code, patronage dividends are to be paid out of earnings from business activities with stockholder-customers in an amount which will reduce the net earnings of the Company to an amount which will result in an 8% increase in the book value of its common stock. The dividends are payable at least 20% in cash and the remainder in Class B common stock. Dividends for the years ended January 1, 2000, December 30, 2000 and December 29, 2001 were generally payable 30% in cash.

4.  NOTES AND ACCOUNTS RECEIVABLE

   The Company extends long-term credit to certain independent retailers it serves to be used primarily for store expansion or improvements. Loans to independent retailers are primarily collateralized by the retailer's inventory, equipment, personal assets and pledges of Company stock. Interest rates are generally in excess of the prime rate and terms of the notes are up to 15 years. Included in current notes and accounts receivable are amounts due within one year totaling $2,364,000 and $2,945,200 at December 30, 2000 and December 29, 2001, respectively. The Company is exposed to credit risk with respect to accounts receivable, although it is generally limited. The Company continually monitors its receivables with customers by reviewing, among other things, credit terms, collateral and guarantees.

5.  LONG-TERM DEBT

   Long-term debt consists of the following at the respective year-ends:

                                                                    2000         2001
                                                                ------------ ------------
Senior notes payable:
   6.30%, due 2002 to 2007..................................... $ 80,000,000 $130,000,000
Notes payable under revolving credit agreement, 4.56%, due 2006   61,000,000   59,000,000
Subordinated notes payable, 8.25%, due 2002 to 2005............   33,150,000   25,350,000
Capital lease obligations, 7.55% to 11.0%, due 2002 to 2020....                13,987,100
Other long-term debt...........................................      252,400      211,400
                                                                ------------ ------------
                                                                 174,402,400  228,548,500
   Current maturities..........................................    7,837,700   27,717,000
                                                                ------------ ------------
       Total long-term debt, less current maturities........... $166,564,700 $200,831,500
                                                                ============ ============

   On May 18, 2001, the Company entered into an Amended and Restated Credit Agreement with various lenders which allows the Company to borrow up to an aggregate amount of $300,000,000. The Credit Agreement provides for a $170,000,000 revolving loan commitment and a $130,000,000 term loan. The revolving loan commitment and the term loan bear interest based upon LIBOR and Prime rates. The Credit Agreement includes covenants that, among others, limit stock repurchases and additional borrowings and provide for minimum net worth requirements ($166,169,000 at December 29, 2001). At December 29, 2001, $101,606,000 was available to the Company under its revolving credit agreement. The Company's assets are pledged as collateral to the Credit Agreement.

   On April 4, 2000, the Company entered into a five-year interest rate swap agreement under which the Company pays a fixed rate of 7.32% and receives a floating LIBOR rate. The effect of the swap agreement is to fix the rate on $60,000,000 of borrowings under the revolving loan commitment. For the year ended December 29, 2001, the total net cost, recorded as interest expense, of converting from floating rate to fixed rate was $1,742,300.

                        ROUNDY'S, INC. AND SUBSIDIARIES

   In June 1998, the Financial Accounting Standards Board ("the FASB") issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", subsequently amended by SFAS 137 and SFAS 138. SFAS 133 was adopted for the Company's fiscal year beginning December 31, 2000 and required the Company to record all derivatives on the balance sheet at fair value. Changes in derivative fair values are either recognized in earnings or, for cash-flow hedges, deferred and recorded as a component of other comprehensive income until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative's change in fair value is immediately recognized in earnings. For a derivative that doesn't qualify as a hedge, changes in fair value are recognized in earnings.

   On December 31, 2000, upon adoption of SFAS 133, the Company recognized a transition adjustment relating to the interest rate swap for approximately $2.0 million, net of tax of $1.4 million, in stockholders' equity as accumulated other comprehensive loss. The interest rate swap qualifies as a cash-flow hedge and the fair value of the Company's interest rate swap, based on the net cost to settle the transaction at December 29, 2001, was approximately $3.4 million, net of tax of $2.6 million and is recorded as accumulated other comprehensive loss in the Company's consolidated balance sheet.

   Repayment of principal on long-term debt outstanding is as follows:

                             2002...... $27,717,000
                             2003......  34,260,900
                             2004......  34,307,000
                             2005......  28,503,300
                             2006......  85,556,500
                             Thereafter  18,203,800

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

   The Company's financial instruments consist primarily of cash, accounts and notes receivable, accounts payable, accrued liabilities, interest rate swap and long-term debt. The carrying amounts for cash, accounts and notes receivable, accounts payable and accrued liabilities approximate their fair values. Based on the borrowing rates currently available to the Company for long-term debt with similar terms and maturities, the fair value of long-term debt, including current maturities, is approximately $173,912,000 and $229,628,000 as of December 30, 2000 and December 29, 2001, respectively. The fair value of the swap at December 30, 2000 was a liability of approximately $3.4 million (no carrying value). The fair value (and carrying value) of the Company's interest rate swap based on the net cost to settle the transaction at December 29, 2001, was a liability of approximately $6.0 million.

7.  STOCKHOLDERS' EQUITY

   The authorized capital stock of the Company is 60,000 shares of Class A common stock and 2,400,000 shares of Class B common stock each with a par value of $1.25 a share. Inactive customers are required to exchange Class A voting stock held for Class B non-voting stock.

   The issuance and redemption of common stock is based on the book value thereof as of the preceding year-end. The year-end book value was $129.95, $153.60 and $170.20 for 1999, 2000 and 2001, respectively. The Company is obligated, upon request, to repurchase common stock held by inactive customers or employees. The amount available for such repurchases in any year is subject to limitations under certain loan agreements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

   Class B common stock which is subject to redemption is reflected outside of stockholders' equity. Redeemable common stock is held by inactive customers and former employees. As of December 30, 2000 and December 29, 2001, 66,066 and 54,313 shares, respectively, were subject to redemption. The Class B common stock subject to redemption is payable over a five year period based upon the book value at the preceding fiscal year-end. The Company expects to repurchase shares of 19,642, 16,361, 10,144, 5,595 and 2,571 in 2002, 2003, 2004, 2005 and
2006, respectively.

   Effective November 1991, the Board of Directors adopted the 1991 Stock Incentive Plan (the "Plan'') under which up to 75,000 shares of Class B common stock may be issued pursuant to the exercise of stock options. The Plan also authorizes the grant of up to 25,000 stock appreciation rights ("SARs''). Options and SARs may be granted to senior executives and key employees of the Company by the Compensation Committee of the Board of Directors at an exercise/base price equal to book value of the Company's common stock as of the preceding year-end. No options or SARs may be granted under the Plan after November 30, 2001.

   Option and SAR transactions are as follows:

                                                                    Options
                                                                   Weighted
                                  Options  SARs    Option Price  Average Price
                                  ------- ------  -------------- -------------
 Outstanding, January 2, 1999.... 50,000  21,000  $53.10-$104.35    $ 67.96
                                  ------  ------  --------------
 Outstanding, January 1, 2000.... 50,000  21,000   53.10- 104.35      67.96
    Exercised....................   (400) (3,400)          94.30      94.30
    Granted......................  1,000     184          129.95     129.95
                                  ------  ------  --------------
 Outstanding, December 30, 2000.. 50,600  17,784   53.10- 129.95      68.97
    Exercised.................... (2,500) (1,450)  53.10-  94.30      77.82
    Cancelled....................            (50)
                                  ------  ------  --------------
 Outstanding, December 29, 2001.. 48,100  16,284  $53.10-$129.95      68.51
                                  ======  ======  ==============
 Exercisable at December 29, 2001 47,766  16,222  $53.10-$129.95      68.08
                                  ======  ======  ==============

   Options exercisable at January 1, 2000 and December 30, 2000 were 46,516 and 48,398 with a weighted average price of $65.91 and $67.17, respectively.

   The following table summarizes information concerning currently outstanding and exercisable options:

                                Stock Options Outstanding  Stock Options Exercisable
                               --------------------------- -------------------------
                                       Weighted
                                        Average   Weighted               Weighted
                               Number  Remaining  Average                Average
                                 of   Contractual Exercise Number of     Exercise
   Range of Exercise Price ($) Shares    Life      Price    Shares        Price
   --------------------------- ------ ----------- -------- ---------     --------
           50.00- 70.00....... 32,500     5.8     $ 57.90   32,500       $ 57.90
           70.01- 90.00.......  8,000     9.0       77.40    8,000         77.40
           90.01-110.00.......  6,600    10.9      100.70    6,600        100.70
          110.01-130.00.......  1,000    13.6      129.95      666        129.95
                               ------             -------   ------       -------
                               48,100             $ 68.51   47,766       $ 68.08
                               ======             =======   ======       =======

   Options granted become exercisable based on the vesting rate which generally ranges from 20% at the date of grant to 100% eight years from the date of grant.

                        ROUNDY'S, INC. AND SUBSIDIARIES

   SAR holders are entitled, upon exercise of a SAR, to receive cash in an amount equal to the excess of the Fair Market Value per share of the Company's common stock as of the date on which the SAR is exercised over the base price of the SAR. SARs granted become exercisable based on the vesting rate which ranges from 20% on the last day of the fiscal year of the grant to 100% eight years from the last day of the fiscal year of the grant. Compensation expense was not material in 1999, 2000 and 2001. In the event of a change in control of the Company, all options and SARs previously granted and not exercised, become exercisable.

   The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. During 2000, the Company extended the term of all of its previously granted stock options resulting in a compensation charge of $3,085,400. Compensation expense was immaterial for 1999 and 2001. If the Company had elected to recognize compensation cost for the Plan based on the fair value of the options at the grant dates, consistent with the method prescribed by SFAS No. 123, pro-forma net earnings in 1999 and 2001 would have decreased by less than $100,000, while the effect on 2000 net earnings would have been an approximate increase of $685,000.

8.  EMPLOYEE BENEFIT PLANS

   Substantially all non-union employees of the Company and employees of its subsidiaries are covered by defined benefit pension plans. Benefits are based on either years of service and the employee's highest compensation during five of the most recent ten years of employment or on stated amounts for each year of service. The Company intends to annually contribute only the minimum contributions required by applicable regulations.

   The following tables set forth pension obligations and plan assets as of December 30, 2000 and December 29, 2001:

                                                       2000          2001
                                                   ------------  ------------
  Change in benefit obligation:
     Benefit Obligation--Beginning of Year........ $ 49,179,000  $ 59,296,700
     Service cost.................................    2,895,700     4,336,100
     Interest cost................................    3,916,000     5,174,800
     Actuarial loss...............................    5,055,600     3,999,700
     Benefits paid................................   (1,749,600)   (2,264,900)
     Business acquisition.........................                 17,777,700
                                                   ------------  ------------
     Benefit Obligation--End of Year.............. $ 59,296,700  $ 88,320,100
                                                   ============  ============
  Change in plan assets:
     Fair Value--Beginning of Year................ $ 47,949,800  $ 46,950,300
     Actual return on plan assets.................   (3,136,400)   (4,553,300)
     Company contribution.........................    3,886,500     4,811,300
     Benefits paid................................   (1,749,600)   (2,264,900)
     Business acquisition.........................                 14,217,800
                                                   ------------  ------------
     Fair Value--End of Year...................... $ 46,950,300  $ 59,161,200
                                                   ============  ============
  Funded status:
     As of year-end............................... $(12,346,400) $(29,158,900)
     Unrecognized cost:
         Actuarial and investment losses, net.....    8,319,400    21,809,600
         Prior service cost.......................      180,400       144,600
         Transition asset.........................     (199,200)      (66,100)
         Additional minimum liability.............                 (9,226,000)
                                                   ------------  ------------
     Accrued benefit cost......................... $ (4,045,800) $(16,496,800)
                                                   ============  ============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                                                           1999         2000         2001
                                                       -----------  -----------  -----------
The components of pension cost are as follows:
   Benefits earned during the year.................... $ 3,099,300  $ 2,895,700  $ 4,336,100
   Interest cost on projected benefit obligation......   3,604,300    3,916,000    5,174,800
   Expected return on plan assets.....................  (3,771,100)  (4,393,000)  (5,083,400)
   Net amortization and deferral:
       Unrecognized net loss (gain)...................     110,900       (1,100)     173,700
       Unrecognized prior service cost................      35,900       35,900       35,900
       Unrecognized net asset.........................    (174,100)    (174,000)    (133,200)
                                                       -----------  -----------  -----------
   Net pension cost................................... $ 2,905,200  $ 2,279,500  $ 4,503,900
                                                       ===========  ===========  ===========

                                                           1999         2000         2001
                                                       -----------  -----------  -----------
The assumption used in the accounting were as follows:
   Discount rate......................................        8.00%        7.50%        7.25%
   Rate of increase in compensation levels............        4.00%        4.00%        4.00%
   Expected long-term rate of return of assets........        9.00%        9.00%        9.00%

   The change in the discount rate in 2001 resulted in an increase of $3,452,300 in the projected benefit obligation in 2001, and is expected to result in an increase in the 2002 pension expense of approximately $500,000.

   The Company and its subsidiaries also participate in various multi-employer plans which provide defined benefits to employees under collective bargaining agreements. Amounts charged to pension expense for such plans were $5,093,900, $5,378,000 and $7,036,900 in 1999, 2000 and 2001, respectively. The Company has a defined contribution plan covering substantially all salaried and hourly employees not covered by collective bargaining agreements. Total expense for the plan amounted to $1,251,500, $1,248,600 and $1,920,900 in 1999, 2000 and
2001, respectively. Also, the Company has a defined contribution plan covering certain hourly employees covered by a collective bargaining agreement. Total expense for the plan amounted to $687,400 and $732,500 in 2000 and 2001, respectively.

9.  INCOME TAXES

   Federal Income tax at the statutory rate of 35% in 1999, 2000 and 2001 and income tax expense as reported are reconciled as follows:

                                                    1999         2000         2001
                                                -----------  -----------  -----------
Federal income tax at statutory rate........... $10,366,500  $12,446,900  $14,573,700
State income taxes, net of federal tax benefits   1,565,000    2,279,200    1,928,700
Resolution of prior year tax matters...........                 (620,000)  (2,360,300)
Non-deductible goodwill........................     252,100    1,272,600    1,813,000
Other--net.....................................    (174,300)    (921,200)     (99,600)
                                                -----------  -----------  -----------
Income tax expense............................. $12,009,300  $14,457,500  $15,855,500
                                                ===========  ===========  ===========

                        ROUNDY'S, INC. AND SUBSIDIARIES

   The approximate tax effects of temporary differences at December 30, 2000 and December 29, 2001 are as follows:

                                     2000                                    2001
                    --------------------------------------  --------------------------------------
                      Assets     Liabilities      Total       Assets     Liabilities      Total
                    ----------- ------------  ------------  ----------- ------------  ------------
Allowance for
  doubtful accounts $ 1,009,000               $  1,009,000  $ 1,535,000               $  1,535,000
Inventories........             $ (2,565,200)   (2,565,200)             $ (2,783,000)   (2,783,000)
Employee benefits..   9,603,000                  9,603,000   11,416,000                 11,416,000
Accrued expenses
  not currently
  deductible.......   2,203,000                  2,203,000    2,236,000                  2,236,000
Other..............                                                       (2,711,000)   (2,711,000)
                    ----------- ------------  ------------  ----------- ------------  ------------
Current............  12,815,000   (2,565,200)   10,249,800   15,187,000   (5,494,000)    9,693,000
                    ----------- ------------  ------------  ----------- ------------  ------------
Allowance for
  doubtful accounts     860,000                    860,000      527,000                    527,000
Depreciation and
  amortization.....              (14,136,000)  (14,136,000)              (26,482,000)  (26,482,000)
Employee benefits..   4,013,000                  4,013,000    9,101,000                  9,101,000
Accrued expenses
  not currently
  deductible.......   6,887,000                  6,887,000    9,126,000                  9,126,000
Net operating loss
  carryforwards....                                           6,200,000                  6,200,000
Other..............               (2,433,000)   (2,433,000)     937,000                    937,000
                    ----------- ------------  ------------  ----------- ------------  ------------
Noncurrent.........  11,760,000  (16,569,000)   (4,809,000)  25,891,000  (26,482,000)     (591,000)
                    ----------- ------------  ------------  ----------- ------------  ------------
       Total....... $24,575,000 $(19,134,200) $  5,440,800  $41,078,000 $(31,976,000) $  9,102,000
                    =========== ============  ============  =========== ============  ============

   Management believes that it is more likely than not that current and long-term deferred tax assets will be realized through the reduction of future taxable income. Significant factors considered by management in its determination include the historical operating results of the Company ($105 million of United States taxable income over the past three years), and expectations of future earnings. As of December 29, 2001, the Company has federal and state net operating loss carryforwards (acquired in the Copps acquisition) of approximately $13 million and $29 million, respectively. The Company's utilization of these losses is limited under both federal and state law. If unutilized, the federal net operating loss will expire in 2020, and the state net operating losses will expire during the period of 2015 through 2020.

10.  LEASE OBLIGATIONS AND CONTINGENT LIABILITIES

   Rental payments and related subleasing rentals under operating leases are as follows:

                             Rental Payments
                          ---------------------- Subleasing
                            Minimum   Contingent  Rentals
                          ----------- ---------- -----------
                    1999. $30,083,100  $445,900  $23,312,300
                    2000.  34,733,700   480,400   23,282,700
                    2001.  40,581,200   704,000   21,818,400

   Contingent rentals may be paid under certain store leases on the basis of the store's sales in excess of stipulated amounts.

                        ROUNDY'S, INC. AND SUBSIDIARIES

   Future minimum rental payments under long-term leases are as follows at December 29, 2001:

                                                   Operating   Capitalized
                                                    Leases       Leases
                                                  ------------ -----------
      2002....................................... $ 37,504,000 $ 1,564,200
      2003.......................................   35,273,700   1,571,600
      2004.......................................   33,050,800   1,575,300
      2005.......................................   30,978,500   1,575,300
      2006.......................................   30,124,800   1,575,300
      Thereafter.................................  172,401,200  18,483,800
                                                  ------------ -----------
             Total............................... $339,333,000 $26,345,500
                                                  ============ ===========
      Amount representing interest...............               12,358,400
                                                               -----------
      Present value of net minimum lease payments               13,987,100
      Current portion............................                  375,000
                                                               -----------
      Long-term portion..........................              $13,612,100
                                                               ===========

   Total minimum rentals to be received in the future under non-cancelable subleases as of December 29, 2001 are $179,382,300.

   The Company is involved in various claims and litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these actions will not materially affect the consolidated financial position, results of operations or cash flows of the Company.

11.  EARNINGS PER SHARE

   Earnings per share are not presented because they are not deemed meaningful. See Notes 3 and 7 relating to patronage dividends and common stock repurchase requirements.

12.  EVANSVILLE FIRE

   During 1998, fire destroyed the Evansville, Indiana warehouse, inventory and equipment. As of December 30, 2000, all insurance claims related to the fire had been settled. During 1999 and 2000, the Company recorded gains of $5.5 million and $3.3 million, respectively, related to the insurance settlements. These amounts are reflected in Other--net revenues in the Company's Statements of Consolidated Earnings.

13.  SEGMENT REPORTING

   The Company and its subsidiaries sell and distribute food and nonfood products that are typically found in supermarkets primarily located in the Midwest. The Company's wholesale distribution segment sells to both Company-owned and independent retail food stores, while the retail segment sells directly to the consumer.

   During 1999, the Company had one customer which accounted for 12.4% of the Company's net sales and service fees. In 2000 and 2001, no customer accounted for over 10% of net sales and service fees.

   Eliminations represent the activity between wholesale and Company-owned retail stores. Inter-segment revenues are recorded at amounts consistent with those charged to independent retail stores.

   Identifiable assets are those used exclusively by that industry segment. Corporate assets are principally cash and cash equivalents, notes receivable, transportation equipment, corporate office facilities and equipment.

                        ROUNDY'S, INC. AND SUBSIDIARIES

                                          1999            2000            2001
                                     --------------  --------------  --------------
NET SALES AND SERVICE FEES
   Wholesale........................ $2,549,774,900  $2,628,025,700  $2,894,011,900
   Retail...........................    323,857,300     891,666,200   1,377,133,300
   Eliminations.....................   (216,800,200)   (589,658,500)   (883,383,700)
                                     --------------  --------------  --------------
       Total........................ $2,656,832,000  $2,930,033,400  $3,387,761,500
                                     ==============  ==============  ==============
EARNINGS BEFORE PATRONAGE DIVIDENDS,
  DEPRECIATION AND AMORTIZATION
   Wholesale........................ $   58,789,500  $   59,492,900  $   63,014,500
   Retail...........................      5,261,600      21,878,800      43,351,900
   Corporate........................     (9,162,100)    (10,035,900)    (11,933,100)
                                     --------------  --------------  --------------
       Total........................ $   54,889,000  $   71,335,800  $   94,433,300
                                     ==============  ==============  ==============
DEPRECIATION AND AMORTIZATION
   Wholesale........................ $    7,432,200  $    7,759,400  $    9,604,000
   Retail...........................      4,961,400      15,166,500      24,787,900
   Corporate........................      6,429,800       7,811,900       9,721,700
                                     --------------  --------------  --------------
       Total........................ $   18,823,400  $   30,737,800  $   44,113,600
                                     ==============  ==============  ==============
INTEREST
   Wholesale........................ $    2,095,300  $    1,655,200  $    3,580,800
   Retail...........................      1,069,000       8,180,000      12,179,700
   Corporate........................      3,339,300       5,627,500       1,937,200
                                     --------------  --------------  --------------
       Total........................ $    6,503,600  $   15,462,700  $   17,697,700
                                     ==============  ==============  ==============
CAPITAL EXPENDITURES
   Wholesale........................ $   17,846,700  $    8,851,100  $    9,726,900
   Retail...........................      3,365,200      14,558,100      10,960,900
   Corporate........................     14,656,600      14,297,100      11,926,500
                                     --------------  --------------  --------------
       Total........................ $   35,868,500  $   37,706,300  $   32,614,300
                                     ==============  ==============  ==============
IDENTIFIABLE ASSETS (AT YEAR END)
   Wholesale........................ $  317,858,300  $  301,567,800  $  366,851,300
   Retail...........................     64,086,900     271,545,200     325,025,700
   Corporate........................    115,379,500      89,259,200     102,633,400
                                     --------------  --------------  --------------
       Total........................ $  497,324,700  $  662,372,200  $  794,510,400
                                     ==============  ==============  ==============

                        ROUNDY'S, INC. AND SUBSIDIARIES

14.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

   The following presents condensed consolidating financial statements of Roundy's, Inc and its subsidiaries. All subsidiaries are 100% owned by Roundy's, Inc. The accounting policies for all entities are consistent with those previously described herein.

                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS

                      For the Year Ended January 1, 2000

                                                      Combined
                                    Roundy's, Inc.  Subsidiaries    Eliminations      Total
                                    -------------- --------------  -------------  --------------
Revenues:
   Net sales and service fees...... $1,277,011,700 $1,551,369,100  $(171,548,800) $2,656,832,000
   Other--net......................      2,567,400      8,313,700       (763,200)     10,117,900
                                    -------------- --------------  -------------  --------------
                                     1,279,579,100  1,559,682,800   (172,312,000)  2,666,949,900
                                    -------------- --------------  -------------  --------------
Costs and Expenses:
   Cost of sales...................  1,178,811,200  1,379,737,400   (168,470,700)  2,390,077,900
   Operating and administrative....     82,464,600    154,916,300     (3,078,100)    234,302,800
   Interest........................      7,172,500         94,300       (763,200)      6,503,600
                                    -------------- --------------  -------------  --------------
                                     1,268,448,100  1,534,748,200   (172,312,000)  2,630,884,300
                                    -------------- --------------  -------------  --------------
Earnings Before Patronage Dividends     11,131,000     24,934,600                     36,065,600
Patronage Dividends................      7,496,900     (1,050,000)                     6,446,900
                                    -------------- --------------  -------------  --------------
Earnings Before Income Taxes.......      3,634,100     25,984,600                     29,618,700
                                    -------------- --------------  -------------  --------------
Provision for Income Taxes.........      1,473,500     10,535,800                     12,009,300
Equity in earnings of subsidiaries.     15,448,800                   (15,448,800)
                                    -------------- --------------  -------------  --------------
Net Earnings....................... $   17,609,400 $   15,448,800  $ (15,448,800) $   17,609,400
                                    ============== ==============  =============  ==============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS

                     For the Year Ended December 30, 2000

                                                      Combined
                                    Roundy's, Inc.  Subsidiaries    Eliminations      Total
                                    -------------- --------------  -------------  --------------
Revenues:
Net sales and service fees......... $1,374,642,600 $2,092,196,500  $(536,805,700) $2,930,033,400
Other--net.........................     12,507,000      6,673,600    (12,007,000)      7,173,600
                                    -------------- --------------  -------------  --------------
                                     1,387,149,600  2,098,870,100   (548,812,700)  2,937,207,000
                                    -------------- --------------  -------------  --------------
Costs and Expenses:
Cost of sales......................  1,268,877,900  1,799,444,600   (527,589,100)  2,540,733,400
Operating and administrative.......     85,784,700    263,844,800     (9,216,600)    340,412,900
Interest...........................     21,931,700      5,538,000    (12,007,000)     15,462,700
                                    -------------- --------------  -------------  --------------
                                     1,376,594,300  2,068,827,400   (548,812,700)  2,896,609,000
                                    -------------- --------------  -------------  --------------
Earnings Before Patronage Dividends     10,555,300     30,042,700                     40,598,000
Patronage Dividends................      9,196,400     (4,161,100)                     5,035,300
                                    -------------- --------------  -------------  --------------
Earnings Before Income Taxes.......      1,358,900     34,203,800                     35,562,700
                                    -------------- --------------  -------------  --------------
Provision for Income Taxes.........        544,800     13,912,700                     14,457,500
Equity in earnings of subsidiaries.     20,291,100                   (20,291,100)
                                    -------------- --------------  -------------  --------------
Net Earnings....................... $   21,105,200 $   20,291,100  $ (20,291,100) $   21,105,200
                                    ============== ==============  =============  ==============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATING STATEMENT OF EARNINGS

                     For the Year Ended December 29, 2001


                                                      Combined
                                    Roundy's, Inc.  Subsidiaries    Eliminations      Total
                                    -------------- --------------  -------------  --------------
Revenues:
Net sales and service fees......... $1,464,319,100 $2,585,671,000  $(662,228,600) $3,387,761,500
Other--net.........................     16,346,400      1,969,800    (16,259,000)      2,057,200
                                    -------------- --------------  -------------  --------------
                                     1,480,665,500  2,587,640,800   (678,487,600)  3,389,818,700
                                    -------------- --------------  -------------  --------------
Costs and Expenses:
Cost of sales......................  1,346,748,900  2,161,474,000   (651,460,300)  2,856,762,600
Operating and administrative.......     99,052,300    376,754,700    (10,768,300)    465,038,700
Interest...........................     17,100,400     16,856,300    (16,259,000)     17,697,700
                                    -------------- --------------  -------------  --------------
                                     1,462,901,600  2,555,085,000   (678,487,600)  3,339,499,000
                                    -------------- --------------  -------------  --------------
Earnings Before Patronage Dividends     17,763,900     32,555,800                     50,319,700
Patronage Dividends................     16,022,900     (7,342,300)                     8,680,600
                                    -------------- --------------  -------------  --------------
Earnings Before Income Taxes.......      1,741,000     39,898,100                     41,639,100
                                    -------------- --------------  -------------  --------------
Provision for Income Taxes.........        658,000     15,197,500                     15,855,500
                                    -------------- --------------  -------------  --------------
Equity in earnings of subsidiaries.     24,700,600                   (24,700,600)
                                    -------------- --------------  -------------  --------------
Net Earnings....................... $   25,783,600 $   24,700,600  $ (24,700,600) $   25,783,600
                                    ============== ==============  =============  ==============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                            As of December 30, 2000

                                                                Combined
                                               Roundy's, Inc. Subsidiaries  Eliminations     Total
Assets                                         -------------- ------------ -------------  ------------
Current Assets:
   Cash and cash equivalents..................  $ 21,803,000  $ 18,090,300 $              $ 39,893,300
   Notes and accounts receivable--net.........    28,667,300    65,330,900   (10,823,900)   83,174,300
   Merchandise inventories....................    60,636,100   136,587,000       760,800   197,983,900
   Prepaid expenses and other.................    13,760,400     3,784,000                  17,544,400
                                                ------------  ------------ -------------  ------------
                                                 124,866,800   223,792,200   (10,063,100)  338,595,900
Other Assets:
   Investment in subsidiaries.................   122,722,600                (122,722,600)
   Intercompany receivables...................   243,017,900                (243,017,900)
   Goodwill and other intangibles.............     1,976,000   111,873,400                 113,849,400
   Other......................................     1,707,900    10,278,100                  11,986,000
                                                ------------  ------------ -------------  ------------
       Total other assets.....................   369,424,400   122,151,500  (365,740,500)  125,835,400
                                                ------------  ------------ -------------  ------------
Property and Equipment--At Cost...............    43,954,500   282,665,400                 326,619,900
Less accumulated depreciation and amortization    21,729,000   106,950,000                 128,679,000
                                                ------------  ------------ -------------  ------------
       Property and equipment--net............    22,225,500   175,715,400                 197,940,900
                                                ------------  ------------ -------------  ------------
                                                $516,516,700  $521,659,100 $(375,803,600) $662,372,200
                                                ============  ============ =============  ============
Liabilities and Stockholders' Equity
Current Liabilities:
   Current maturities of long-term debt.......  $  7,800,000  $     37,700 $              $  7,837,700
   Accounts payable...........................   117,794,900   101,071,400    (4,101,900)  214,764,400
   Intercompany payable.......................                 243,017,900  (243,017,900)
   Accrued expenses...........................    43,030,100    40,154,200    (5,961,200)   77,223,100
                                                ------------  ------------ -------------  ------------
       Total current liabilities..............   168,625,000   384,281,200  (253,081,000)  299,825,200
                                                ------------  ------------ -------------  ------------
Long-Term Debt, Less Current Maturities.......   166,350,000       214,700                 166,564,700
Other Liabilities.............................    20,872,800    14,440,600                  35,313,400
                                                ------------  ------------ -------------  ------------
       Total liabilities......................   355,847,800   398,936,500  (253,081,000)  501,703,300
                                                ------------  ------------ -------------  ------------
Redeemable Common Stock.......................    10,147,700                                10,147,700
                                                ------------  ------------ -------------  ------------
Stockholders' Equity..........................   150,521,200   122,722,600  (122,722,600)  150,521,200
                                                ------------  ------------ -------------  ------------
                                                $516,516,700  $521,659,100 $(375,803,600) $662,372,200
                                                ============  ============ =============  ============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                            As of December 29, 2001

                                                          Combined
                                         Roundy's, Inc. Subsidiaries  Eliminations     Total
Assets                                   -------------- ------------ -------------  ------------
Current Assets:
   Cash and cash equivalents............  $ 23,137,200  $ 22,379,300 $              $ 45,516,500
   Notes and accounts receivable--net...    25,725,000    66,360,600   (17,301,700)   74,783,900
   Merchandise inventories..............    68,760,200   178,718,100        88,800   247,567,100
   Prepaid expenses and other...........    12,140,200    15,302,700                  27,442,900
                                          ------------  ------------ -------------  ------------
       Total current assets.............   129,762,600   282,760,700   (17,212,900)  395,310,400
                                          ------------  ------------ -------------  ------------
Other Assets:
   Investment in subsidiaries...........   147,160,000                (147,160,000)
   Intercompany receivables.............   302,359,300                (302,359,300)
   Goodwill and other intangibles.......     2,527,100   114,879,100                 117,406,200
   Other................................     1,224,800    10,480,300                  11,705,100
                                          ------------  ------------ -------------  ------------
       Total other assets...............   453,271,200   125,359,400  (449,519,300)  129,111,300
                                          ------------  ------------ -------------  ------------
Property and Equipment--At Cost.........    49,498,400   376,828,800                 426,327,200
Less accumulated depreciation and
  amortization..........................    25,471,400   130,767,100                 156,238,500
                                          ------------  ------------ -------------  ------------
       Property and equipment--net......    24,027,000   246,061,700                 270,088,700
                                          ------------  ------------ -------------  ------------
                                          $607,060,800  $654,181,800 $(466,732,200) $794,510,400
                                          ============  ============ =============  ============
Liabilities and Stockholders' Equity
Current Liabilities:
   Current maturities of long-term debt.  $ 27,300,000  $    417,000 $              $ 27,717,000
   Accounts payable.....................   135,341,600   118,244,800    (9,937,100)  243,649,300
   Intercompany payable.................                 302,359,300  (302,359,300)
   Accrued expenses.....................    54,605,900    51,673,800    (7,275,800)   99,003,900
                                          ------------  ------------ -------------  ------------
       Total current liabilities........   217,247,500   472,694,900  (319,572,200)  370,370,200
                                          ------------  ------------ -------------  ------------
Long-Term Debt, Less Current Maturities.   187,050,000    13,781,500                 200,831,500
Other Liabilities.......................    23,027,200    20,545,400                  43,572,600
                                          ------------  ------------ -------------  ------------
       Total liabilities................   427,324,700   507,021,800  (319,572,200)  614,774,300
                                          ------------  ------------ -------------  ------------
Redeemable Common Stock.................     9,244,100                                 9,244,100
                                          ------------  ------------ -------------  ------------
Stockholders' Equity....................   170,492,000   147,160,000  (147,160,000)  170,492,000
                                          ------------  ------------ -------------  ------------
                                          $607,060,800  $654,181,800 $(466,732,200) $794,510,400
                                          ============  ============ =============  ============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      For the Year Ended January 1, 2000

                                                                               Combined
                                                              Roundy's, Inc. Subsidiaries      Total
                                                              -------------- ------------  ------------
Net Cash Flows From Operating Activities:                      $ 53,986,000  $ (1,254,800) $ 52,731,200
Cash Flows From Investing Activities:
   Acquisition of property and businesses--net of proceeds...   (16,600,000)  (25,717,600)  (42,317,600)
   Other.....................................................       743,800    (3,127,200)   (2,383,400)
                                                               ------------  ------------  ------------
   Net cash flows used in investing activities...............   (15,856,200)  (28,844,800)  (44,701,000)
                                                               ------------  ------------  ------------
Cash Flows From Financing Activities:
   Proceeds from long-term borrowings........................
   Reductions in debt........................................   (10,125,300)      (34,400)  (10,159,700)
   Intercompany--net.........................................   (25,696,200)   25,696,200
   Common stock and debt issuance costs......................    (1,579,200)                 (1,579,200)
                                                               ------------  ------------  ------------
   Net cash flows (used in) provided by financing activities.   (37,400,700)   25,661,800   (11,738,900)
                                                               ------------  ------------  ------------
Net Increase (Decrease) in Cash and Cash Equivalents.........       729,100    (4,437,800)   (3,708,700)
Cash And Cash Equivalents, Beginning Of Year.................    55,635,100    16,459,400    72,094,500
                                                               ------------  ------------  ------------
Cash And Cash Equivalents, End Of Year.......................  $ 56,364,200  $ 12,021,600  $ 68,385,800
                                                               ============  ============  ============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                     For the Year Ended December 30, 2000

                                                                            Combined
                                                           Roundy's, Inc. Subsidiaries      Total
                                                           -------------- ------------  -------------
Net Cash Flows From Operating Activities:                  $  29,566,600  $ 51,689,400  $  81,256,000
Cash Flows From Investing Activities:
   Capital expenditures--net of proceeds..................    (9,256,400)  (23,588,800)   (32,845,200)
   Payment for business acquisitions net of cash acquired.  (128,615,400)                (128,615,400)
   Other..................................................       684,600     8,693,000      9,377,600
                                                           -------------  ------------  -------------
   Net cash flows used in investing activities............  (137,187,200)  (14,895,800)  (152,083,000)
                                                           -------------  ------------  -------------
Cash Flows From Financing Activities:
   Proceeds from long-term borrowings.....................   175,494,700                  175,494,700
   Reductions in debt.....................................  (128,359,000)      (31,400)  (128,390,400)
   Intercompany receivables--net..........................    30,693,500   (30,693,500)
   Common stock and debt issuance costs...................    (4,769,800)                  (4,769,800)
                                                           -------------  ------------  -------------
Net cash flows provided by (used in) financing activities.    73,059,400   (30,724,900)    42,334,500
                                                           -------------  ------------  -------------
Net (Decrease) Increase in Cash and Cash Equivalents......   (34,561,200)    6,068,700    (28,492,500)
Cash And Cash Equivalents, Beginning Of Year..............    56,364,200    12,021,600     68,385,800
                                                           -------------  ------------  -------------
Cash And Cash Equivalents, End Of Year.................... $  21,803,000  $ 18,090,300  $  39,893,300
                                                           =============  ============  =============

                        ROUNDY'S, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                     For the Year Ended December 29, 2001

                                                                               Combined
                                                              Roundy's, Inc. Subsidiaries      Total
                                                              -------------- ------------  -------------
Net Cash Flows From Operating Activities:                      $ 14,691,600  $ 61,589,300  $  76,280,900
Cash Flows From Investing Activities:
   Capital expenditures--net of proceeds.....................    (7,071,200)  (21,151,300)   (28,222,500)
   Payment for business acquisitions net of cash acquired....   (78,828,400)                 (78,828,400)
   Other.....................................................       647,200     1,008,800      1,656,000
                                                               ------------  ------------  -------------
   Net cash flows used in investing activities...............   (85,252,400)  (20,142,500)  (105,394,900)
                                                               ------------  ------------  -------------
Cash Flows From Financing Activities:
   Proceeds from long-term borrowings........................    88,000,000                   88,000,000
   Reductions in debt........................................   (47,800,000)     (255,800)   (48,055,800)
   Intercompany receivables--net.............................    36,902,000   (36,902,000)
   Common stock and debt issuance costs......................    (5,207,000)                  (5,207,000)
                                                               ------------  ------------  -------------
   Net cash flows provided by (used in) financing activities.    71,895,000   (37,157,800)    34,737,200
                                                               ------------  ------------  -------------
Net Increase in Cash and Cash Equivalents....................     1,334,200     4,289,000      5,623,200
Cash And Cash Equivalents, Beginning Of Year.................    21,803,000    18,090,300     39,893,300
                                                               ------------  ------------  -------------
Cash And Cash Equivalents, End Of Year.......................  $ 23,137,200  $ 22,379,300  $  45,516,500
                                                               ============  ============  =============

15.  SUBSEQUENT EVENT DISCLOSURE

   The Board of Directors of Roundy's, Inc. has authorized a Share Exchange Agreement between Roundy's and Roundy's Acquisition Corp. ("Buyer"), a corporation formed by Willis Stein & Partners III, L.P., pursuant to which the Buyer will acquire all of the issued and outstanding common stock of Roundy's.

                        ROUNDY'S, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                MARCH 30, 2002
                                  (UNAUDITED)

                                                                         March 30, 2002
                                                                         --------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents............................................  $ 48,714,400
   Notes and accounts receivable, less allowance for losses, $6,745,300.    82,154,400
   Merchandise inventories..............................................   228,967,000
   Prepaid expenses.....................................................    15,037,700
   Deferred income tax benefits.........................................     9,693,000
                                                                          ------------
          Total Current Assets..........................................   384,566,500
                                                                          ------------
OTHER ASSETS:
   Goodwill--net........................................................   114,131,400
   Other assets--net....................................................     3,809,600
   Notes receivable, less allowance for losses $1,300,000...............     5,325,400
   Other real estate....................................................     6,082,300
                                                                          ------------
          Total Other Assets............................................   129,348,700
                                                                          ------------
PROPERTY AND EQUIPMENT--Net.............................................   263,685,400
                                                                          ------------
                                                                          $777,600,600
                                                                          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term debt.................................  $ 34,217,000
   Accounts payable.....................................................   220,193,800
   Accrued expenses.....................................................    99,086,600
   Income taxes.........................................................     8,308,300
                                                                          ------------
          Total Current Liabilities.....................................   361,805,700
LONG-TERM DEBT, LESS CURRENT MATURITIES.................................   180,778,000
OTHER LIABILITIES.......................................................    42,368,400
DEFERRED INCOME TAXES...................................................       885,000
                                                                          ------------
          Total Liabilities.............................................   585,837,100
                                                                          ------------
REDEEMABLE CLASS B COMMON STOCK.........................................     9,244,100
                                                                          ------------
STOCKHOLDERS' EQUITY:
   Common Stock:
       Voting (Class A).................................................        12,400
       Non-Voting (Class B).............................................     1,421,300
                                                                          ------------
          Total Common Stock............................................     1,433,700
Patronage dividends payable in common stock.............................
Additional paid-in capital..............................................    51,638,200
Reinvested earnings.....................................................   156,093,000
                                                                          ------------
          Total.........................................................   209,164,900
Less: Treasury stock, at cost (145,615 Class B Shares)..................    18,327,500
   Accumulated other comprehensive loss.................................     8,318,000
                                                                          ------------
          Total Stockholders' Equity....................................   182,519,400
                                                                          ------------
                                                                          $777,600,600
                                                                          ============

           See Notes to Condensed Consolidated Financial Statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

                         FOR THE THIRTEEN WEEKS ENDED
                       MARCH 31, 2001 AND MARCH 30, 2002

                                  (UNAUDITED)

                                              Thirteen Weeks Ended
                                          March 31, 2001 March 30, 2002
                                          -------------- --------------
         REVENUES:
            Net sales and service fees...  $717,739,900   $880,201,300
            Other--net...................       477,400        386,800
                                           ------------   ------------
                                            718,217,300    880,588,100
                                           ------------   ------------
         COSTS AND EXPENSES:
            Cost of sales................   611,106,200    730,790,100
            Operating and administrative.    93,235,200    126,183,200
            Interest.....................     4,269,000      3,726,100
                                           ------------   ------------
                                            708,610,400    860,699,400
                                           ------------   ------------
         EARNINGS BEFORE INCOME TAXES....     9,606,900     19,888,700
         PROVISION FOR INCOME TAXES......     4,131,000      8,154,400
                                           ------------   ------------
         NET EARNINGS....................  $  5,475,900   $ 11,734,300
                                           ============   ============


           See Notes to Condensed Consolidated Financial Statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES
                CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

        FOR THE THIRTEEN WEEKS ENDED MARCH 31, 2001 AND MARCH 30, 2002
                                  (UNAUDITED)

                                                                                  Thirteen Weeks Ended
                                                                              ----------------------------
                                                                              March 31, 2001 March 30, 2002
                                                                              -------------- --------------
Cash Flows From Operating Activities:
   Net earnings..............................................................  $  5,475,900   $ 11,734,300
Adjustments to reconcile net earnings to net cash flows provided by (used in)
  operating activities:
   Depreciation and amortization.............................................     8,966,900     10,198,400
   Decrease in allowance for losses..........................................                     (282,400)
   (Gain) loss on sale of property and equipment.............................       (24,300)        32,600
(Increase) decrease in operating assets:
   Notes and accounts receivable.............................................     2,984,700     (7,088,100)
   Merchandise inventories...................................................     4,837,000     18,600,100
   Prepaid expenses..........................................................       867,000      2,712,200
   Other assets..............................................................      (334,700)      (680,200)
Increase(decrease) in operating liabilities:
   Accounts payable..........................................................   (28,658,300)   (23,455,500)
   Accrued expenses..........................................................    (3,391,300)     1,398,300
   Income taxes..............................................................     1,233,000      6,992,700
   Other liabilities.........................................................       568,200         29,800
                                                                               ------------   ------------
Net cash flows (used in) provided by operating activities....................    (7,475,900)    20,192,200
                                                                               ------------   ------------
Cash Flows From Investing Activities:
   Capital expenditures......................................................    (3,879,600)    (3,701,900)
   Proceeds from sale of property and equipment and other productive assets..       141,300         19,600
   Other real estate.........................................................       (33,800)       (63,200)
   Decrease in notes receivable..............................................     1,016,100        360,600
                                                                               ------------   ------------
Net cash flows used in investing activities..................................    (2,756,000)    (3,384,900)
                                                                               ------------   ------------
Cash Flows From Financing Activities:
   Proceeds from long-term borrowings........................................     5,000,000
   Reductions in debt........................................................    (1,962,200)   (13,553,500)
   Proceeds from sale of common stock........................................                          300
   Common stock purchased....................................................      (647,500)       (56,200)
                                                                               ------------   ------------
Net cash flows provided by (used in) financing activities....................     2,390,300    (13,609,400)
                                                                               ------------   ------------
Net (decrease) increase in cash and cash equivalents.........................    (7,841,600)     3,197,900
Cash and cash equivalents, beginning of period...............................    39,893,300     45,516,500
                                                                               ------------   ------------
Cash and cash equivalents, end of period.....................................  $ 32,051,700   $ 48,714,400
                                                                               ============   ============
Cash paid during the period:
   --Interest................................................................  $  3,727,700   $  3,728,000
   --Income Taxes............................................................     2,931,400      1,161,700
Supplemental Noncash Financing Activities:
   Increase/(decrease) Interest rate swap liability, net of tax..............     2,876,000       (349,000)

           See Notes to Condensed Consolidated Financial Statements.

                        ROUNDY'S, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)In the opinion of the Company, the accompanying condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated financial position as of March 30, 2002 and the consolidated results of operations for the thirteen weeks ended March 31, 2001 and March 30, 2002, and changes in consolidated cash flows for the thirteen weeks ended March 31, 2001 and March 30, 2002. Certain amounts previously reported have been reclassified to conform to the current presentation.

(2)The consolidated results of operations for the thirteen weeks ended March 31, 2001 and March 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

(3)Earnings per share are not presented because they are not deemed to be meaningful.

(4)Class B common stock that is subject to redemption is reflected outside of stockholders' equity. As of March 30, 2002, 54,313 shares were subject to redemption. The Class B common stock subject to redemption is payable over a five year period based upon the book value at the preceding fiscal year-end.
(5)During 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." This pronouncement relates to the income statement classification of sales incentives and requires that the Company classify certain sales promotions offered to its retail customers as a reduction of net sales (versus cost of sales as previously recorded). The Company has adopted this pronouncement effective December 30, 2001. Net sales and service fees and cost of sales have been reduced by approximately $12.9 million and $16.4 million for the thirteen weeks ended March 31, 2001 and March 30, 2002, respectively.

(6)In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed subsequent to June 30, 2001 no longer be amortized and the amortization of goodwill and intangible assets with indefinite useful lives recorded for acquisitions completed prior to June 30, 2001 cease upon adoption of the statement. Instead, the carrying value of goodwill and intangible assets with indefinite useful lives will be evaluated for impairment on an annual basis. The Company adopted SFAS No. 142 on December 30, 2001.

   In connection with the adoption of SFAS No. 142, the Company is required to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units. As of March 30, 2002, the Company has not completed this first step of the transitional goodwill impairment test.

   As required by SFAS No. 142, the results for periods prior to its adoption have not been restated. The following table reconciles the reported net income to that which would have resulted for the three months ended March 31, 2001 if SFAS No. 142 had been adopted effective December 31, 2000.

                Net Income........................... $5,475,900
                   Goodwill amortization, net of tax.    877,900
                                                      ----------
                Pro Forma net income................. $6,353,800
                                                      ==========

   Goodwill at March 30, 2002 and December 29, 2001:

                  Balance at December 29, 2001.. $113,616,200
                  Purchase Accounting Adjustment      515,200
                                                 ------------
                  Balance at March 30, 2002..... $114,131,400
                                                 ============

                        ROUNDY'S, INC. AND SUBSIDIARIES

   Other intangible assets at March 30, 2002 were immaterial.

(7)Comprehensive income for the thirteen weeks ended March 31, 2001 and March 30, 2002 was $2,599,900 and 12,083,300, respectively.

(8)Segment Reporting. The Company and its subsidiaries sell and distribute food and nonfood products that are typically found in supermarkets primarily located in the Midwest. The Company's wholesale distribution segment sells to both Company-owned and independent retail food stores, while the retail segment sells directly to the consumer.

   Eliminations represent the activity between wholesale and Company-owned retail stores. Inter-segment revenues are recorded at amounts consistent with those charged to independent retail stores.

   Identifiable assets are those used exclusively by that industry segment. Corporate assets are principally cash and cash equivalents, notes receivable, transportation equipment, corporate office facilities and equipment.

                                                     Thirteen Weeks Ended
                                                 ----------------------------
                                                 March 31, 2001 March 30, 2002
                                                 -------------- --------------
  NET SALES AND SERVICE FEES:
     Wholesale.................................. $ 632,050,400  $ 735,373,700
     Retail.....................................   256,730,000    384,714,600
     Eliminations...............................  (171,040,500)  (239,887,000)
                                                 -------------  -------------
         TOTAL.................................. $ 717,739,900  $ 880,201,300
                                                 =============  =============
  EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND
    AMORTIZATION:
     Wholesale.................................. $  13,561,700  $  18,775,000
     Retail.....................................     6,239,900     12,855,800
     Corporate..................................    (1,227,800)    (1,543,700)
                                                 -------------  -------------
         TOTAL.................................. $  18,573,800  $  30,087,100
                                                 =============  =============
  DEPRECIATION AND AMORTIZATION:
     Wholesale.................................. $   2,068,900  $   2,569,200
     Retail.....................................     4,771,300      5,154,900
     Corporate..................................     2,126,600      2,474,300
                                                 -------------  -------------
         TOTAL.................................. $   8,966,800  $  10,198,400
                                                 =============  =============
  INTEREST:
     Wholesale.................................. $     455,300  $   1,104,700
     Retail.....................................     3,126,100      2,989,100
     Corporate..................................       687,500       (367,700)
                                                 -------------  -------------
         TOTAL.................................. $   4,268,900  $   3,726,100
                                                 =============  =============
  IDENTIFIABLE ASSETS (AT PERIOD END):
     Wholesale..................................                $ 357,070,100
     Retail.....................................                  323,815,500
     Corporate..................................                   96,715,000
                                                                -------------
         TOTAL..................................                $ 777,600,600
                                                                =============

(9)Subsequent Event Disclosure. The Board of Directors of Roundy's, Inc. has authorized a Share Exchange Agreement between Roundy's and Roundy's Acquisition Corp. ("Buyer"), a subsidiary of Willis Stein & Partners III, L.P. pursuant to which the Buyer will acquire all of the issued and outstanding common stock of Roundy's.

NOTE:THIS IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP, THE
     COPPS CORPORATION'S FORMER INDEPENDENT ACCOUNTANTS. THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH THE FILING OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of The Copps Corporation:

   We have audited the accompanying consolidated balance sheet of The Copps Corporation (a Wisconsin corporation) and subsidiaries as of January 26, 2001, and the related consolidated statements of income, shareholders' investment and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Copps Corporation and subsidiaries as of January 26, 2001 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
April 11, 2001

                    THE COPPS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                                                                           January 26,
                                                                              2001
-                                                                          ------------
                                 ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.............................................. $ 16,316,000
   Accounts receivable, less allowances of $285,000.......................    6,756,000
   Inventories, less adjustment to last-in, first-out cost of $10,575,000.   37,380,000
   Income taxes receivable................................................      203,000
   Deferred income tax benefits...........................................    2,734,000
   Prepaid expenses.......................................................    1,108,000
                                                                           ------------
       Total current assets...............................................   64,497,000
PROPERTY AND EQUIPMENT:
   Land and land improvements.............................................    5,883,000
   Buildings..............................................................   24,018,000
   Leasehold improvements.................................................    7,749,000
   Fixtures and equipment.................................................   76,501,000
   Construction in progress...............................................    6,517,000
   Assets under capital lease.............................................   15,149,000
                                                                           ------------
                                                                            135,817,000
   Less accumulated depreciation and amortization.........................   68,802,000
                                                                           ------------
       Net property and equipment.........................................   67,015,000
OTHER ASSETS:
   Cash surrender value of life insurance.................................    1,173,000
   Goodwill and other assets, net of accumulated amortization of $535,000.    3,393,000
   Long-term receivables, less allowances of $203,000.....................      515,000
                                                                           ------------
       Total other assets.................................................    5,081,000
                                                                           ------------
                                                                           $136,593,000
                                                                           ============
                LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
   Accounts payable....................................................... $ 18,507,000
   Amounts payable to bank................................................   11,584,000
   Accrued liabilities....................................................   12,223,000
   Current maturities of long-term debt and capital lease obligations.....    2,615,000
                                                                           ------------
       Total current liabilities..........................................   44,929,000
LONG-TERM DEBT............................................................    2,087,000
CAPITAL LEASE OBLIGATIONS.................................................   13,957,000
DEFERRED INCOME TAXES.....................................................    1,098,000
OTHER LONG-TERM LIABILITES................................................    5,040,000
SHAREHOLDERS' INVESTMENT:
   Common stock...........................................................      919,000
   Capital in excess of par value.........................................      324,000
   Retained earnings......................................................   68,239,000
                                                                           ------------
       Total shareholders' investment.....................................   69,482,000
                                                                           ------------
                                                                           $136,593,000
                                                                           ============

        The accompanying notes to consolidated financial statements are an integral part of this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF INCOME

                                                For the Fiscal
                                                  Year Ended
                                                 January 26,
                                                     2001
                                                --------------
                 NET SALES.....................  $630,854,000
                 COST OF SALES.................   487,041,000
                                                 ------------
                    Gross profit...............   143,813,000
                 NET OPERATING EXPENSES........   136,240,000
                 PROVISION FOR CLOSED STORES...     2,839,000
                                                 ------------
                    Income from operations.....     4,734,000
                 INTEREST EXPENSE..............     1,179,000
                                                 ------------
                    Income before income taxes.     3,555,000
                 PROVISION FOR INCOME TAXES....       832,000
                                                 ------------
                    Net income.................  $  2,723,000
                                                 ============



        The accompanying notes to consolidated financial statements are an integral part of this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT

                                   Common Stock   Capital in
       -                         ---------------- Excess of   Retained
                                 Shares  Amount   Par Value   Earnings
       -                         ------ --------- ---------- -----------
       BALANCE, JANUARY 28, 2000  919    $919,000  $324,000  $65,516,000
          Net income............                               2,723,000
                                  ---   ---------  --------  -----------
       BALANCE, JANUARY 26, 2001  919    $919,000  $324,000  $68,239,000
                                  ===   =========  ========  ===========

   As of January 26, 2001, 2,500 shares of $1,000 par value common stock were authorized for issuance.



        The accompanying notes to consolidated financial statements are an integral part of this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       For the Fiscal
                                                                                         Year Ended
                                                                                        January 26,
                                                                                            2001
                                                                                       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.........................................................................  $  2,723,000
   Adjustments to reconcile net income to net cash provided by operating activities--
   Provision for closed stores........................................................     2,839,000
   Depreciation and amortization......................................................     9,069,000
   Deferred income taxes..............................................................    (1,780,000)
   Loss on sale of property and equipment.............................................        25,000
   Changes in components of working capital--
       Accounts and income taxes receivable...........................................       169,000
       Inventories....................................................................      (104,000)
       Prepaid expenses...............................................................       164,000
       Accounts payable...............................................................       780,000
       Amounts payable to bank........................................................     1,065,000
       Accrued liabilities............................................................       (20,000)
       Other long-term assets and liabilities.........................................     1,004,000
                                                                                       -------------
   Net cash provided by operating activities..........................................    15,934,000
                                                                                       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment..............................................   (14,754,000)
   Proceeds from sale of property and equipment.......................................       730,000
                                                                                       -------------
       Net cash used in investing activities..........................................   (14,024,000)
                                                                                       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of long-term debt..........................................................    (2,269,000)
   Payments under capital lease obligations...........................................      (318,000)
                                                                                       -------------
       Net cash used in financing activities..........................................    (2,587,000)
                                                                                       -------------
       Net decrease in cash and cash equivalents......................................      (677,000)
CASH AND CASH EQUIVALENTS, beginning of year..........................................    16,993,000
                                                                                       -------------
CASH AND CASH EQUIVALENTS, end of year................................................  $ 16,316,000
                                                                                       =============
ADDITIONAL CASH FLOW INFORMATION:
   Cash paid for--
       Interest.......................................................................  $  1,715,000
       Income taxes...................................................................     2,451,000

        The accompanying notes to consolidated financial statements are an integral part of this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--

   (a) Basis of Consolidation and Description of Business--

      The accompanying consolidated financial statements include the accounts of The Copps Corporation and its subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated.

      The Company is in the food distribution business in various communities throughout Wisconsin and Michigan's upper peninsula. The Company sells at the retail level through its own stores and is a wholesale supplier to various independently-owned and managed stores. The Company's accounts and notes receivable, as well as its long-term receivables, are primarily from these independent stores, and are generally secured by the stores' inventories.

   (b) Accounting Period--

      The Company's fiscal year ends on the last Friday in January. The 2001 fiscal year was a 52 week period, ending on January 26, 2001.

   (c) Use of Estimates--

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (d) Revenue Recognition--

      Wholesale revenues are recognized when product is shipped. Retail revenues are recognized at the point of sale.

   (e) Cash and Cash Equivalents--

      The Company generally considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   (f) Inventories--

      Inventories are stated at cost which is not in excess of market. For substantially all inventories (81% at January 26, 2001) cost is determined on a last-in, first-out (LIFO) basis.

   (g) Property and Equipment--

      Property and equipment are stated at cost. Major renewals and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the useful life of the respective assets are expensed as incurred. When property and equipment is disposed of, the related costs and accumulated depreciation are removed from the accounts, and gains or losses on disposition are included in the consolidated statement of income.

      Depreciation is calculated using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation expense is based on the following estimated useful lives for financial reporting purposes: buildings, 18-39 years; fixtures and equipment, 5-10 years;

                    THE COPPS CORPORATION AND SUBSIDIARIES
   land improvements, 20 years. Leasehold improvements are generally amortized over the shorter of the life of the improvements or the remaining term of the lease.

      Properties leased under capital leases are amortized using the straight-line method over the related lease periods, which approximate the useful lives of the properties.

   (h) Goodwill--

      Goodwill represents the excess of purchase price over identifiable net assets of an acquired business or assets. The Company amortizes goodwill over a useful life of 40 years. The Company periodically evaluates whether events or circumstances have impaired this asset. If an impairment would occur, the Company would either reduce its carrying value or its remaining estimated useful life.

   (i) New Stores--

      New store opening costs are expensed as incurred. New stores which are constructed by the Company are generally sold and leased back upon completion.

   (j) Life Insurance Policies--

      The Company maintains life insurance policies on officers and key personnel. The face amounts of the policies of which the Company is the sole beneficiary totaled $1,128,000 as of January 26, 2001.

   (k) Advertising--

      The Company expenses advertising costs as incurred. Advertising expense totaled $5,289,000 for the fiscal year ended January 26, 2001.

   (l) Shipping and Handling Revenues--

      The Company records shipping and handling revenue charged to customers as net sales and shipping and handling costs as operating expenses. Shipping and handling costs were $4,483,000 in 2001.

(2)  LONG-TERM DEBT--

   Long-term debt consists of the following as of January 26, 2001:

                                                                                         2001
                                                                                      ----------
9.78% senior notes with quarterly principal installments of $375,000 until October 1,
  2002............................................................................... $2,625,000
6.7% note with quarterly principal installments of $192,000 until
  March 1, 2003......................................................................  1,731,000
                                                                                      ----------
                                                                                       4,356,000
Less--current maturities.............................................................  2,269,000
                                                                                      ----------
                                                                                      $2,087,000
                                                                                      ==========

                    THE COPPS CORPORATION AND SUBSIDIARIES

   The amount of long-term debt payable in each of the following fiscal years is as follows:

                          Fiscal Year:        Amount
                          ------------      ----------
                          2002............. $2,269,000
                          2003.............  1,895,000
                          2004.............    192,000
                                            ----------
                                 Total..... $4,356,000
                                            ==========

   Certain debt agreements contain various covenants, including limitations on annual expenditures for fixed assets and rentals, selling a substantial part of Company assets, cash dividend payments not exceeding 50% of consolidated adjusted net income in any fiscal year, guaranteeing obligations of others, issuing or selling stock, consolidating or merging, and requirements as to maintenance of tangible net worth, working capital, current ratio, funded indebtedness, debt service coverage and coverage of fixed charges, among others, all as defined in the respective agreements. As of January 26, 2001, the Company had violated one of the financial covenants, however, this violation was subsequently waived by the lender.

   Based upon interest rates currently available to the Company, a long-term debt portfolio with similar terms and maturities would have a fair market value which approximates the carrying amount at January 26, 2001.

   The Company also maintains a $10,000,000 unsecured line of credit which expires June 30, 2002. The interest rate on any borrowings is at the lesser of prime or LIBOR plus 1.25%. There were no borrowings under the line of credit at January 26, 2001.

(3)  LEASES--

   It is the Company's policy to lease certain store facilities under long-term agreements. In a few instances, the leases provide for increased rental amounts based on a percentage of sales in excess of stipulated amounts. Renewal options are available for periods of two to five years under the terms identical to the initial lease. Purchase options are available under some of the leases. Several of these store leases represent capital leases.

   A summary of assets under capital leases at January 26, 2001 is as follows:

                                                     2001
                                                  -----------
                   Capital leases................ $15,149,000
                   Less--accumulated amortization   2,212,000
                                                  -----------
                                                  $12,937,000
                                                  ===========

                    THE COPPS CORPORATION AND SUBSIDIARIES

   The following is a schedule of the future minimum lease payments due under capital leases, together with the present value of the minimum lease payments, as of January 26, 2001:

            Fiscal Year:                                  Amount
            ------------                                -----------
            2002....................................... $ 1,564,000
            2003.......................................   1,564,000
            2004.......................................   1,573,000
            2005.......................................   1,575,000
            2006.......................................   1,575,000
            Thereafter.................................  19,918,000
                                                        -----------
               Total minimum lease payments............  27,769,000
               Less--amount representing interest......  13,466,000
                                                        -----------
               Present value of minimum lease payments.  14,303,000
               Less--current maturities................     346,000
                                                        -----------
                                                        $13,957,000
                                                        ===========

   In addition, the Company leases transportation equipment (principally tractors and trailers) and certain other office and store equipment under leases which do not exceed seven years. These leases, along with leases for certain store facilities, have been accounted for as operating leases.

   The following is a schedule of future minimum lease payments required under operating leases that have noncancelable lease terms in excess of one year as of January 26, 2001:

 Fiscal Year:                                                        Amount
 ------------                                                      -----------
 2002............................................................. $ 5,041,000
 2003.............................................................   4,658,000
 2004.............................................................   4,326,000
 2005.............................................................   4,038,000
 2006.............................................................   3,960,000
 Thereafter.......................................................  22,914,000
                                                                   -----------
    Total minimum payments........................................  44,937,000
    Less-minimum amounts receivable under noncancelable subleases.   4,565,000
                                                                   -----------
    Net minimum lease payments.................................... $40,372,000
                                                                   ===========

   Rental expense for all operating leases totaled $6,799,000 in fiscal 2001. These amounts included $1,484,000 in fiscal 2001 for contingent rentals, primarily on transportation equipment, for which additional amounts are payable based on actual miles of use. Rental income received under noncancelable subleases totaled $679,000 in fiscal 2001.

                    THE COPPS CORPORATION AND SUBSIDIARIES

(4)  INCOME TAXES--

   The provision (benefit) for income taxes consists of:

                                            2001
                                        -----------
                            Current--
                               Federal. $ 2,182,000
                               State...     430,000
                            Deferred...  (1,780,000)
                                        -----------
                                        $   832,000
                                        ===========

   The difference between the provision for income taxes and the expected tax provision as calculated by multiplying income before income taxes by the applicable Federal tax rate (34%) is due primarily to state income taxes and adjustments related to completed tax examinations.

   Deferred income tax assets and liabilities are recorded on temporary differences at the tax rate expected to be in effect when the temporary differences reverse. Temporary differences which give rise to deferred tax assets and liabilities as of January 26, 2001 relate primarily to property and equipment, pension obligations and other accruals and reserves established for financial reporting purposes. No valuation allowance has been recorded related to any of the deferred tax assets.

   The components of the net deferred tax balances as of January 26, 2001 are as follows:

                                                       2001
                                                   -----------
                 Current--
                    Deferred tax assets........... $ 2,734,000
                                                   -----------
                 Deferred income tax benefits..... $ 2,734,000
                                                   ===========
                 Noncurrent--
                    Deferred tax assets........... $ 3,808,000
                    Deferred tax liabilities......  (4,906,000)
                                                   -----------
                 Net deferred income tax liability $(1,098,000)
                                                   ===========

                    THE COPPS CORPORATION AND SUBSIDIARIES

(5)  COMPANY SPONSORED PENSION PLANS--

   The Company maintains a defined benefit pension plan covering substantially all of its nonunion employees and a related supplemental plan for certain members of management (the "Plans"). Plan benefits are determined based upon years of service and compensation levels. The Company's funding policy is to make annual contributions to the Plans approximating the minimum amount allowed by applicable regulations. Plan assets are invested in pooled funds maintained by the Plan's trustee.

   Information regarding the Plans is as follows:

                                                                   2001
                                                               ------------
    For the year ended January 1:
       Annual pension expense................................. $    962,000
       Benefit payments.......................................      348,000
       Employer contributions.................................      289,000

                                                                   2001
    As of January 1:                                           ------------
       Projected benefit obligation........................... $(17,712,000)
       Plan assets, at fair market value......................   14,146,000
                                                               ------------
       Funded status.......................................... $ (3,566,000)
                                                               ============
       Amounts recognized in the consolidated balance sheet--
           Accrued pension liability.......................... $  3,278,000
           Intangible asset...................................      436,000

   Assumptions used in determining the Plans' funded status as of January 1 were:

                                                              2001
                                                              ----
             Weighted-average discount rate.................. 7.50%
             Rates of increase in compensation levels........ 5.00%
             Expected long-term rate of return on plan assets 9.00%

   Subsequent to the January 1, 2001 valuation, the Company contributed $106,000 to the Plans.

(6)  OTHER EMPLOYEE BENEFIT PLANS--

   The Company has a savings and investment plan established pursuant to Internal Revenue Code Section 401(k) whereby substantially all qualified employees (all employees except warehouse union employees) may defer a portion of their annual compensation through contributions to the plan. The Company will match the employees' contributions to the plan up to one percent (1%) of the defined portion of the employees' annual contribution. In fiscal 2001 such matching contributions made by the Company totaled $414,000. All employee and Company contributions are considered fully vested.

   The Company also has a defined contribution 401(k) savings and investment plan for warehouse employees included in a collective bargaining agreement. Under the plan, eligible employees may contribute up to 15% of their salary through payroll deductions. The plan does not provide for any mandatory or discretionary contributions by the Company.

   The Company also participates in a multiemployer pension plan not administered by the Company. The Plan provides defined benefits to substantially all warehouse and trucking employees covered by collective bargaining

                    THE COPPS CORPORATION AND SUBSIDIARIES
agreements. The Company has not undertaken to, and does not presently intend to terminate, withdraw or partially withdraw from the multiemployer pension plan.

(7)  STOCK OPTION PLAN--

   The Company has a non-statutory stock option plan for selected officers. All options under this plan are granted on a discretionary basis at an option price equal to the estimated fair market value of the Company's common stock at the date of grant. The options have contractual lives of 25 to 30 years and are exercisable at the time of grant.

   No options have been granted by the Company since fiscal 1996. In addition, there was no option activity during fiscal 2001. At January 26, 2001, the Company had 581 outstanding options to grant shares of common stock at a weighted average price of $14,200 per share.

   At January 26, 2001, the composition of the outstanding options, all of which were exercisable was as follows:

                       Price   Number of Average Remaining
                     Per Share  Shares   Contractual Lives
                     --------- --------- -----------------
                      $12,000.    459        20 years
                      $22,500     122        20 years

   The Company measures compensation cost for the stock options using methods prescribed by APB Opinion No. 25. Accordingly, no compensation expense has been recorded for the plan in fiscal 2001.

(8)  CLOSED STORES--

   Prior to January 26, 2001, management approved a plan to close two Copps Food Stores, one in Oshkosh, WI and one in Marshfield, WI. These stores were subsequently closed in the first quarter of fiscal 2002. A provision of $2,839,000 was recorded in fiscal 2001 for the estimated loss on the disposal of facilities, equipment and remaining lease costs. The provision also included the related employee and maintenance costs through the estimated disposal dates of the stores.

(9)  SUBSEQUENT EVENT--

   On February 8, 2001, management signed a letter of intent to sell all of the common stock of the Company to Roundy's, Inc. subject to final shareholder approval.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                            April 20,
                                                                              2001
                                                                           ------------
                                 ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.............................................. $ 13,393,000
   Accounts receivable, less allowances of $284,000.......................    5,250,000
   Inventories, less adjustment to last-in, first-out cost of $10,891,000.   38,215,000
   Income taxes receivable................................................      170,000
   Deferred income tax benefits...........................................    2,750,000
   Prepaid expenses.......................................................    1,597,000
                                                                           ------------
       Total current assets...............................................   61,375,000
PROPERTY AND EQUIPMENT:
   Land and land improvements.............................................    4,864,000
   Buildings..............................................................   21,831,000
   Leasehold improvements.................................................    7,770,000
   Fixtures and equipment.................................................   76,796,000
   Construction in progress...............................................    8,745,000
   Assets under capital leases............................................   15,147,000
   Assets available for sale..............................................    3,307,000
                                                                           ------------
                                                                            138,460,000
   Less-accumulated depreciation and amortization.........................   70,782,000
                                                                           ------------
       Net property and equipment.........................................   67,678,000
OTHER ASSETS:
   Cash surrender value of life insurance.................................    1,192,000
   Goodwill and other assets, net of accumulated amortization of $567,000.    3,361,000
   Long-term receivables, less allowances of $203,000.....................      475,000
                                                                           ------------
       Total other assets.................................................    5,028,000
                                                                           ------------
                                                                           $134,081,000
                                                                           ============
                LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
   Accounts payable....................................................... $ 18,619,000
   Amounts payable to bank................................................    7,210,000
   Income taxes payable...................................................      579,000
   Accrued liabilities....................................................   13,578,000
   Current maturities of long-term debt and capital lease obligations.....    2,615,000
                                                                           ------------
       Total current liabilities..........................................   42,601,000
LONG-TERM DEBT............................................................    1,519,000
CAPITAL LEASE OBLIGATIONS.................................................   13,877,000
DEFERRED INCOME TAXES.....................................................    1,017,000
OTHER LONG-TERM LIABILITIES...............................................    4,831,000
STOCKHOLDERS' INVESTMENT
   Common stock...........................................................      919,000
   Capital in excess of par value.........................................      324,000
   Retained earnings......................................................   68,993,000
                                                                           ------------
       Total stockholders' investment.....................................   70,236,000
                                                                           ------------
                                                                           $134,081,000
                                                                           ============

 The notes to consolidated financial statements should be read in conjunction with this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF INCOME
               For the Twelve Week Period Ending April 20, 2001
                                  (UNAUDITED)

                                                  April 20,
                                                    2001
                                                 ------------
                  NET SALES..................... $137,377,000
                  COST OF SALES.................  105,813,000
                                                 ------------
                     Gross profit...............   31,564,000
                  NET OPERATING EXPENSES........   30,136,000
                                                 ------------
                     Income from operations.....    1,428,000
                  INTEREST EXPENSE..............      191,000
                                                 ------------
                     Income before income taxes.    1,237,000
                  PROVISION FOR INCOME TAXES....      482,000
                                                 ------------
                     Net income................. $    755,000
                                                 ============




 The notes to consolidated financial statements should be read in conjunction with this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
               For the Twelve Week Period Ending April 20, 2001
                                  (UNAUDITED)

                                                                                       April 20, 2001
                                                                                       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.........................................................................  $   755,000
   Adjustments to reconcile net income to net cash provided by operating activities--
   Depreciation and amortization......................................................    2,012,000
   Deferred income taxes..............................................................      (97,000)
   Accounts and income taxes receivable...............................................    1,538,000
   Inventories........................................................................     (835,000)
   Prepaid expenses...................................................................     (489,000)
   Accounts payable...................................................................      112,000
   Amounts payable bank...............................................................   (4,373,000)
   Income taxes payable...............................................................      579,000
   Accrued liabilities................................................................    1,355,000
   Other long-term assets and liabilities.............................................     (189,000)
                                                                                        -----------
       Net cash provided by operating activities......................................      368,000
                                                                                        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment..............................................   (2,644,000)
                                                                                        -----------

       Net cash used in investing activities..........................................   (2,644,000)
                                                                                        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of long-term debt obligations..............................................     (567,000)
   Payments under capital lease obligations...........................................      (80,000)
                                                                                        -----------
       Net cash used in financing activities..........................................     (647,000)
                                                                                        -----------

       Net decrease in cash and cash equivalents......................................   (2,923,000)
CASH AND CASH EQUIVALENTS, beginning of period........................................   16,316,000
                                                                                        -----------
CASH AND CASH EQUIVALENTS, end of period..............................................  $13,393,000
                                                                                        ===========

ADDITIONAL CASH FLOW INFORMATION:
   Cash paid for--
       Interest.......................................................................  $   404,000
       Income taxes...................................................................           --


 The notes to consolidated financial statements should be read in conjunction with this statement.

                    THE COPPS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

   The consolidated financial statements include the accounts of The Copps Corporation (the "Company") and its wholly owned subsidiaries and have been prepared by the Company without audit. All adjustments which management believes are necessary for a fair statement of results for the interim period presented have been reflected and are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested these statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's latest Annual Report.

2.  CLOSED STORES

   In the fiscal year ended January 26, 2001 ("Fiscal 2001"), management approved a plan to close two Copps Food Stores, one in Oshkosh, Wisconsin and one in Marshfield, Wisconsin. These stores were closed in the period ended April 20, 2001. The respective cost of the stores' land and land improvements and buildings have been reclassified to assets available for sale.

3.  INCOME TAXES

   The difference between the provision for income taxes and the expected income tax provision as calculated by multiplying income before income taxes by the applicable federal tax rate (34%) is due primarily to state income taxes and has been estimated at 39%.

4.  SUBSEQUENT EVENT

   On May 3, 2001, the shareholders of the Company and its subsidiaries approved the sale of the Company's common stock to Roundy's, Inc. ("Roundy's") for $95 million plus other adjustments. Effective May 19, 2001, Roundy's purchased the Company's 1,500 shares of outstanding common stock in accordance with a share exchange agreement ("Share Exchange") and became the sole shareholder of the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of August 2, 2002.

                            ----------------------

                               TABLE OF CONTENTS

                            ----------------------

                                                          Page
                                                          ----
                  Prospectus Summary.....................   1
                  Summary Consolidated Financial Data....  10
                  Risk Factors...........................  12
                  The Transactions.......................  21
                  Use Of Proceeds........................  22
                  Exchange Offer; Registration Rights....  23
                  Capitalization.........................  32
                  Unaudited Pro Forma Condensed Financial
                   Statements............................  33
                  Management's Discussion And Analysis Of
                   Financial Condition And Results Of
                   Operations............................  40
                  Business...............................  49
                  Management.............................  59
                  Certain Relationships And Related
                   Transactions..........................  66
                  Principal Stockholders.................  68
                  Description Of Senior Credit Facility..  69
                  Description Of Notes...................  71
                  Certain U.S. Federal Income Tax
                   Considerations........................ 118
                  Plan Of Distribution................... 122
                  Legal Matters.......................... 122
                  Where You Can Find Other Information... 123
                  Experts................................ 123
                  Index To Financial Statements.......... F-1

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                                Roundy's, Inc.

[LOGO] Roundy"s
SINCE 1872

                                 $225,000,000

 Offer to exchange $225,000,000 8 7/8% Senior Subordinated Notes due 2012 for
                            any and all outstanding
                   8 7/8% Senior Subordinated Notes due 2012

                          ---------------------------

                                  PROSPECTUS

                          ---------------------------


                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

Registrants Incorporated Under Michigan Law

   Midland Grocery of Michigan, Inc. is incorporated under the laws of the State of Michigan. Sections 450.1561-450.1571 of the Michigan Business Corporation Act ("Michigan Statute") provides that a Michigan corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 450.1567 of the Michigan Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Michigan Statute.

   The articles of incorporation of Midland Grocery of Michigan, Inc. provide that the corporation may indemnify any director to the fullest extent provided by the Michigan Statute. In addition, the corporation shall indemnify its directors for all liabilities arising from a breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 551(1) of the Michigan Statute, or (iv) for any transaction from which the director derived any improper personal benefit. The bylaws provide that the corporation must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. The bylaws also contain a similar indemnification provision with respect to actions brought by or in the right of the corporation, except such provision is permissive rather than mandatory and no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. The bylaws also provide that the corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the bylaws.

Registrants Incorporated Under Delaware Law

   Cardinal Foods, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Delaware Statute.

   The certificate of incorporation of Cardinal Foods, Inc. provides that the corporation may indemnify any director to the fullest extent provided by the Delaware Statute. In addition, the corporation shall indemnify its directors for all liabilities arising from a breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. The bylaws provide that the corporation must indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. The bylaws also provide that the corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the bylaws.

Registrants Formed Under Indiana Law

   Village Market, LLC is a limited liability company formed under the laws of the State of Indiana. Section 23-18-4-2 of the Indiana Limited Liability Company Act (the "Indiana Statute") provides that members and managers are not liable in damages for any action taken or failure to act on behalf of the company, unless the act or omission constitutes willful misconduct or recklessness.

   The articles of organization of Village Market, LLC do not provide for the indemnification of officers or directors. Article XIII of the operating agreement of Village Market, LLC provides that the company must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager or member of the company, or is or was serving at the request of such company as a director, officer, partner, manager, member, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Where a manager or member is successful on the merits or otherwise in the defense of any action referred to above, the company must indemnify him or her against the expenses which such manager or member has actually and reasonably incurred.

Registrants Incorporated Under Ohio Law

   Scot Lad-Lima, Inc., Spring Lake Merchandise, Inc., and The Midland Grocery Company are incorporated under the laws of the State of Ohio. Section 1701.13 of the Ohio General Corporation Law ("Ohio Statute") provides that an Ohio corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made (i) without judicial approval if the officer or director is adjudged to be liable to the corporation and (ii) if the only liability asserted against such director is pursuant to
Section 1701.95 of the Ohio Statute regarding unlawful loans, dividends and distribution of assets. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 1701.13 of the Ohio Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute.

   The articles of incorporation of Scot Lad-Lima, Inc., Spring Lake Merchandise, Inc., and The Midland Grocery Company do not provide for the indemnification of officers and directors. The bylaws of Spring Lake Merchandise, Inc. and The Midland Grocery Company provide for indemnification of officers and directors unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; (4) willful misconduct; or (5) with respect to any matter or decision being considered by the board of directors or any other officer, such director or officer intentionally or recklessly: (i) makes any untrue statement or disclosure to the board or other officer of known material information; (ii) omits to state or otherwise disclose to the board or other officer of known material information; or (iii) omits to state or otherwise disclose to the board or other officer known material information which is (or reasonably should be) known to the director or officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the board or other officer. These bylaws also provide that the corporations may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporations would be empowered to indemnify such persons under the bylaws.

   The bylaws of Scot Lad-Lima provide that the corporation must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, trustee, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was illegal, and (iii) with respect to actions brought by or in the right of the corporation, no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. The bylaws further authorize the corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute.

Registrants Incorporated Under Wisconsin Law

   Roundy's, Inc., Holt Public Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Mega Marts, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., The Copps Corporation, and Ultra Mart Foods, Inc. are incorporated under the laws of the State of Wisconsin. Sections 180.0850 to
180.0859 of the Wisconsin Business Corporation Law (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute. Expenses for the defense of any action for which indemnification may be available may be advanced by the corporation under certain circumstances. The indemnification provided by the Wisconsin Statute is not exclusive of any other rights of indemnification to which a director or officer of the corporation may be entitled.

   The articles of incorporation of Holt Public Storage, Inc., I.T.A., Inc. and Kee Trans, Inc. provide for indemnification of officers and directors, and for all money damages, except for those resulting from any matter in which the officer or director was derelict in the performance of his or her duties to the corporation, and, with respect to any criminal action or proceeding, acted in good faith in what he or she considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. The articles of incorporation of Roundy's, Inc., Insurance Planners, Inc., Jondex Corp., Mega Marts, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., The Copps Corporation, and Ultra Mart Foods, Inc. do not provide for the indemnification of their officers or directors.

   The bylaws of Roundy's, Inc. and The Copps Corporation allow for indemnification to the full extent provided by the Wisconsin Statute. The bylaws of Holt Public Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., and Ultra Mart Foods, Inc. provide for indemnification to the extent provided by the Wisconsin Statute, except if such director or officer intentionally or recklessly, with respect to any matter or decision being considered by the board of directors or other officer: (i) makes any untrue statement or disclosure to the board or other officer of known material information; (ii) omits to state or otherwise disclose to the board or other officer of known material information; or (iii) omits to state or otherwise disclose to the board or other officer known material information which is (or reasonably should be) known to the director or officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the board or other officer. These bylaws also provide that the corporations may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporations would be empowered to indemnify such persons under their bylaws. The bylaws of Mega Marts, Inc. provide for indemnification of officers and directors except that no indemnification shall be provided: (1) if such officer or director committed acts of active and deliberate dishonesty with actual dishonest purpose and intent that were material to the cause of action adjudicated, or that such officer or director received an improper personal benefit, or (2) in respect of any amount of any claim arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (3) in respect of any expense incurred by such officer or director in his or her assertion of any claim against any person.
Item 21. Exhibits.

   (a) Exhibits.

   The attached Exhibit Index is incorporated by reference.

   (b) Financial Statement Schedules.

   The following financial statement schedule is included in this Registration
Statement:

   Independent Auditors Report
   Schedule VIII Valuation and Qualifying Accounts
   All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

   (b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

   (c) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Roundy's, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              ROUNDY'S, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Mariano, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  ROBERT A. MARIANO      Chairman of the Board, Chief
-----------------------------    Executive Officer and
      Robert A. Mariano          President (Principal
                                 Executive Officer) and
                                 Director

    /S/  DARREN W. KARST       Executive Vice President and
-----------------------------    Chief Financial Officer
       Darren W. Karst           (Principal Financial and
                                 Accounting Officer)

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Treasurer
       Edward G. Kitz

      /S/  AVY H. STEIN        Director
-----------------------------
        Avy H. Stein

-----------------------------  Director
      Mark P. Michaels

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Cardinal Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              CARDINAL FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Schmitt, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MICHAEL J. SCHMITT     President (Principal
-----------------------------    Executive Officer)
     Michael J. Schmitt

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

    /S/  DARREN W. KARST       Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Holt Public Storage, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              HOLT PUBLIC STORAGE, INC.

                                              By:       /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Insurance Planners, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              INSURANCE PLANNERS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. White, Darren W. Karst, and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

     /S/  JOHN P. WHITE        President (Principal
-----------------------------    Executive Officer) and
        John P. White            Director

     /S/  DAVID C. BUSCH       Vice President
-----------------------------
       David C. Busch

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

     /S/  SHERRY L. NOLL       Treasurer
-----------------------------
       Sherry L. Noll

    /S/  DARREN W. KARST       Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, I.T.A., Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              I.T.A., INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. White, Darren W. Karst, and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer);
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

     /S/  JOHN P. WHITE        Vice President, Treasurer and
-----------------------------    Director
        John P. White

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Jondex Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              JONDEX CORP.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Schmitt, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MICHAEL J. SCHMITT     President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

    /S/  DARREN W. KARST       Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Kee Trans, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              KEE TRANS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

    /S/  JOHN E. PATERSON      Vice President, Treasurer and
-----------------------------    Director
      John E. Paterson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Mega Marts, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              MEGA MARTS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Schmitt, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MICHAEL J. SCHMITT     President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  DAVID C. BUSCH       Vice President, Treasurer and
-----------------------------    Director
       David C. Busch

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

    /S/  DARREN W. KARST       Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

     /S/  GARY L. FRYDA        Director
-----------------------------
        Gary L. Fryda

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Midland Grocery of Michigan, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              MIDLAND GROCERY OF MICHIGAN, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marion H. Sullivan, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MARION H. SULLIVAN     President (Principal
-----------------------------    Executive Officer)
     Marion H. Sullivan

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer and Director
       Edward G. Kitz          (Principal Financial Officer)

    /S/  DARREN W. KARST       Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

   /S/  MICHAEL J. SCHMITT     Vice President and Director
-----------------------------
     Michael J. Schmitt

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Pick 'n Save Warehouse Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              PICK 'N SAVE WAREHOUSE FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Griffith, Darren W. Karst, and Edward
G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

  /S/  WILLIAM J. GRIFFITH     President, Treasurer
-----------------------------    (Principal Executive
     William J. Griffith         Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

    /S/  DARREN W. KARST       Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

     /S/  DAVID C. BUSCH       Director
-----------------------------
       David C. Busch

   /S/  MICHAEL J. SCHMITT     Director
-----------------------------
     Michael J. Schmitt

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Ropak Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              ROPAK INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer and Director
       Edward G. Kitz

   /S/  MICHAEL J. SCHMITT     Director
-----------------------------
     Michael J. Schmitt

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Rindt Enterprises, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              RINDT ENTERPRISES, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President (Princpal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

   /S/  MICHAEL J. SCHMITT     Vice President, Treasurer and
-----------------------------    Director
     Michael J. Schmitt

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

     /S/  DAVID C. BUSCH       Director
-----------------------------
       David C. Busch

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Scot Lad Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              SCOT LAD FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Scot Lad-Lima, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              SCOT LAD-LIMA, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

    /S/  DARREN W. KARST       President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

   /S/  MICHAEL J. SCHMITT     Director
-----------------------------
     Michael J. Schmitt

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Shop-Rite, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              SHOP-RITE, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

     /S/  DAVID C. BUSCH       President, Treasurer
-----------------------------    (Principal
       David C. Busch            Executive Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

    /S/  DARREN W. KARST       Principal Accounting Officer
-----------------------------
       Darren W. Karst

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Spring Lake Merchandise, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              SPRING LAKE MERCHANDISE, INC.

                                              By:        /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MICHAEL J. SCHMITT     President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer (Principal
       Edward G. Kitz            Financial Officer) and
                                 Director

    /S/  DARREN W. KARST       Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The Copps Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              THE COPPS CORPORATION

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MICHAEL J. SCHMITT     President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

     /S/  DAVID C. BUSCH       Vice President, Treasurer and
-----------------------------    Director
       David C. Busch

    /S/  DARREN W. KARST       Vice President (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The Midland Grocery Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              THE MIDLAND GROCERY COMPANY

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

   /S/  MARION H. SULLIVAN     President (Prinicipal
-----------------------------    Executive Officer) and
     Marion H. Sullivan          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

    /S/  DARREN W. KARST       Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Ultra Mart Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              ULTRA MART FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren W. Karst and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

     /S/  DAVID C. BUSCH       President (Principal
-----------------------------    Executive Officer) and
       David C. Busch            Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

   /S/  MICHAEL J. SCHMITT     Vice President, Treasurer and
-----------------------------    Director
     Michael J. Schmitt

    /S/  DARREN W. KARST       Principal Accounting Officer
-----------------------------
       Darren W. Karst

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Village Market, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 31st day of July, 2002.

                                              VILLAGE MARKET, LLC

                                              By: SHOP-RITE, INC., its managing
                                                             member

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Busch and Edward G. Kitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 31st day of July, 2002.

          Signature                        Title
          ---------                        -----

     /S/  DAVID C. BUSCH       Principal Executive Officer;
-----------------------------    Director, Shop-Rite, Inc.
       David C. Busch

     /S/  EDWARD G. KITZ       Principal Financial Officer;
-----------------------------    Director, Shop-Rite, Inc.
       Edward G. Kitz

    /S/  DARREN W. KARST       Principal Accounting Officer
-----------------------------
       Darren W. Karst

                                Roundy's, Inc.
      Registration Statement on Form S-4 under the Securities Act of 1933

                                 EXHIBIT INDEX

   The following exhibits to the Registration Statement are filed herewith or, where noted, are incorporated by reference herein:

Exhibit
  No.                                Description
-------                              -----------

  2.1 Share Exchange Agreement dated April 8, 2002 by and between Roundy's Acquisition Corp. and Roundy's, Inc./(1)/

  2.2 Share Exchange Agreement dated May 18, 2001, by and between Roundy's, Inc. and The Copps Corporation/(2)/

  2.3 Asset Purchase Agreement by and between the Registrant and Ultra Mart, Inc. dated December 23, 1999/(3)/

  2.4 Stock Purchase Agreement dated March 31, 2000, by and among Roundy's, Inc. and the record and beneficial owners of all of the issued and outstanding shares of capital stock of Mega Marts, Inc./(4)/

  2.5 Asset Purchase Agreement dated March 31, 2000, by and among Roundy's, Inc., NDC, Inc. and Mega Marts, Inc./(5)/

  3.1     Roundy's, Inc. Amended and Restated Articles of Incorporation

  3.2     Amended and Restated By-Laws of Roundy's, Inc.

  3.3 Cardinal Foods, Inc. Certificate of Incorporation (composite including all amendments and restatements through July 31, 2002).

  3.4     Amended and Restated By-Laws of Cardinal Foods, Inc.

  3.5 Holt Public Storage, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.6     Amended and Restated By-Laws of Holt Public Storage, Inc.

  3.7 Insurance Planners, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.8     Insurance Planners, Inc. Amended and Restated By-Laws

  3.9 I.T.A., Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.10    Amended and Restated By-Laws of I.T.A., Inc.

  3.11 Jondex Corp. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.12    Amended and Restated By-Laws of Jondex Corp.

  3.13 Kee Trans, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.14    Amended and Restated By-Laws of Kee Trans, Inc.

  3.15 Mega Marts, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

 Exhibit
   No.                                Description
 -------                              -----------

   3.16    By-Laws of Mega Marts, Inc.

   3.17 Midland Grocery of Michigan, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.18    Amended and Restated By-Laws of Midland Grocery of Michigan, Inc.

   3.19 Pick 'n Save Warehouse Foods, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.20    Amended and Restated By-Laws of Pick 'n Save Warehouse Foods, Inc.

   3.21 Rindt Enterprises, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.22    Restated And Amended By-Laws of Rindt Enterprises, Inc.

   3.23 Ropak, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.24    Amended and Restated By-Laws of Ropak, Inc.

   3.25 Scot Lad Foods, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.26    Amended and Restated By-Laws of Scot Lad Foods, Inc.

   3.27 Scot Lad-Lima, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.28    Amended and Restated Code of Regulations of Scot Lad-Lima, Inc.

   3.29 Shop-Rite, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.30    Amended and Restated By-Laws of Shop-Rite, Inc.

   3.31 Spring Lake Merchandise, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.32    Amended and Restated Code of Regulations of Spring Lake
            Merchandise, Inc.

   3.33 The Copps Corporation Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.34    Restated By-Laws of The Copps Corporation

   3.35 The Midland Grocery Company Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.36    Amended and Restated Code of Regulations of The Midland Grocery
            Company

   3.37 Ultra Mart Foods, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

   3.38    Amended and Restated By-Laws of Ultra Mart Foods, Inc.

   3.39    Articles of Organization of Village Market, LLC

   3.40    Operating Agreement of Village Market, LLC

Exhibit
  No.                                Description
-------                              -----------

  4.1 Indenture of Trust dated June 6, 2002 between Roundy's, Inc. and BNY Midwest Trust Company, as Trustee

  4.2 Form of $225,000,000 Roundy's, Inc. 8 7/8% Senior Subordinated Notes due 2012/(6)/

  4.3 Form of $225,000,000 Roundy's, Inc. 8 7/8% Senior Subordinated Notes due 2012 to be issued in the Exchange Offer subject to this Registration Statement/(6)/

  4.4 Form of Guaranty to be issued by Cardinal Foods, Inc., Holt Public Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Mega Marts, Inc., Midland Grocery of Michigan, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Scot Lad-Lima, Inc., Shop-Rite, Inc., Spring Lake Merchandise, Inc., The Copps Corporation, The Midland Grocery Company, Ultra Mart Foods, Inc., and Village Market, LLC as Guarantors of the securities to be issued in the Exchange Offer subject to this Registration Statement/(7)/

  5.1 Opinion of Kirkland & Ellis as to legality of securities to be issued in the Exchange Offer subject to this Registration Statement

 10.1 A/B Exchange Registration Rights Agreement dated as of June 6, 2002 by and among Roundy's, Inc. as Issuer, the subsidiary guarantors of Roundy's, Inc. listed on Schedule A thereto, and Bear, Stearns & Co. Inc., CIBC World Markets Corp. as Initial Purchasers

 10.2 $375,000,000 Credit Agreement among Roundy's Acquisition Corp., Roundy's, Inc., as Borrower, The Several Lenders from Time to Time Parties Hereto, Bear Stearns Corporate Lending Inc., as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent Bank One, Wisconsin, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Associated Bank, N.A., Harris Trust and Savings Bank, M&I Marshall & Ilsley Bank, U.S. Bank, National Association, as Documentation Agents Dated as of June 6, 2002/(8)/

 10.3 Guarantee and Collateral Agreement made by Roundy's Acquisition Corp., Roundy's, Inc. and certain of its Subsidiaries in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent Dated as of June 6, 2002

 10.4 Severance and Non-Competition Agreement dated April 13, 1998 between the Registrant and Gerald F. Lestina/(9)/

 10.5 Amendment dated June 3, 1998 to Severance and Non-Competition Agreement between the Registrant and Gerald F. Lestina/(10)/

 10.6 Consulting Agreement dated July 1, 2002 between the Registrant and Gerald F. Lestina

 10.7 Roundy's, Inc. Supplemental Employee Retirement Plan for certain executive officers including Messrs. Lestina, Ranus, Beketic and Sullivan/(11)/

 10.8 Board of Directors Resolution dated March 19, 2002 adopting Amendment to Supplemental Employee Retirement Plan

 10.9 Excerpts from Board of Directors Consent Resolution adopting Amendment to Supplemental Employee Retirement Plan effective June 7, 2002

 10.10 Form of Deferred Compensation Agreement between the Registrant and certain executive officers including Messrs. Ranus, Beketic, Sullivan and Schmitt/(12)/

 10.11 Amendment dated March 31, 1998 to Form of Deferred Compensation Agreement between the Registrant and certain executive officers including Messrs. Ranus, Beketic, Sullivan and Schmitt/(13)/

Exhibit
  No.                                                 Description
-------                                               -----------

10.12    Second Amendment dated June 3, 1998 to Form of Deferred Compensation Agreement for certain executive officers including Ranus, Beketic, Sullivan and Schmitt/(14)/

10.13    Directors and Officers Liability and Corporation Reimbursement Policy issued by American Casualty
           Company of Reading, Pennsylvania (CNA Insurance Companies) as of June 13, 1986/(15)/

10.14    Declarations page for renewal through November 1, 2002 of Directors and Officers Liability and
           Corporation Reimbursement Policy/(16)/

10.15    1991 Stock Incentive Plan, as amended October 24, 2000/(17)/

10.16    Form of Stock Appreciation Rights Agreement for certain executive officers including Messrs. Beketic,
           Sullivan and Schmitt/(18)/

10.17    2001 Incentive Compensation Plan/(19)/

10.18    Employment Agreement dated June 6, 2002 between Registrant and Robert F. Mariano

10.19    Employment Agreement dated June 6, 2002 between Registrant and Darren W. Karst

10.20    Employment Contract between the Registrant and Gary L. Fryda dated March 31, 2000/(20)/

10.21    Roundy's, Inc. Deferred Compensation Plan, effective March 19, 1996/(21)/

10.22    Board Resolution adopting amendment to Roundy's, Inc. Deferred Compensation Plan, effective
           October 23, 2001

10.23    Excerpts from Roundy's, Inc. Board of Directors resolution adopted March 19, 2002 relating to group term carve-out, executive extension on COBRA continuation rights and professional outplacement services for Company Officers, including Messrs. Lestina, Ranus, Busch, Sullivan, Paterson, Behm,
           Fryda, Beketic, Schmitt, Kitz, Kosmaler, and Goddard

10.24    Excerpts from Roundy's, Inc. Board of Directors resolution adopted December 10, 1980 relating to post-
           retirement health care benefits for certain officers, including Messrs. Lestina and Ranus

10.25    Confidentiality and Noncompete Agreement dated June 6, 2002 between the Registrant and Gerald F.
           Lestina

10.26    Confidentiality and Noncompete Agreement dated June 6, 2002 between the Registrant and Robert D.
           Ranus

 12.1    Statement Regarding Computation of Ratios

 21.1    Subsidiaries of the Registrant/(22)/

 23.1    Consent of Kirkland & Ellis/(23)/

 23.2    Consent of Deloitte & Touche LLP

 24.1    Powers of Attorney of Directors and Officers of Roundy's, Inc. and Co-Registrants/(24)/

 25.1    Statement of Eligibility of BNY Midwest Trust Company as Trustee under the Indenture on Form T-1 under the Trust Indenture Act of 1939, as amended

 99.1    Form of Letter of Transmittal to be used by Holders of Roundy's, Inc. 8 7/8% Senior Subordinated Notes
           due 2012

 99.2    Form of Instructions to Holders of Roundy's, Inc. 8 7/8% Senior Subordinated Notes due 2012

 99.3    Form of Notice of Guaranteed Delivery

--------
 (1)Pursuant to Regulation S-K, Item 601(b)(2), included as part of Exhibit 2.1 is a list of omitted schedules and exhibits together with an agreement to furnish copies of any such omitted schedule or Exhibit to the Commission upon request.

 (2)Incorporated by reference to Exhibit 2.4 to Registrant's Current Report on Form 8-K filed with the Commission on June 1, 2001 (Commission File No. 002-94984)

 (3)Incorporated by reference to Exhibit 2.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, filed with the Commission on March 21, 2000 (Commission File No. Form 002-94984)

 (4)Incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

 (5)Incorporated by reference to Exhibit 2.3 to Registrant's Current Report on Form 8-K filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

 (6)Included as Exhibits A-1 and A-2 to the Indenture of Trust, Exhibit 4.1 to this Registration Statement.

 (7)Included as Exhibit E to the Indenture of Trust, Exhibit 4.1 to this Registration Statement.

 (8)The Exhibits listed on page v of the Credit Agreement, Exhibit 3.2, consist of the form of Collateral and Guarantee Agreement and the exhibits thereto which are included as part of Exhibit 3.3 to this Registration Statement.

 (9)Incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form S-2 dated April 28, 1998 (Commission File No. 33-57505)

(10)Incorporated by reference to Exhibit 10.8 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(11)Incorporated by reference to Exhibit 10.9 to Registrant's Form 10-Q for the quarterly period ended July 3, 1999, filed with the Commission on August 9, 1999 (Commission File No. 002-94984)

(12)Incorporated by reference to Exhibit 10.1, of Registrant's Registration Statement on Form S-2 (File No. 33-57505) dated April 24, 1997

(13)Incorporated by reference to Exhibit 10.1(a) to Registrant's Registration Statement on Form S-2 filed with the Commission on April 28, 1998 (Commission File No. 33-57505)

(14)Incorporated by reference to Exhibit 10.9 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(15)Incorporated by reference to Exhibit 10.3 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, (Commission File Nos. 002-66296 and 002-94984)

(16)Incorporated by reference to Exhibit 10.2(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on March 27, 2002, (Commission File No. 002-94984)

(17)Incorporated by reference to Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed with the Commission on March 29, 2001 (Commission File No. 002-94984)

(18)Incorporated by reference to Exhibit 10.7 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(19)Incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report of Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on March 27, 2002 (Commission File No. 002-94984)

(20)Incorporated by reference to Exhibit 10.11 to registrant's Form 8-K dated April 14, 2000, filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

(21)Incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form S-2, dated April 26, 1996 (Commission File No. 33-57505)

(22)Incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed with the Commission on March 29, 2001 (Commission File No. 002-94984)

(23)Included as part of Exhibit 5.1 to this Registration Statement.

(24)Included as part of signature pages to this Registration Statement

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of Roundy's, Inc.:

   We have audited the consolidated financial statements of Roundy's, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and for each of the three years in the period ended December 29, 2001 and have issued our report thereon dated February 26, 2002, except for Note 1 and Note 15, as to which the date is May 14, 2002; such report is included in this Registration Statement. Our audits also included the consolidated financial statement schedule of Roundy's, Inc. and subsidiaries, listed in Item 21 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 26, 2002

                                                                  SCHEDULE VIII

                        ROUNDY'S, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                   ADDITIONS

                                                Charged
                                 Balance at  (Credited) to Charged                         Balance at
                                Beginning of    Cost &     to Other Deductions  Business     End of
         Description               Period      Expenses    Accounts    (1)     Acquisition   Period
         -----------            ------------ ------------- -------- ---------- ----------- ----------
Year Ended
December 29, 2001:
   Allowance for Losses
   Current receivables.........  $5,728,800   $   820,700     --    $   15,900  $487,800   $7,021,400
   Notes receivable, long-term.   2,129,000      (829,000)    --            --        --    1,300,000

Year Ended
December 30, 2000:
   Allowance for Losses
   Current receivables.........  $5,509,800   $ 4,185,800     --    $3,966,800        --   $5,728,800
   Notes receivable, long-term.   7,137,000    (5,008,000)    --                      --    2,129,000

Year Ended
January 1, 2000:
   Allowance for Losses
   Current receivables.........  $6,361,600   $   474,100     --    $1,325,900        --   $5,509,800
   Notes receivable, long-term.   6,015,000     1,122,000     --                      --    7,137,000

--------
(1)Amounts represent accounts written off less recoveries.